                               [JOHN HANCOCK LOGO]
                             The future is yours(R)
                     Declaration Variable Annuity Prospectus
                       Patriot Variable Annuity Prospectus
                  Revolution Access Variable Annuity Prospectus
                 Revolution Extra Variable Annuity Prospectus**
                  Revolution Value Variable Annuity Prospectus
                           PREVIOUSLY ISSUED CONTRACTS
                               [GRAPHIC OMITTED]

                                  May 2, 2011


This Prospectus describes interests in the deferred Purchase Payment Variable Annuity Contracts listed above that were previously issued by JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO") and subsequently assumed by JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) ("JOHN HANCOCK USA"). These Contracts are no longer offered for sale, however, you may make Additional Purchase Payments as permitted under your Contract. In this Prospectus, "we," "us," "our," or "the Company" refers to John Hancock USA. You, the Contract Owner, should refer to the first page of your Contract, to determine which of the above Contracts you purchased.


This Prospectus describes the variable portion of the Contracts to which you may allocate Additional Purchase Payments, to the extent permitted by your Contract. If you do, your Contract Value (other than value allocated to a Fixed Investment Option) and Variable Annuity payments will vary according to the investment performance of the applicable Subaccounts of the JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT T (the "Separate Account"). Each Subaccount invests in one of the following Portfolios of John Hancock Variable Insurance Trust that corresponds to a Variable Investment Option that we make available on the date of this Prospectus. Certain Variable Investment Options may not be available under a Contract.

JOHN HANCOCK VARIABLE INSURANCE TRUST
500 Index Trust B
Active Bond Trust
Blue Chip Growth Trust(1)
Capital Appreciation Trust(1)
Equity-Income Trust(1)
Financial Services Trust
Global Bond Trust(1)
Health Sciences Trust(2)
High Yield Trust(1)
International Equity Index Trust B(1)
International Value Trust
Lifestyle Balanced Trust
Mid Cap Index Trust(2)
Mid Cap Stock Trust(2)
Mid Value Trust(1)
Money Market Trust B
Optimized All Cap Trust
Real Estate Securities Trust(1)
Short Term Government Income Trust
Small Cap Growth Trust
Small Cap Index Trust(2)
Small Cap Value Trust(2)
Total Bond Market Trust B
Total Return Trust(2)
Total Stock Market Index Trust(2)


(1) Available on Revolution Access, Revolution Extra, Revolution Value Variable Annuities and Patriot Variable Annuity Contracts only

(2) Available on Revolution Access, Revolution Extra, Revolution Value Variable Annuity Contracts only



CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED, GUARANTEED OR ENDORSED BY ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE SEPARATE ACCOUNT AND THE VARIABLE PORTION OF THE CONTRACT THAT YOU SHOULD KNOW BEFORE INVESTING. THE CONTRACTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). NEITHER THE SEC NOR ANY STATE HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

** If you purchased a Revolution Extra Contract, we will add an "Extra Credit" of at least 3.5% of each Purchase Payment that you make under that Contract. Because of this feature, the withdrawal charge applicable to certain withdrawals of Contract Value may be higher than those imposed under Contracts without an "Extra Credit" or "bonus" feature. The amount of the Extra Credit may be more than offset by the withdrawal charge if you prematurely "surrender" or otherwise withdraw money in excess of the free withdrawal amounts while this charge is in effect.

                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
JOHN HANCOCK ANNUITIES SERVICE CENTER              MAILING ADDRESS
       164 Corporate Drive                      Post Office Box 9505
    Portsmouth, NH 03801-6815                 Portsmouth, NH 03802-9505
        (800) 824-0335                           www.jhannuities.com


05:11:JHVPRO                                                      RevDecPat 2011

                              Table of Contents


I. GLOSSARY ................................................................................     1
II. OVERVIEW ...............................................................................     3
III. FEE TABLES ............................................................................     5
  EXAMPLES .................................................................................     6
IV. BASIC INFORMATION ......................................................................    10
  WHAT IS THE CONTRACT? ....................................................................    10
  WHO OWNS THE CONTRACT? ...................................................................    10
  IS THE OWNER ALSO THE ANNUITANT? .........................................................    10
  HOW CAN I INVEST MONEY IN A CONTRACT? ....................................................    10
    Purchase Payments ......................................................................    10
    Initial Purchase Payment ...............................................................    10
    Issue Date and Contract Year ...........................................................    11
    Limits on Purchase Payments ............................................................    11
    Ways to Make Additional Purchase Payments ..............................................    11
    Additional Purchase Payments by Wire ...................................................    11
  HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME? ....................    11
    Variable Investment Options ............................................................    11
    Fixed Investment Options ...............................................................    11
    Extra Credit Feature ...................................................................    12
  WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE? .........................................    12
  TO WHAT EXTENT CAN JOHN HANCOCK USA VARY THE TERMS AND CONDITIONS OF THE CONTRACTS? ......    12
  WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT? ......................................    12
  HOW CAN I CHANGE MY CONTRACT'S INVESTMENT OPTIONS? .......................................    13
    Allocation of Purchase Payments ........................................................    13
    Transfers among Investment Options .....................................................    13
    Procedure for Transfers among Investment Options .......................................    14
    Telephone and Electronic Transactions ..................................................    15
    Dollar Cost Averaging Programs .........................................................    15
    Strategic Rebalancing Program ..........................................................    16
  WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT? .................................    16
    Asset-Based Charges ....................................................................    17
    Annual Contract Fee ....................................................................    17
    Premium Taxes ..........................................................................    17
    Withdrawal Charge ......................................................................    18
    Other Charges ..........................................................................    19
  HOW CAN I WITHDRAW MONEY FROM MY CONTRACT? ...............................................    20
    Surrenders and Withdrawals .............................................................    20
    Signature Guarantee Requirements for Surrenders and Withdrawals ........................    20
    Waiver of Withdrawal Charge Rider ......................................................    21
    Systematic Withdrawal Plan .............................................................    21
    Telephone Withdrawals ..................................................................    22
  WHAT HAPPENS IF THE OWNER OR ANNUITANT DIES BEFORE MY CONTRACT'S MATURITY DATE? ..........    22
    Death Benefits - In General ............................................................    22
    Distribution Requirements Following Death of Owner .....................................    22
    Death Benefits Following Death of Annuitant ............................................    23
    Standard Death Benefit .................................................................    23
    Enhanced Death Benefit Riders ..........................................................    23
    Calculation and Payment of Death Benefit Value .........................................    23
  WHAT OTHER OPTIONAL BENEFITS MAY HAVE BEEN AVAILABLE TO ME UNDER A CONTRACT? .............    24
    Accumulated Value Enhancement Benefit ..................................................    24
    Guaranteed Retirement Income Benefit ...................................................    25
  CAN I RETURN MY CONTRACT? ................................................................    25
V. GENERAL INFORMATION ABOUT US, THE SEPARATE ACCOUNT AND THE PORTFOLIOS ...................    26
  THE COMPANY ..............................................................................    26
  THE SEPARATE ACCOUNT .....................................................................    26
  THE PORTFOLIOS ...........................................................................    27
VI. INFORMATION ABOUT FIXED INVESTMENT OPTIONS .............................................    33
  IN GENERAL ...............................................................................    33
  HOW THE FIXED INVESTMENT OPTIONS WORK ....................................................    33
  GUARANTEED INTEREST RATES ................................................................    33
  CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA") ...........................................    33
  WHAT ADDITIONAL GUARANTEE APPLIES TO THE FIXED INVESTMENT OPTIONS UNDER MY CONTRACT? .....    34
VII. THE ACCUMULATION PERIOD ...............................................................    37
  YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS ............................................    37
  VALUATION OF ACCUMULATION UNITS ..........................................................    37
  VARIABLE INVESTMENT OPTION VALUATION PROCEDURES ..........................................    37
  YOUR VALUE IN THE FIXED INVESTMENT OPTIONS ...............................................    37
VIII. THE ANNUITY PERIOD ...................................................................    38
  DATE OF MATURITY .........................................................................    38
  CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS ..............................................    38
  SELECTING AN ANNUITY OPTION ..............................................................    38
  VARIABLE MONTHLY ANNUITY PAYMENTS ........................................................    39
  ASSUMED INVESTMENT RATE ..................................................................    39
  TRANSFERS DURING THE ANNUITY PERIOD ......................................................    39
  FIXED MONTHLY ANNUITY PAYMENTS ...........................................................    39
  ANNUITY OPTIONS ..........................................................................    40
IX.  FEDERAL TAX MATTERS ...................................................................    41
  INTRODUCTION .............................................................................    41
  OUR TAX STATUS ...........................................................................    41
  SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFITS .............................................    41
  NONQUALIFIED CONTRACTS ...................................................................    42
  QUALIFIED CONTRACTS ......................................................................    45
X.  OTHER INFORMATION ......................................................................    49
  ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY ...............................................    49
  BENEFICIARY ..............................................................................    49
  SPOUSE ...................................................................................    49
    CODE SECTION 72(s) .....................................................................    49
  PERFORMANCE INFORMATION ..................................................................    49
  REPORTS ..................................................................................    50
  VOTING PRIVILEGES ........................................................................    50
  CHANGES TO THE SEPARATE ACCOUNT ..........................................................    50
  VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES ......................................    50
  DISTRIBUTION OF CONTRACTS ................................................................    51
  TRANSACTION CONFIRMATIONS ................................................................    51
  STATEMENT OF ADDITIONAL INFORMATION ......................................................    51
  FINANCIAL STATEMENTS .....................................................................    52
APPENDIX A:  DETAILS ABOUT OUR FIXED INVESTMENT OPTIONS ....................................   A-1
APPENDIX B:  EXAMPLES OF WITHDRAWAL CHARGE CALCULATIONS ....................................   B-1
APPENDIX C:  OPTIONAL ENHANCED DEATH BENEFITS ..............................................   C-1
APPENDIX D:  EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT CALCULATION ....................   D-1
APPENDIX E: QUALIFIED PLAN TYPES ...........................................................   E-1
APPENDIX U: ACCUMULATION UNIT VALUE TABLES .................................................   U-1

                                   I. Glossary


The following terms as used in this Prospectus have the indicated meanings. We also define other terms in specific sections of this Prospectus.

1940 ACT: The Investment Company Act of 1940, as amended.

ACCUMULATION PERIOD: The period between the issue date of the Contract and its Maturity Date.

ADDITIONAL PURCHASE PAYMENT: Any Purchase Payment made after the initial Purchase Payment.


ANNUITANT: Any natural person or persons to whom annuity payments are made and whose life is used to determine the duration of annuity payments involving life contingencies. If the Contract Owner names more than one person as an Annuitant, the second person named is referred to as "co-Annuitant." The Annuitant and co-Annuitant are referred to collectively as "Annuitant." The Annuitant is as designated on the Contract specification page or in the application.



ANNUITIES SERVICE CENTER: The mailing address of our service office is listed on the first page of this Prospectus. You can send overnight mail to us at the street address of the service office, 164 Corporate Drive, Portsmouth, New Hampshire 03801-6815.


ANNUITY OPTION: The method selected by the Contract Owner (or as specified in the Contract if no selection is made) for annuity payments made by us.

ANNUITY PERIOD: The period when we make annuity payments to you following the Maturity Date.

ANNUITY UNIT: A unit of measure that is used after the election of an Annuity Option to calculate Variable Annuity payments.


BENEFICIARY: The person, persons or entity entitled to the death benefit under the Contract upon the death of a Contract Owner. The Beneficiary is as specified in the application, unless changed.



BUSINESS DAY: Any day on which the New York Stock Exchange is open for business. The end of a Business Day is the close of daytime trading of the New York Stock Exchange, which generally is 4:00 p.m. Eastern Time.


CODE: The Internal Revenue Code of 1986, as amended.

COMPANY: John Hancock Life Insurance Company (U.S.A.).


CONTRACT: The Variable Annuity contract described by this Prospectus.



CONTRACT ANNIVERSARY: The day in each calendar year after the Contract Date that is the same month and day as the Contract Date.

CONTRACT DATE: The date of issue of the Contract.


CONTRACT VALUE: The total of the Investment Account values attributable to the Contract.


CONTRACT YEAR: A period of twelve consecutive months beginning on the date as of which the Contract is issued, or any anniversary of that date.


FIXED ANNUITY: An Annuity Option with payments for a set dollar amount that we guarantee.

FIXED INVESTMENT OPTION: An Investment Option in which a Company guarantees the principal value and the rate of interest credited to the Investment Account for the term of any guarantee period.

GENERAL ACCOUNT: All of the Company's assets other than assets in its Separate Account or any other separate account that it may maintain.


GOOD ORDER: The standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Annuities Service Center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and it complies with all relevant laws and regulations and Company requirements; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates we may require. We will notify you if an instruction is not in Good Order.

INVESTMENT ACCOUNT: An account we establish for you which represents your interests in an Investment Option during the Accumulation Period.

INVESTMENT OPTIONS: The investment choices available to Contract Owners. We refer to the Variable Investment Options and the Fixed Investment Option together as Investment Options.

JHVLICO: John Hancock Variable Life Insurance Company.

JOHN HANCOCK USA: John Hancock Life Insurance Company (U.S.A.).


MATURITY DATE: The date on which we begin to make annuity payments to the Annuitant. The Maturity Date is the date specified on the Contract specifications page, unless changed with our consent.


NONQUALIFIED CONTRACT: A Contract which is not issued under a Qualified Plan.


OWNER OR CONTRACT OWNER ("YOU"): The person, persons, co-Owners or entity entitled to all of the ownership rights under the Contract. The Owner has the legal right to make all changes in contractual designations where specifically permitted by the Contract. The Owner is as specified in the application, unless changed. We may refer to the Owner in this prospectus as "you."


PORTFOLIO: A series of a registered open-end management investment company which corresponds to a Variable Investment Option.


PROSPECTUS: This prospectus that describes interests in a Contract.


PURCHASE PAYMENT: An amount you pay to us for the benefits provided by the Contract.

QUALIFIED CONTRACT: A Contract issued under a Qualified Plan.


QUALIFIED PLAN: A retirement plan that receives favorable tax treatment under section 401, 403, 408 (IRAs), 408A (Roth IRAs) or 457 of the Code.


RIDER: An optional benefit that you may have elected for an additional charge.


SEPARATE ACCOUNT: John Hancock Life Insurance Company (U.S.A.) Separate Account
T. A separate account is a segregated asset account of a Company that is not commingled with the general assets and obligations of the Company.



SUBACCOUNT: A separate division of the Separate Account.


SURRENDER VALUE: The total value of a Contract, after any market value adjustment, minus the annual Contract fee, any applicable premium tax, and any applicable Rider charges, and any withdrawal charges (if applicable). We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the Annuities Service Center.

UNPAID LOAN: The unpaid amount (including any accrued interest) of loans a Qualified Contract Owner may have taken from us, using certain Contract Value as collateral.


VARIABLE ANNUITY: An Annuity Option with payments which: (1) are not predetermined or guaranteed as to dollar amount; and (2) vary in relation to the investment experience of one or more specified Subaccounts.



VARIABLE INVESTMENT OPTION: An Investment Option corresponding to a Subaccount of the Separate Account that invests in shares of a specific Portfolio.


WITHDRAWAL AMOUNT: The total amount taken from your Contract Value, including any applicable withdrawal charge, tax, proportional share of administrative fee and market value adjustment, to process a withdrawal.

                                  II. Overview


This overview tells you some key points you should know about the Contract. Because this is an overview, it does not contain all the information that may be important to you. You should read carefully this entire Prospectus, including its Appendices and the Statement of Additional Information ("SAI") for more detailed information.


We disclose all material features and benefits of the Contracts in this Prospectus. Insurance laws and regulations apply to us in every state in which our Contracts are sold. As a result, some terms and conditions of your Contract may vary from the terms and conditions described in this Prospectus, depending upon where you purchase a Contract. These variations will be reflected in your Contract or in a Rider attached to your Contract. We disclose all material variations in this Prospectus.

The Contracts described in this Prospectus are no longer offered for sale; however, you may make Additional Purchase Payments as permitted under your Contract. This Prospectus contains information that you should know before you exercise any of your rights under the Contract.

Prospectuses for Contracts often undergo certain changes in their terms from year to year to reflect changes in the Contracts. The changes include such things as the liberalization of benefits, the exercise of rights reserved under a Contract, the alteration of administrative procedures and changes in the Investment Options available. Any such change may or may not apply to Contracts issued prior to the effective date of the change. This Prospectus reflects the status of the product as of the date of this Prospectus. This Prospectus contains information about other products. Therefore, this Prospectus may contain information that is inapplicable to your Contract. You should consult your Contract to verify whether any particular provision applies to you and whether you may elect any particular Investment Option.

The Variable Investment Options shown on the first page of this Prospectus are those available under the Contracts described in this Prospectus as of the date of this Prospectus. There may be Variable Investment Options that are not available to you. We may add, modify or delete Variable Investment Options in the future.


When you select one or more of these Variable Investment Options, we invest your money in NAV shares of a corresponding Portfolio of the John Hancock Variable Insurance Trust (the "Trust"). The Trust is a so-called "series" type mutual fund registered with the SEC. The investment results of each Variable Investment Option you select will depend on those of the corresponding Portfolios of the Trust. Each of the Portfolios is separately managed and has its own investment objective and strategies. The Trust prospectus contains detailed information about each available Portfolio. Be sure to read that prospectus before selecting any of the Variable Investment Options.


For amounts you don't wish to invest in a Variable Investment Option, you may be able to invest these amounts in a currently offered Fixed Investment Option if permitted by your local jurisdiction. We invest the assets allocated to a Fixed Investment Option in our General Account and they earn interest at a fixed rate, declared by us, subject to a minimum rate stated in your Contract. If you remove money from any Fixed Investment Option prior to its expiration, however, we may increase or decrease your Contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that Fixed Investment Option. This is known as a "market value adjustment."


In addition to the transfer restrictions that we impose, the John Hancock Variable Insurance Trust also has adopted policies under Rule 22c-2 of the 1940 Act to detect and deter abusive short term trading. Accordingly, a Portfolio may require us to impose trading restrictions if it discovers violations of its frequent short-term trading policy. We will provide tax identification numbers and other Contract Owner transaction information to John Hancock Variable Insurance Trust upon request, which it may use to identify any pattern or frequency of activity that violates its short-term trading policy.


We refer to the Variable Investment Options and any available Fixed Investment Option together as Investment Options.

The annuity described in this Prospectus may be sold on a group basis. If you purchase the annuity under a group contract, you will be issued a group certificate. If that is the case, the word "Contract" as used in this Prospectus should be interpreted as meaning the certificate issued to you under the group contract.


SECTION 403(b) QUALIFIED PLANS. We currently are not offering this Contract for use in a retirement plan intended to qualify as a section 403(b) Qualified Plan (a "Section 403(b) Qualified Plan" or the "Plan"). If you had purchased this Contract for use in a Section 403(b) Qualified Plan, your employer, the Plan's administrator, or the Plan's sponsor may request that we enter into an agreement with your Section 403(b) Qualified Plan concerning the sharing of information related to your Contract (an "Information Sharing Agreement"). Unless contained in an Information Sharing Agreement, we may receive a written determination by your employer, the Plan administrator or the Plan sponsor of your Section 403(b) Qualified Plan that the plan qualifies under section 403(b) of the Code and complies with applicable Treasury regulations (a "Certificate of Compliance") (Information Sharing Agreement and Certificate of Compliance, together the "Required Documentation").

We may accept, reject or modify any of the terms of a proposed Information Sharing Agreement presented to us, and make no representation that we will enter into an Information Sharing Agreement with your Section 403(b) Qualified Plan.


For more information regarding Section 403(b) Qualified Plans, please see Appendix E: "Qualified Plan Types," or you may request a copy of the SAI from the Annuities Service Center.


The Contracts were not available in all states. Certain features of the Contracts, including optional benefit Riders, may not have been available or may have been modified for Contracts issued in various states. YOU SHOULD REVIEW YOUR CONTRACT, OR CONTACT THE ANNUITIES SERVICE CENTER, FOR ADDITIONAL INFORMATION. You should disregard all references in the Prospectus to benefits that are NOT available in your state.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                                 III. Fee Tables


THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES APPLICABLE TO BUYING, OWNING AND SURRENDERING A CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU PAID AT THE TIME THAT YOU BOUGHT THE CONTRACT AS WELL AS THE FEES AND EXPENSES YOU WILL PAY WHEN YOU MAKE ADDITIONAL PURCHASES UNDER THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.



CONTRACT OWNER TRANSACTION      DECLARATION            PATRIOT        REVOLUTION ACCESS   REVOLUTION EXTRA     REVOLUTION VALUE
EXPENSES(1)                   VARIABLE ANNUITY     VARIABLE ANNUITY    VARIABLE ANNUITY   VARIABLE ANNUITY     VARIABLE ANNUITY
--------------------------  -------------------  -------------------  -----------------  -------------------  -------------------
Withdrawal Charge           6% for the 1st year  6% for the 1st year                     7% for the 1st year  7% for the 1st year
(as % of amount of the      6% for the 2nd year  6% for the 2nd year                     7% for the 2nd year  6% for the 2nd year
Purchase Payment that we    5% for the 3rd year  5% for the 3rd year                     7% for the 3rd year  5% for the 3rd year
consider to have been       5% for the 4th year  5% for the 4th year        None         7% for the 4th year  4% for the 4th year
withdrawn) (2)              4% for the 5th year  4% for the 5th year                     6% for the 5th year  3% for the 5th year
                            3% for the 6th year  3% for the 6th year                     5% for the 6th year  2% for the 6th year
                            2% for the 7th year  2% for the 7th year                     4% for the 7th year  1% for the 7th year
                            0% thereafter        0% thereafter                           0% thereafter        0% thereafter
Maximum transfer charge(3)          $25                  N/A                 $25                 $25                  $25


(1) State premium taxes may also apply to your Contract, which currently range from 0.04% to 4.00% of each Purchase Payment.

(2) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of Purchase Payment.

(3) This charge is not currently imposed, but we reserve the right to do so in the Contract. If we do, it will be taken upon each transfer into or out of any Investment Option beyond an annual limit of not less than 12.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND EXPENSES PAID AT THE PORTFOLIO LEVEL.

                                      DECLARATION         PATRIOT        REVOLUTION ACCESS   REVOLUTION EXTRA  REVOLUTION VALUE
                                   VARIABLE ANNUITY   VARIABLE ANNUITY    VARIABLE ANNUITY   VARIABLE ANNUITY  VARIABLE ANNUITY
                                   ----------------   ----------------   -----------------   ----------------  ----------------
Maximum Annual Contract Fee(4)     $            50    $            50    $            50     $           50    $            50
Current Annual Contract Fee(5)     $            30    $            30    $            30     $           30    $            30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE) (6)
(Contracts with initial Purchase Payment less than $250,000)
Asset-Based Charge (7)                        1.25%              1.25%              1.25%             1.25%              1.25%
(Contracts with initial Purchase Payment greater than $250,000)
Asset-Based Charge (7)                        1.00%              1.00%              1.25%             1.25%              1.25%

OPTIONAL BENEFIT RIDER CHARGES(8) (AS A PERCENTAGE OF YOUR CONTRACT'S TOTAL VALUE UNLESS OTHERWISE STATED)
Accidental Death Benefit Rider                0.10%              0.10%       Not Offered       Not Offered        Not Offered
Accumulated Value Enhancement          Not Offered        Not Offered     Maximum: 1.00%     Maximum: 1.00%     Maximum: 1.00%
("CARESolutions Plus") Rider(9)                                           Current: 0.40%     Current: 0.35%     Current: 0.35%
(as a percentage of your initial
Purchase Payment)
Earnings Enhancement                   Not Offered        Not Offered               0.25%             0.25%              0.25%
("Beneficiary Tax Relief") Death
Benefit Rider
Enhanced "Stepped Up" Death                   0.15%              0.15%       Not Offered       Not Offered        Not Offered
Benefit Rider
Enhanced Death Benefit Rider(10)       Not Offered        Not Offered               0.25%             0.25%              0.25%
Guaranteed Retirement Income           Not Offered        Not Offered               0.30%             0.30%              0.30%
Benefit Rider(11)
Nursing Home Waiver(11)                       0.05%              0.05%       Not Offered       Not Offered        Not Offered
Waiver of Withdrawal Charge            Not Offered        Not Offered        Not Offered              0.10%              0.10%
("CARESolutions") Rider(12)

(4) This charge is not currently imposed and would only apply to Declaration and Patriot Contracts of less than $10,000; and Revolution Access, Revolution Extra, and Revolution Value Contracts of less than $50,000.

(5) This charge applies only to Declaration and Patriot Contracts of less than $10,000; and Revolution Access, Revolution Extra, and Revolution Value Variable Annuities Contracts of less than $50,000. It is taken at the end of each Contract Year but, if you surrender a Contract before then, it will be taken at the time of surrender.

(6) This charge only applies to that portion of account value held in the Variable Investment Options. The charge does not apply to amounts in the Fixed Investment Options. For Revolution Access, Revolution Extra and Revolution Value Variable Annuities Contracts, the charge does not apply to the guarantee rate account under our dollar-cost averaging value program.

(7) This charge is assessed on all active Contracts, including Contracts continued by a Beneficiary upon the death of the Contract Owner.

(8) Charges for optional benefit Riders are assessed monthly. The monthly charge is 1/12 of the annual charge shown in this table.

(9) This Rider is available only if you purchased the Waiver of Withdrawal Charge Rider as well. We do not currently impose the maximum charge shown, but reserve the right to do so on a uniform basis for all Accumulated Value Enhancement Riders issued in the same state.

(10) In certain states (and for Riders issued prior to May 1, 2002), the rate for Enhanced Death Benefit Rider may be lower than the amount shown.

(11)  This Rider is not available for Contracts issued after April 30, 2004.

(12) This charge is imposed as a percentage of that portion of your Contract's total value attributable to Purchase Payments that are still subject to withdrawal charges

THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS CONTAINED IN THE PORTFOLIO'S PROSPECTUS.


TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES                               MINIMUM    MAXIMUM
--------------------------------------------------------------------    -------    -------
Range of expenses that are deducted from Portfolio assets, including
 management fees, and other expenses                                     0.25%      1.29%


EXAMPLES

The following two examples are intended to help you compare the cost of investing in Contracts with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Separate Account annual expenses and Portfolio fees and expenses.

EXAMPLE 1

The first example assumes that you invest $10,000 in a Contract with all the optional benefit Riders that may have been available. The first example also assumes that your investment has a 5% return each year and assumes the maximum annual Contract fee and the maximum fees and expenses of any of the Portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                MAXIMUM PORTFOLIO LEVEL TOTAL OPERATING EXPENSES


                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
DECLARATION VARIABLE ANNUITY WITH:
     Enhanced "stepped-up" Death Benefit Rider;
     Accidental Death Benefit Rider;
     and  Nursing Home Waiver Rider
     If you surrender the Contract at the end of the applicable time period:      $   813  $ 1,284  $ 1,784  $ 3,027
     If you annuitize, or do not surrender the Contract at the end of the         $   273  $   837  $ 1,427  $ 3,027
     applicable time period:



                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
PATRIOT VARIABLE ANNUITY WITH:
     Enhanced "stepped-up" Death Benefit Rider;
     Accidental Death Benefit Rider;
     and  Nursing Home Waiver Rider
     If you surrender the Contract at the end of the applicable time period:      $   811  $ 1,280  $ 1,777  $ 3,014
     If you annuitize, or do not surrender the Contract at the end of the         $   271  $   833  $ 1,421  $ 3,014
     applicable time period:



                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
REVOLUTION ACCESS VARIABLE ANNUITY WITH:
     Enhanced Death Benefit Rider
     Earnings Enhancement Death Benefit Rider
     Accumulated Value Enhancement Rider; and
     Guaranteed Retirement Income Benefit Rider
     If you surrender the Contract at the end of the applicable time period:      $   438  $ 1,321  $ 2,213  $ 4,483
     If you annuitize, or do not surrender the Contract at the end of the         $   438  $ 1,321  $ 2,213  $ 4,483
     applicable time period:



                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
REVOLUTION EXTRA VARIABLE ANNUITY WITH:
     Waiver of Withdrawal Charge Rider;
     Enhanced Death Benefit Rider;
     Earnings Enhancement Death Benefit Rider;
     Accumulated Value Enhancement Rider; and
     Guaranteed Retirement Income Benefit Rider
     If you surrender the Contract at the end of the applicable time period:      $ 1,079  $ 1,981  $ 2,802  $ 4,575
     If you annuitize, or do not surrender the Contract at the end of the         $   449  $ 1,352  $ 2,263  $ 4,575
     applicable time period:

                MAXIMUM PORTFOLIO LEVEL TOTAL OPERATING EXPENSES


                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
REVOLUTION VALUE VARIABLE ANNUITY WITH:
     Waiver of Withdrawal Charge Rider;
     Enhanced Death Benefit Rider;
     Earnings Enhancement Death Benefit Rider;
     Accumulated Value Enhancement Rider; and
     Guaranteed Retirement Income Benefit Rider
     If you surrender the Contract at the end of the applicable time period:      $ 1,078  $ 1,798  $ 2,526  $ 4,563
     IF YOU ANNUITIZE, OR DO NOT SURRENDER THE CONTRACT AT THE END OF THE         $   448  $ 1,348  $ 2,257  $ 4,563
     APPLICABLE TIME PERIOD:


EXAMPLE 2

The next example assumes that you invest $10,000 in a Contract with no optional benefit riders for the time periods indicated. This example also assumes that your investment has a 5% return each year and assumes the average annual Contract fee we expect to receive for the Contracts and the minimum fees and expenses of any of the Portfolios.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                MINIMUM PORTFOLIO LEVEL TOTAL OPERATING EXPENSES

                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
DECLARATION VARIABLE ANNUITY
If you surrender the Contract at the end of the applicable time period:           $   695  $   929  $ 1,187  $ 1,820
If you annuitize, or do not surrender the Contract at the end of the applicable   $   155  $   482  $   833  $ 1,820
time period:

                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
PATRIOT VARIABLE ANNUITY
If you surrender the Contract at the end of the applicable time period:           $   695  $   926  $ 1,183  $ 1,811
If you annuitize, or do not surrender the Contract at the end of the applicable   $   155  $   480  $   828  $ 1,811
time period:

                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
REVOLUTION ACCESS VARIABLE ANNUITY
If you surrender the Contract at the end of the applicable time period:           $   155  $   480  $   828  $ 1,811
If you annuitize, or do not surrender the Contract at the end of the applicable   $   155  $   480  $   828  $ 1,811
time period:

                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
REVOLUTION EXTRA VARIABLE ANNUITY
If you surrender the Contract at the end of the applicable time period:           $   785  $ 1,107  $ 1,362  $ 1,817
If you annuitize, or do not surrender the Contract at the end of the applicable   $   155  $   482  $   831  $ 1,817
time period:

                                                                                  1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                                                                  -------  -------  -------  --------
REVOLUTION VALUE VARIABLE ANNUITY
If you surrender the Contract at the end of the applicable time period:           $   784  $   925  $ 1,092  $ 1,808
If you annuitize, or do not surrender the Contract at the end of the applicable   $   154  $   479  $   827  $ 1,808
time period:


The following table describes the operating expenses for each Portfolio, as a percentage of the Portfolio's average net assets for the fiscal year ending December 31, 2010. More detail concerning each Portfolio's fees and expenses is contained in the Portfolio's prospectus and in the notes following the table.


AS NOTED IN THE FOOTNOTES TO THE TABLE, FOR CERTAIN PORTFOLIOS JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, INC. (THE "ADVISER") HAS AGREED TO WAIVE A PORTION OF ITS FEES OR REIMBURSE THE PORTFOLIO FOR EXPENSES WHEN, AND TO THE EXTENT THAT, THE NET OPERATING EXPENSES EXCEED AN AGREED UPON EXPENSE LIMITATION. THE ADVISOR MAY RECAPTURE OPERATING EXPENSES REIMBURSED OR FEES WAIVED UNDER PREVIOUS EXPENSE LIMITATION OR WAIVER ARRANGEMENTS FOR A PERIOD OF THREE YEARS FOLLOWING THE BEGINNING OF THE MONTH IN WHICH SUCH REIMBURSEMENT OR WAIVER OCCURRED.


PORTFOLIO ANNUAL EXPENSES (as a percentage of Portfolio average net assets for the fiscal year ended December 31, 2010, except as stated in the Notes that follow this table, rounded to two decimal places).



All of the Portfolios shown in the table are NAV class shares that are not subject to Rule 12b-1 fees. These NAV class shares commenced operations on April 29, 2005. These NAV class shares of a Portfolio are based upon the expense ratios of the Portfolio's Series I shares for the year ended December 31, 2010 (adjusted to reflect the absence of any Rule 12b-1 fee applicable to the NAV shares).



                                                                       ACQUIRED     TOTAL
                                            DISTRIBUTION              PORTFOLIO    ANNUAL      CONTRACTUAL      NET
                               MANAGEMENT   AND SERVICE     OTHER      FEES AND   OPERATING      EXPENSE     OPERATING
PORTFOLIO/SERIES                  FEE       (12B-1) FEES   EXPENSES   EXPENSES(1)  EXPENSES   REIMBURSEMENT   EXPENSES
----------------------------   ----------   ------------   --------   ---------   ---------   -------------  ---------
500 INDEX B
Series NAV                       0.47%          0.00%        0.02%        --        0.49%        -0.24%(2)     0.25%
ACTIVE BOND
Series NAV                       0.60%          0.00%        0.04%        --        0.64%         0.00%        0.64%
Blue Chip Growth
Series NAV                       0.78%(3)       0.00%        0.03%        --        0.81%         0.00%        0.81%

                                                                       ACQUIRED     TOTAL
                                            DISTRIBUTION              PORTFOLIO    ANNUAL      CONTRACTUAL      NET
                               MANAGEMENT   AND SERVICE     OTHER      FEES AND   OPERATING      EXPENSE     OPERATING
PORTFOLIO/SERIES                  FEE       (12B-1) FEES   EXPENSES   EXPENSES(1)  EXPENSES   REIMBURSEMENT   EXPENSES
----------------------------   ----------   ------------   --------   ---------   ---------   -------------  ---------
CAPITAL APPRECIATION
Series NAV                       0.71%          0.00%        0.03%        --        0.74%         0.00%        0.74%
EQUITY-INCOME
Series NAV                       0.78%(3)       0.00%        0.03%      0.01%       0.82%         0.00%        0.82%
FINANCIAL SERVICES
Series NAV                       0.82%          0.00%        0.06%        --        0.88%         0.00%        0.88%
GLOBAL BOND
SERIES NAV                       0.70%          0.00%        0.08%        --        0.78%         0.00%        0.78%
HEALTH SCIENCES
Series NAV                       1.05%          0.00%        0.07%        --        1.12%         0.00%        1.12%
HIGH YIELD
Series NAV                       0.66%          0.00%        0.04%        --        0.70%         0.00%        0.70%
INTERNATIONAL EQUITY INDEX B
Series NAV                       0.54%          0.00%        0.03%        --        0.57%        -0.23%(2)     0.34%
INTERNATIONAL VALUE
Series NAV                       0.80%3         0.00%        0.13%        --        0.93%        -0.01%4       0.92%
LIFESTYLE BALANCED
Series NAV                       0.04%          0.00%        0.02%      0.70%       0.76%         0.00%        0.76%
MID CAP INDEX
Series NAV                       0.47%          0.00%        0.02%      0.02%       0.51%         0.00%        0.51%
MID CAP STOCK
Series NAV                       0.84%          0.00%        0.04%        --        0.88%         0.00%        0.88%
MID VALUE
Series NAV                       0.95%          0.00%        0.05%      0.02%       1.02%         0.00%        1.02%
MONEY MARKET B
Series NAV                       0.49%          0.00%        0.04%        --        0.53%        -0.25%(2)     0.28%
OPTIMIZED ALL CAP
Series NAV                       0.68%          0.00%        0.03%        --        0.71%         0.00%        0.71%
REAL ESTATE SECURITIES
Series NAV                       0.70%          0.00%        0.03%        --        0.73%         0.00%        0.73%
SHORT TERM GOVERNMENT INCOME
Series NAV                       0.56%          0.00%        0.07%        --        0.63%         0.00%        0.63%
SMALL CAP GROWTH
Series NAV                       1.06%          0.00%        0.04%        --        1.10%         0.00%        1.10%
SMALL CAP INDEX
Series NAV                       0.48%          0.00%        0.02%      0.08%       0.58%         0.00%        0.58%
SMALL CAP VALUE
Series NAV                       1.06%          0.00%        0.04%      0.19%       1.29%         0.00%        1.29%
TOTAL BOND MARKET B
Series NAV                       0.47%          0.00%        0.05%        --        0.52%        -0.27%(2)     0.25%
TOTAL RETURN
Series NAV                       0.68%          0.00%        0.04%        --        0.72%         0.00%        0.72%
TOTAL STOCK MARKET INDEX
Series NAV                       0.49%          0.00%        0.03%        --        0.52%         0.00%        0.52%



(1) "Acquired Portfolio Fees and Expenses" are based on the indirect net expenses associated with the Portfolio's investment in underlying portfolios and are included in "Total Annual Operating Expenses." The Total Annual Operating Expenses shown may not correlate to the Portfolio's ratio of expenses to average net assets shown in the "Financial Highlights" section of the Portfolio prospectus, which does not include Acquired Portfolio Fees and Expenses.



(2) JHVIT sells shares of these Portfolios only to certain variable life insurance and variable annuity separate accounts of John Hancock Life Insurance Company (U.S.A.) and its affiliates. As reflected in the table, each Portfolio is subject to an expense cap pursuant to an agreement between JHVIT and the Adviser as follows: the Adviser has agreed to waive its advisory fee (or, if necessary, reimburse expenses of the Portfolio) in an amount so that the Portfolio's annual operating expenses do not exceed its "Net Operating Expenses" as shown in the table above. A Portfolio's "Total Operating Expenses" includes all of its operating expenses including advisory and Rule 12b-1 fees, but excludes taxes, brokerage commissions, interest, short dividends, Acquired Portfolio Fees and Expenses, litigation and indemnification expenses and extraordinary expenses of the Portfolio not incurred in the ordinary course of the Portfolio's business. Under the agreement, the Adviser's obligation to provide the expense cap will remain in effect until April 30, 2012 and will terminate after that date only if JHVIT, without the prior written consent of the Adviser, sells shares of the Portfolio to (or has shares of the Portfolio held by) any person other than the separate accounts and other persons specified in the agreement.



(3) The Management Fee has been restated to reflect contractual changes to the Advisory Agreement.

(4) The Adviser has contractually agreed to waive its advisory fees so that the amount retained by the Adviser after payment of the subadvisory fees for the Portfolio does not exceed 0.45% of the Portfolio's average net assets. The current expense limitation agreement expires on April 30, 2013 unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.



A Table of Accumulation Unit Values relating to the Contract is included in Appendix U to this Prospectus.

                              IV. Basic Information

WHAT IS THE CONTRACT?

Each of the five (5) Contracts listed on the first page of this Prospectus are deferred purchase payment variable annuity contracts. An "annuity contract" provides a person (known as the "Annuitant" or "payee") with a series of periodic payments. Because this Contract is also a "deferred payment" contract, the annuity payments will begin on a future date, called the Contract's Maturity Date. Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the Variable Investment Options chosen. If your annuity is provided under a master group contract, the term "Contract" as used in this Prospectus refers to the certificate you will be issued and not to the master group contract.


WHO OWNS THE CONTRACT?


Unless the Contract provides otherwise, the Owner of the Contract is the person who can exercise the rights under the Contract, such as the right to choose the Investment Options or the right to surrender the Contract. In many cases, the person who bought the Contract is the Owner. However, you are free to name another person or entity (such as a trust) as Owner. In writing this Prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a Contract has joint Owners, both must join in any written notice or request.


IS THE OWNER ALSO THE ANNUITANT?


In many cases, the same person is both the Annuitant and the Owner of a Contract. The Annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the Annuitant receives payments from us under any Annuity Option that commences during the Annuitant's lifetime. We may permit you to name another person as Annuitant or joint Annuitant if that person meets our underwriting standards. We may also permit you to name as joint Annuitants two persons other than yourself if those persons meet our underwriting standards.


HOW CAN I INVEST MONEY IN A CONTRACT?


Purchase Payments

We call the investments you make in your Contract Payments or Purchase Payments. The Contracts described in this Prospectus are no longer available for sale; however, the minimum initial Purchase Payment requirements for the Contracts are outlined in the table below, along with the minimum Purchase Payment for each Additional Purchase Payment into the Contracts. If you purchased your Contract through the automatic investment plan, different minimums may apply. If your Contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more Additional Purchase Payments to keep the Contract in force.

                                                     MINIMUM DIRECT
                            MINIMUM     MINIMUM         DEPOSIT
                            INITIAL    ADDITIONAL      ADDITIONAL
                            PURCHASE    PURCHASE        PURCHASE
CONTRACT                    PAYMENT     PAYMENT         PAYMENT
-----------------           --------   ----------    --------------
Declaration                 $  1,000   $      500    $          100
Patriot                     $  1,000   $      500    $          100
Revolution Access           $ 25,000   $      200    $          100
Revolution Extra            $ 10,000   $      200    $          100
Revolution Value            $  5,000   $      200    $          100

Currently, we do not enforce these minimum Additional Purchase Payment amounts, but may do so in the future.

Initial Purchase Payment


When we received your initial Purchase Payment and all necessary information, we issued your Contract and invested your initial Purchase Payment. If the information was not in Good Order, we contacted you to get the necessary information. If for some reason, we were unable to complete this process within 5 Business Days, we either sent back your money or received your permission to keep it until we received all of the necessary information.


In certain situations, we may have issued a Contract upon receiving the order of your broker-dealer or financial institution but delayed the effectiveness of the Contract until we received your signed application. In those situations, if we did not receive your signed application within our required time period, we deemed the Contract void from the beginning and returned your Purchase Payment. We may not have issued a Contract if any proposed Owner or Annuitant was older than age 84. We may also have limited your ability to purchase multiple Contracts on the same Annuitants or Owners. We may, however, have waived either of these underwriting limits.

Issue Date and Contract Year

We measure the years and anniversaries of your Contract from its date of issue. We use the term Contract Year to refer to each period of time between anniversaries of your Contract's date of issue. We did not issue a Contract if the proposed Annuitant was older than age 84.

Limits on Purchase Payments

You can make Purchase Payments of up to $1,000,000 in any one Contract Year. The total of all new Purchase Payments and transfers that you may allocate to any one Variable Investment Option or Fixed Investment Option, in any one Contract Year may not exceed $1,000,000. While the Annuitant is alive and the Contract is in force, you can make Purchase Payments at any time before the Maturity Date until the age limit shown below:

                           YOU MAY NOT MAKE ANY PURCHASE
IF YOUR CONTRACT IS USED      TO PAYMENTS AFTER THE
FUND                          ANNUITANT REACHES AGE
------------------------   -----------------------------
A Qualified Plan                    70 1/2 (1)
A Nonqualified plan                   85 (2)


(1)   except for a Roth IRA, which has an age limit of 85

(2)   84 1/2 for Declaration Variable Annuity

We may waive any of these limits on Purchase Payments.

WAYS TO MAKE ADDITIONAL PURCHASE PAYMENTS. Additional Purchase Payments made by check or money order must be:

      -     drawn on a U.S. bank;

      -     drawn in U.S. dollars; and

      -     made payable to "John Hancock" and sent to the Annuities Service
            Center.


We credit any Additional Purchase Payments to your Contract received by mail or wire transfer at the close of the Business Day in which we receive them in Good Order at the Annuities Service Center. Each Business Day ends at the close of daytime trading for the day on the New York Stock Exchange (usually 4:00 p.m. Eastern Time). If we receive an Additional Purchase Payment after the close of a Business Day, we will credit it to your Contract on the next Business Day.


We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements. Additional Purchase Payments should be sent to the Annuities Service Center at the address shown on the first page of this Prospectus. You can find information about other methods of making Purchase Payments by contacting us.

ADDITIONAL PURCHASE PAYMENTS BY WIRE. You may transmit Additional Purchase Payments by wire through your bank to our bank, as long as you provide appropriate instructions with the transmittal to identify your Contract, and the selected Investment Options (unless you have provided us with standing allocation instructions). Information about our bank, our account number, and the ABA routing number may be obtained from the Annuities Service Center. Banks may charge a fee for wire services.

If your wire order is complete, we will invest the Additional Purchase Payment in your selected Investment Options as of the day we received the wire order. If the wire order is incomplete for an identified Contract, we will immediately return it.


HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?


Variable Investment Options


You may invest in any of the Variable Investment Options. Each Variable Investment Option is a Subaccount of a Separate Account that invests in a corresponding Portfolio. The Portfolio prospectus contains a full description of a Portfolio. The amount you've invested in any Variable Investment Option will increase or decrease based upon the investment performance of the corresponding Portfolio (reduced by certain charges we deduct - see "III. Fee Tables"). Your Contract Value during the Accumulation Period and the amounts of annuity payments will depend upon the investment performance of the underlying Portfolio of the Variable Investment Option you select and/or upon the interest we credit on each Fixed Investment Option you select.



You bear the investment risk that your Contract Value will increase or decrease to reflect the investment results of the Contract's investment Portfolios. Although a Portfolio may invest in other underlying portfolios, you will not have the ability to make those investment decisions. You (and your financial advisor) should carefully consider the features of other variable annuity contracts offered by us or by other life insurance companies, before submitting an Additional Purchase Payment if you would prefer a broader range of investment options.


Fixed Investment Options

The amount you've invested in a Fixed Investment Option will earn interest at the rate we have set for that Fixed Investment Option. The interest rate depends upon the length of the guarantee period of the Fixed Investment Option you select. In states where approved,

We currently make available various Fixed Investment Options with durations of up to five years, and we may make one or more additional Fixed Investment Options available for Contracts issued before September 30, 2002. As long as you keep your money in a Fixed Investment Option until its expiration date, we bear all the investment risk on that money.

However, if you prematurely transfer, "surrender" or otherwise withdraw money from a Fixed Investment Option we will increase or reduce the remaining value in your Contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that Fixed Investment Option. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of Market Value Adjustment ("MVA")".

Extra Credit Feature

(Available only on the Revolution Extra Variable Annuity Contracts) Each time you make a Purchase Payment, we will credit an extra amount to the total value of your Contract in addition to the amount of the Purchase Payment. If your Purchase Payment is greater than $10,000 and less than $2.5 million, the extra amount will be equal to 3.5% of the Purchase Payment. If your Purchase Payment is $2.5 million or more, the extra amount will be equal to 5.0% of the Purchase Payment. These extra amounts are referred to as extra credits. Each extra credit will be credited to your Contract at the same time the Purchase Payment is credited and will be allocated among the Variable Investment Options and the Fixed Investment Options in the same way that the Purchase Payment is allocated (see "Allocation of Purchase Payments"). However, each extra credit will be treated as "earnings" under your Contract, not as a Purchase Payment for determining withdrawal charges. Amounts attributable to extra credits will be considered "earnings" under a Contract for federal tax purposes and "earnings" with respect to our determination of certain benefits under your Contract and any optional benefit Riders that you may have purchased.


We expect to make a profit from the Contracts and anticipate that a portion of the withdrawal charge, and any profits derived from other Contract fees and charges will be used to help recover our cost of providing the Extra Credit feature. (For a description of these fees and charges, see the response to the question "What fees and charges will be deducted from my Contract?") Under certain circumstances (such as a withdrawal of money that is in excess of the Free Withdrawal amounts, while a withdrawal charge is in effect) the cost associated with the Extra Credit feature may exceed the Extra Credit amount and any related earnings. You should consider this possibility before remitting any Additional Purchase Payments for a Revolution Extra Contract.



WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?


If your Contract is still in effect on its Maturity Date, it enters what is called the Annuity Period. During the Annuity Period, we make a series of fixed or variable payments to you as provided under one of our several Annuity Options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the Maturity Date. Therefore, you should exercise care in selecting your Maturity Date and your choices that are in effect on that date.

You should carefully review the discussion under "VIII. The Annuity Period" for information about all of these choices you can make.


TO WHAT EXTENT CAN JOHN HANCOCK USA VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?


State Law Insurance Requirements

Insurance laws and regulations apply to us in every state in which our Contracts are sold. As a result, a Contract purchased in one state may have terms and conditions that vary from the terms and conditions of a Contract purchased in a different jurisdiction. We disclose all material features and benefits of the Contracts in this Prospectus.

Variations in Charges or Rates

We may vary the charges, durations of Fixed Investment Options, rates and other terms of our Contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the Contracts. These include the types of variations discussed under the "Variations in Charges or Rates for Eligible Classes" section of this Prospectus.


WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?


IN MOST CASES, NO INCOME tax will have to be paid on amounts you earn under a Contract until these earnings are paid out. All or part of the following distributions from a Contract may constitute a taxable payout of earnings:


      -     withdrawals (including surrenders and systematic withdrawals);


      -     payment of any death benefit proceeds;

      -     periodic payments under one of our annuity payment options;

      -     certain ownership changes; and

      -     any loan, assignment or pledge of the Contract as collateral.

How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

      -     the type of the distribution;

      -     when the distribution is made;

      - the nature of any Qualified Plan for which the Contract is being used; and

      -     the circumstances under which the payments are made.

If your Contract is issued in connection with a Qualified Plan, all or part of your Purchase Payments may be tax deductible or excludible from income.


A 10% penalty tax applies in many cases to the taxable portion of any distributions taken from a Contract before you reach age 59 1/2. Also, most Qualified Plans require that minimum distributions from a Contract commence and/or be completed within a certain period of time. This effectively limits the period of time during which you can continue to derive tax-deferral benefits from any tax-deductible or tax-deferred Purchase Payments you paid or on any earnings under the Contract.



CONTRACTS PURCHASED AS AN INVESTMENT VEHICLE FOR A QUALIFIED PLAN, INCLUDING AN IRA, DO NOT PROVIDE ANY ADDITIONAL TAX-DEFERRAL BENEFITS BEYOND THE TREATMENT PROVIDED BY THE QUALIFIED PLAN. THE FAVORABLE TAX-DEFERRAL BENEFITS AVAILABLE FOR QUALIFIED PLANS THAT INVEST IN ANNUITY CONTRACTS ARE ALSO GENERALLY AVAILABLE IF THE QUALIFIED PLANS PURCHASE OTHER TYPES OF INVESTMENTS, SUCH AS MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. HOWEVER, THE CONTRACT OFFERS FEATURES AND BENEFITS THAT OTHER INVESTMENTS MAY NOT OFFER. YOU AND YOUR FINANCIAL PROFESSIONAL SHOULD CAREFULLY CONSIDER WHETHER THE FEATURES AND BENEFITS, INCLUDING THE INVESTMENT OPTIONS, ANNUITY LIFETIME INCOME OPTIONS, DEATH BENEFITS AND OTHER BENEFITS PROVIDED UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A QUALIFIED PLAN ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES AND ARE APPROPRIATE IN LIGHT OF THE EXPENSE.


We provide additional information on taxes in the Federal Tax Matters section of this Prospectus. We make no attempt to provide more than general information about use of the Contract with the various types of retirement plans. Purchasers of Contracts for use with any retirement plan should consult their legal counsel and a qualified tax advisor regarding the suitability of the Contract.


HOW CAN I CHANGE MY CONTRACT'S INVESTMENT OPTIONS?


Allocation of Purchase Payments

When you applied for your Contract, you specified the Variable Investment Options and Fixed Investment Options (together, your Investment Options) to which your Purchase Payments will be allocated. You may change this investment allocation for future Purchase Payments at any time. Any change in allocation will be effective as of the receipt of your request at the Annuities Service Center.

We do not impose a limit on the number of Investment Options to which you may allocate Purchase Payments at any one time during the accumulation period. For limits imposed during the annuity period, please see "Choosing Fixed or Variable Annuity Payments" in "VIII. The Annuity Period."

Transfers among Investment Options


During the Accumulation Period, you may transfer amounts among the Investment Options, subject to the restrictions set forth below. To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you.



You may make a transfer by providing written notice to us, by telephone or by other electronic means that we may provide through the Internet (see "Telephone and Electronic Transactions," below). We will cancel accumulation units from the Investment Account from which you transfer amounts and we will credit to the Investment Account to which you transfer amounts. Your Contract Value on the date of the transfer will not be affected by a transfer. Although your Contract may impose restrictions on the maximum dollar amount that may be transferred among Variable Investment Options, we currently do not enforce these restrictions.


Currently, we do not impose a charge for transfer requests. The first twelve transfers in a Contract Year are free of any transfer charge. For each additional transfer in a Contract Year, except for the Patriot variable annuity which has no transfer charge, we do not currently assess a charge but reserve the right (to the extent permitted by your Contract) to impose a charge OF UP TO $25 FOR ANY TRANSFER Beyond the annual limit (transfers out of a Fixed Investment Option may, however, incur a market value adjustment - either positive or negative).

We have adopted a policy and procedures to restrict frequent transfers of Contract Value among Variable Investment Options.


Variable investment options in variable annuity and variable life insurance products can be a target for abusive transfer activity because these products value their variable investment options on a daily basis and allow transfers among investment options without immediate tax consequences. As a result, some investors may seek to frequently transfer into and out of variable investment options in reaction to market news or to exploit some perceived pricing inefficiency. Whatever the reason, frequent transfer activity can harm long-term investors in a variable investment option since such activity may expose the variable investment option's underlying portfolio to increased portfolio transaction costs and/or disrupt the portfolio manager's ability to effectively manage a portfolio in accordance with its investment objective and policies, both of which may result in dilution with respect to interests held for long-term investment.



To discourage disruptive frequent trading activity, we have adopted a policy for the Separate Account to restrict transfers you make to two per calendar month per Contract, with certain exceptions, and have established procedures to count the number of transfers made under a Contract. Under the current procedures of the Separate Accounts, we count all transfers made during each Business Day as a SINGLE transfer. We do NOT count: (A) scheduled transfers made pursuant to any of our dollar cost averaging programs (ONLY THE REVOLUTION VALUE VARIABLE ANNUITY HAS MORE THAN ONE DOLLAR COST AVERAGING PROGRam or our Strategic Rebalancing Program, (B) transfers from a Fixed Investment Option at the end of its fixed investment period, (C) transfers made within a prescribed period before and after a substitution of underlying portfolios and (D) transfers made during the Annuity Period (these transfers are subject to a 30-day notice requirement, however, as described below). Under the Separate Account's policy and procedures, a Contract Owner may transfer to the Money Market Investment Option even if the Contract Owner reaches the two-transfer-per-month limit, as long as 100% of the Contract Value in all Variable Investment Options is transferred to the Money Market Investment Option. If such a transfer to the Money Market Investment Option is made, for a 30-calendar day period after such transfer a Contract Owner may not make any subsequent transfers from the Money Market Investment Option to another Variable Investment Option. We apply the Separate Account's policy and procedures uniformly to all Contract Owners.



We reserve the right to take other actions to restrict trading, including, but not limited to:



      -     restricting the number of transfers made during a defined period;



      -     restricting the dollar amount of transfers;



      - restricting the method used to submit transfers (e.g., requiring transfer requests to be submitted in writing via U.S. mail); and



      -     restricting transfers into and out of certain Subaccount(S).


In addition, we reserve the right to defer a transfer at any time we are unable to purchase or redeem shares of the Portfolios. We also reserve the right to modify or terminate the transfer privilege at any time (to the extent permitted by applicable law), and to prohibit a transfer less than 30 days prior to the Contract's Maturity Date, and to reimpose the annual limit of 12 transfers as stated in your Contract.


In addition to the transfer restrictions that we impose, the John Hancock Variable Insurance Trust also has adopted policies under Rule 22c-2 of the 1940 Act to detect and deter abusive short-term trading. Accordingly, a Portfolio may require us to impose trading restrictions if it discovers violations of its frequent short-term trading policy. We will provide tax identification numbers and other Contract Owner transaction information to John Hancock Variable Insurance Trust upon request, which it may use to identify any pattern or frequency of activity that violates its short-term trading policy.


DURING THE ANNUITY PERIOD, YOU MAY NOT MAKE ANY TRANSFER THAT WOULD RESULT IN MORE THAN FOUR INVESTMENT OPTIONS BEING USED AT ONCE. You must submit your transfer request to our Annuities Service Center at least 30 DAYS BEFORE the due date of the first annuity payment to which your transfer will apply.


While we seek to identify and prevent disruptive frequent trading activity, it is not always possible to do so. Therefore, we cannot provide assurance that the restrictions we impose will be successful in restricting disruptive frequent trading activity and avoiding harm to long-term investors.



Procedure for Transfers among Investment Options


You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the Annuities Service Center. Your request should include:

      -     your name;

      -     daytime telephone number;

      -     Contract number;

      - the names of the Investment Options to and from which assets are being transferred; and

      -     the amount of each transfer.

Your request becomes effective at the close of the Business Day in which we receive it, in proper form at the Annuities Service Center. Each Business Day ends at the close of daytime trading for the day on the New York Stock Exchange (usually 4:00 p.m.

Eastern Time). If we receive a transfer request, in proper form, after the close of a Business Day, it will become effective at the end of the next Business Day.

Telephone and Electronic Transactions


If you complete a special authorization form, we will permit you to request transfers and withdrawals by telephone. We also encourage you to access information about your Contract, request transfers and perform some transactions (other than withdrawals) electronically through the Internet. Please contact the John Hancock Annuities Service Center at the applicable telephone number or Internet address shown on the first page of this Prospectus for more information on electronic transactions.



To access information and perform electronic transactions through our website, we require you to create an account with a username and password, and to maintain a valid e-mail address. You may also authorize other people to make certain transaction requests by telephone or electronically through the Internet by sending us instructions in a form acceptable to us. If you register for electronic delivery, we keep your personal information confidential and secure, and we do not share this information with outside marketing agencies.


We will not be liable for following instructions communicated by telephone or electronically that we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions we receive are genuine. Our procedures require you to provide information to verify your identity when you call us and we will record all conversations with you. When someone contacts us by telephone and follows our procedures, we will assume that you are authorizing us to act upon those instructions. For electronic transactions through the Internet, you will need to provide your username and password. You are responsible for keeping your password confidential and must notify us of:

      -     any loss or theft of your password; or

      -     any unauthorized use of your password.

We may be liable for any losses due to unauthorized or fraudulent instructions only where we fail to employ our procedures properly.


All transaction instructions we receive by telephone or electronically will be followed by either a hardcopy or electronic delivery of a transaction confirmation. Transaction instructions we receive by telephone or electronically before the close of any Business Day will usually be effective at the end of that day. Your ability to access or transact business electronically may be limited due to circumstances beyond our control, such as system outages, or during periods when our telephone lines or our website may be busy. We may, for example, experience unusual volume during periods of substantial market change.


We may suspend, modify or terminate our telephone or electronic transaction procedures at any time. We may, for example, impose limits on the maximum Withdrawal Amount available to you through a telephone transaction. Also, as stated earlier in this Prospectus, we have imposed restrictions on transfers and reserve the right to take other actions to restrict trading, including the right to restrict the method used to submit transfers (e.g., by requiring transfer requests to be submitted in writing via U.S. mail). We also reserve the right to suspend or terminate the transfer privilege altogether with respect to anyone who we feel is abusing the privilege to the detriment of others.

Dollar-Cost Averaging Programs

Under our STANDARD DOLLAR-COST AVERAGING PROGRAM, you may elect, at no cost, to automatically transfer assets from any Variable Investment Option to one or more other Variable Investment Options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the standard dollar cost averaging program:

      - you may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone;

      -     you may discontinue the program at any time;

      - the program automatically terminates when the Variable Investment Option from which we are taking the transfers has been exhausted;

      - automatic transfers to or from Fixed Investment Options are not permitted under this program.

We reserve the right to suspend or terminate the program at any time.

(Available only on the Revolution Value Variable Annuity.) Under our DOLLAR-COST AVERAGING VALUE PROGRAM, you may elect to deposit any new Purchase Payment of $5,000 or more in a guarantee rate account that we call the "DCA rate account." For Contracts issued after April 30, 2004, your deposits under this program will be depleted over a 6 month period. For Contracts issued prior to May 1, 2004, the assets in this account attributable to a new Purchase Payment will be transferred automatically to one or more Variable Investment Options over a period that is equal in length (i.e., either 6 months or 12 months) to the period you initially selected. A new period will begin on the date each new purchase payment is deposited in the DCA rate account program with respect to that purchase payment. AT the time of each deposit into this program, you must tell us in writing:

      -     that your deposit should be allocated to this program; and

      -     the Variable Investment Options to which assets will be transferred;
            and

      - the percentage amount to be transferred to each such Variable Investment Option.

Transfers to Fixed Investment Options are not permitted under this program, and transfers of your account value from a Variable Investment Option are not currently permitted to initiate the program. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone).


Your participation in the dollar-cost averaging value program will end if you request a withdrawal from the DCA rate account, or if you request a transfer from the DCA rate account that is in addition to the automatic transfers.


You may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

The dollar-cost averaging programs allow investments to be made in equal installments over time in an effort to reduce the risk posed by market fluctuations. Therefore, you may achieve a lower purchase price over the long-term by purchasing more accumulation units of a particular Subaccount when the unit value is low, and less when the unit value is high. However, the dollar-cost averaging programs do not guarantee profits or prevent losses in a declining market and require regular investment regardless of fluctuating price levels. In addition, the dollar-cost averaging programs do not protect you from market fluctuations in the Variable Investment Option from which we are taking the transfers. If you are interested in either dollar-cost averaging program, you may elect to participate in that program on the appropriate application or you may obtain a separate authorization form and full information concerning the program and its restrictions from your registered representative or our Annuities Service Center. You may elect out of the dollar-cost averaging programs at any time.

You should consult with your financial professional to assist you in determining whether the dollar-cost averaging programs and the Variable Investment Option from which we are taking the transfers are suited for your financial needs and investment risk tolerance.

Strategic Rebalancing Program

This program automatically resets the percentage of your account value allocated to the Variable Investment Options. Over time, the variations in the investment results for each Variable Investment Option you've selected for this program will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among these Variable Investment Options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone). Strategic rebalancing would usually result in transferring amounts from a Variable Investment Option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a Variable Investment Option with relatively lower current investment performance to one with relatively higher current investment performance.

This program can be elected by sending the appropriate form to the Annuities Service Center. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each Variable Investment Option, and a future beginning date. Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

The Fixed Investment Options do not participate in and are not affected by strategic rebalancing. There is no charge for the strategic rebalancing program. Also, fund transfers under this program do not trigger transfer fees (where applicable) nor do they count towards any applicable transfer limits. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.


WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?


We assess charges and deductions under the Contract against Purchase Payments, Contract VALUES OR withdrawals. Currently, there are no deductions made from Purchase Payments. In addition, there are deductions from and expenses paid out of the assets of the Portfolios that are described in the Portfolios' prospectuses.

Asset-Based Charges


We deduct asset-based charges daily, as a percentage of average account value, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the Contracts, as follows:


   SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

                                   DECLARATION   PATRIOT     REVOLUTION    REVOLUTION EXTRA  REVOLUTION VALUE
                                    VARIABLE    VARIABLE  ACCESS VARIABLE      VARIABLE          VARIABLE
                                     ANNUITY     ANNUITY      ANNUITY           ANNUITY           ANNUITY
                                   -----------  --------  ---------------  ----------------  ----------------
(Contracts with initial Purchase
Payment less than $250,000)
Asset-Based Charge                    1.25%       1.25%        1.25%             1.25%             1.25%
(Contracts with initial Purchase
Payment greater than $250,000)
Asset-Based Charge                    1.00%       1.00%        1.25%             1.25%             1.25%

This charge does not apply to assets you have in our Fixed Investment Options. We take the deduction proportionally from each Variable Investment Option you are then using.


In return for the mortality risk charge, we assume the risk that Annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the Contracts may be higher than we expected when we set the level of the Contracts' other fees and charges, or that our revenues from such other sources will be less than expected. The rate of the mortality and expense risks charge cannot be increased. The charge is assessed on all active Contracts, including Contracts continued by a Beneficiary upon the death of the Contract Owner or continued under any annuity option payable on a variable basis. If the charge is insufficient to cover the actual cost of the mortality and expense risks assumed, we will bear the loss. Conversely, if the charge proves more than sufficient, the excess will be profit to us and will be available for any proper corporate purpose including, among other things, payment of distribution expenses. In cases where no death proceeds are payable (e.g., for Contracts continued by a Beneficiary upon the death of the Owner), or under the Period Certain Only Annuity Option, if you elect benefits payable on a variable basis, we continue to assess the Contractual mortality and expense risks charge, although we bear only the expense risk and not any mortality risk.


Annual Contract Fee

We currently deduct a $30 annual Contract fee at the end of each Contract Year for a DECLARATION OR PATRIOT CONTRACT WITH A TOTAL VALUE OF LESS THAN $10,000 and also for a REVOLUTION ACCESS, REVOLUTION EXTRA OR REVOLUTION VALUE CONTRACT WITH A TOTAL VALUE OF LESS THAN $50,000. We also deduct the annual fee before then if you surrender your Contract, unless your Contract's total value, at the time of surrender, is above either $10,000 FOR DECLARATION and PATRIOT CONTRACTS, or $50,000 FOR REVOLUTION ACCESS, REVOLUTION EXTRA, AND REVOLUTION VALUE CONTRACTS.

We take the deduction proportionally from each Variable Investment Option and each Fixed Investment Option you are then using. We reserve the right to increase the annual Contract fee up to $50.

Premium Taxes

We make deductions for any applicable premium or similar taxes based on the amount of a Purchase Payment. Currently, certain local jurisdictions assess a tax of up to 4% of each Purchase Payment.

In most cases, and subject to applicable state law, we deduct a charge in the amount of the tax from the total value of the Contract only at the time of annuitization, death, surrender, or withdrawal. WE RESERVE THE RIGHT, HOWEVER, TO DEDUCT THE CHARGe from each Purchase Payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

                         PREMIUM TAX RATE(1)
STATE OR             QUALIFIED      NONQUALIFIED
TERRITORY            CONTRACTS       CONTRACTS
---------------      ---------      ------------
CA                     0.50%           2.35%
GUAM                   4.00%           4.00%
ME(2)                  0.00%           2.00%
NV                     0.00%           3.50%
PR                     1.00%           1.00%
SD(2)                  0.00%           1.25%(3)
TX(4)                  0.04%           0.04%
WV                     1.00%           1.00%
WY                     0.00%           1.00%

(1)   Based on the state of residence at the time the tax is assessed.

(2)   We pay premium tax upon receipt of Purchase Payment.

(3)   0.80% on Purchase Payments in excess of $500,000.

(4)   Referred to as a "maintenance fee."

Withdrawal Charge
(Not applicable to the Revolution Access Variable Annuity)


If you withdraw some of your Purchase Payments from your Contract prior to the Maturity Date or if you surrender (turn in) your Contract, in its entirety, for cash prior to the Maturity Date, we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." The amount of this charge will depend on the type of Contract you purchased and the number of years that have passed since we received your Purchase Payments, as shown below:



                         DECLARATION              PATRIOT          REVOLUTION ACCESS      REVOLUTION EXTRA      REVOLUTION VALUE
                       VARIABLE ANNUITY      VARIABLE ANNUITY       VARIABLE ANNUITY      VARIABLE ANNUITY      VARIABLE ANNUITY
                     -------------------    -------------------    -----------------     -------------------   -------------------
Withdrawal Charge    6% for the 1st year    6% for the 1st year            None          7% for the 1st year   7% for the 1st year
(as % of amount      6% for the 2nd year    6% for the 2nd year                          7% for the 2nd year   6% for the 2nd year
withdrawn or         5% for the 3rd year    5% for the 3rd year                          7% for the 3rd year   5% for the 3rd year
surrendered) (1)     5% for the 4th year    5% for the 4th year                          7% for the 4th year   4% for the 4th year
                     4% for the 5th year    4% for the 5th year                          6% for the 5th year   3% for the 5th year
                     3% for the 6th year    3% for the 6th year                          5% for the 6th year   2% for the 6th year
                     2% for the 7th year    2% for the 7th year                          4% for the 7th year   1% for the 7th year
                     0% thereafter          0% thereafter                                0% thereafter         0% thereafter


(1) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of Purchase Payment.

Withdrawal charges help to compensate us for the cost of selling the Contracts, including expenses relating to the Extra Credit feature under Revolution Extra Variable Annuity Contracts. The amount of the charges in any Contract Year does not specifically correspond to sales expenses for that year. We expect to recover our total sales expenses over the life of the Contracts. To the extent that the withdrawal charges do not cover total sales expenses, the sales expenses may be recovered from other sources, including gains from the asset-based risk charge and other gains with respect to the Contracts or from our general assets. Similarly, administrative expenses not fully recovered by the administration fee may also be recovered from such other sources.

FREE WITHDRAWAL AMOUNTS (APPLICABLE TO REVOLUTION EXTRA AND REVOLUTION VALUE CONTRACTS). If you purchased a Revolution Extra or Revolution Value Contract and have any profit in your Contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your Contract's total value exceeds the Purchase Payments you have paid and have not (as discussed below) already withdrawn. For Revolution Extra Contracts, "profit" also includes any amounts attributable to an Extra Credit. If your Contract doesn't have any profit (or you have withdrawn it all) you can still make charge free withdrawals, unless and until all of your withdrawals during the same Contract Year exceed 10% of all of the Purchase Payments you have paid to date.

FREE WITHDRAWAL AMOUNTS (APPLICABLE TO PATRIOT AND DECLARATION CONTRACTS). If you purchased a Patriot or Declaration Contract, you can make withdrawals without any withdrawal charge, unless and until all of your withdrawals during the same Contract Year exceed 10% of all of the Purchase Payments you have paid to date.

HOW WE DETERMINE AND DEDUCT THE CHARGE: If the amount you withdraw or surrender totals more than the free withdrawal amount during the Contract Year, we will assess a withdrawal charge shown in the Fee Tables on any amount of the excess that we attribute to Purchase Payments you made within a withdrawal charge period. Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest Purchase Payment, and then from the next earliest Purchase Payment, and so forth until all payments have been exhausted. Once a Purchase Payment has been considered to have been "withdrawn" under these procedures, that Purchase Payment will not enter into any future withdrawal charge calculations.

We deduct the withdrawal charge proportionally from each Variable Investment Option and each Fixed Investment Option being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from Investment Option "A" and 40% from Investment Option "B," then we will deduct 60% of the withdrawal charge from Investment Option "A" and 40% from Investment Option "B." If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other Investment Options, pro rata based on the value in each. If your Contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

You will find examples of how we compute the withdrawal charge in Appendix B to this Prospectus.

WHEN WITHDRAWAL CHARGES DON'T APPLY: We don't assess a withdrawal charge in the following situations:

      - on amounts applied to an Annuity Option at the Contract's Maturity Date or to pay a death benefit;

      - on certain withdrawals if you have elected the Rider that waives the withdrawal charge (nursing home Rider for Declaration and Patriot Variable Annuities); or


      - on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans, with respect to this Contract. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)


HOW AN MVA AFFECTS THE WITHDRAWAL CHARGE. If you make a withdrawal from a Fixed Investment Option at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other Charges

If you purchased an optional benefit Rider, we will deduct the applicable charges for that benefit proportionally from each of your Investment Options, including the Fixed Investment Options, based on your value in each. We list these charges below:

OPTIONAL BENEFIT RIDER CHARGES(1) (AS A PERCENTAGE OF YOUR CONTRACT'S TOTAL VALUE UNLESS OTHERWISE STATED)

                                                                                                                    REVOLUTION
                                        DECLARATION         PATRIOT        REVOLUTION ACCESS   REVOLUTION EXTRA   VALUE VARIABLE
                                     VARIABLE ANNUITY   VARIABLE ANNUITY    VARIABLE ANNUITY   VARIABLE ANNUITY       ANNUITY
                                     ----------------   ----------------   -----------------   ----------------   ---------------
Accidental Death Benefit Rider             0.10%             0.10%            Not Offered        Not Offered        Not Offered

Accumulated Value Enhancement           Not Offered       Not Offered        Maximum: 1.00%     Maximum: 1.00%     Maximum: 1.00%
("CARESolutions Plus") Rider(2)                                              Current: 0.40%        Current:          Current:
(as a percentage of your initial                                                                    0.35%              0.35%
Purchase Payment)

Earnings Enhancement ("Beneficiary      Not Offered       Not Offered            0.25%              0.25%              0.25%
Tax Relief")
Death Benefit Rider

Enhanced "Stepped Up"                      0.15%             0.15%            Not Offered        Not Offered        Not Offered
Death Benefit Rider

Enhanced Death Benefit Rider(3)         Not Offered       Not Offered            0.25%              0.25%              0.25%

Guaranteed Retirement Income            Not Offered       Not Offered            0.30%              0.30%              0.30%
Benefit Rider (4)

Nursing Home Waiver (4)                    0.05%             0.05%            Not Offered        Not Offered        Not Offered

Waiver of Withdrawal Charge             Not Offered       Not Offered         Not Offered           0.10%              0.10%
("CARESolutions") Rider(5)

(1) Charges for optional benefit Riders are assessed monthly. The monthly charge is 1/12 of the annual charge shown in this table.

(2) This Rider is available only if you purchased the Waiver of Withdrawal Charge Rider as well. We do not currently impose the maximum charge shown, but reserve the right to do so on a uniform basis for all Accumulated Value Enhancement Riders issued in the same state.

(3) In certain states (and for Riders issued prior to May 1, 2002), the rate for Enhanced Death Benefit Rider may be lower than the amount shown.

(4)   This Rider was not available for Contracts issued after April 30, 2004.

(5) The charge shown is a percentage of that portion of your Contract's total value attributable to Purchase Payments that are still subject to withdrawal charges.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?



Surrenders and Withdrawals


Prior to your Contract's Maturity Date, if the Annuitant is living, you may:


      -     surrender your Contract for a cash payment of its "Surrender Value";
            or



      -     make a withdrawal of a portion of your Surrender Value.



The Surrender Value of a Contract is the Contract Value, minus the annual Contract fee and any applicable premium tax. We will determine the amount surrendered or withdrawn as of the date we receive your request in Good Order at the Annuities Service Center.



Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "IX. Federal Tax Matters." Among other things, if you make a full surrender or withdrawal from your Contract before you reach age 59 1/2, a 10% penalty tax generally applies to any taxable portion of the withdrawal.



We will deduct any withdrawal proportionally from each of your Investment Options based on the value in each, unless you direct otherwise. When you take a withdrawal, we deduct any applicable withdrawal charge as a percentage of the total amount withdrawn. We take any applicable withdrawal charge from the amount remaining in a Contract after we process the amount you request.



We reserve the right to terminate your Contract if the value of your Contract becomes zero. You generally may not make any surrenders or withdrawals once we begin making payments under an Annuity Option. FOR DECLARATION AND PATRIOT VARIABLE ANNUITIES ONLY: if your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other withdrawals.



Your request to surrender your Contract or to make a withdrawal becomes effective at the close of the Business Day in which we receive it, in Good Order at the Annuities Service Center. Each Business Day ends at the close of daytime trading for the day on the New York Stock Exchange (usually 4:00 p.m. Eastern
Time). If we receive a request, in Good Order, after the close of a Business Day, it will become effective at the end of the next Business Day.



We do not permit you to apply any amount less than your entire Contract Value to the Annuity Options available under your Contract. If you want to use a part of your Contract Value to purchase an immediate annuity contract, you must make a withdrawal request, which will be subject to any applicable withdrawal charge.


We will pay the amount of any withdrawal from the Variable Investment Options promptly, and in any event within seven days of receipt of the request, complete with all necessary information, at our Annuities Service Center. We reserve the right to defer the right of withdrawal or postpone payments for any period when:

      - the New York Stock Exchange is closed (other than customary weekend and holiday closings);

      -     trading on the New York Stock Exchange is restricted;

      - an emergency exists as determined by the SEC, as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets;


      - pursuant to SEC rules, the Money Market Subaccount suspends payment of redemption proceeds in connection with a liquidation of the underlying Portfolio; or



      - the SEC, by order, so permits for the protection of security holders.



      Applicable rules and regulations of the SEC shall govern as to whether trading is restricted or an emergency exists.



IMPACT OF DIVORCE. In the event that you and your spouse become divorced after you purchase a Contract, we will treat any request to reduce or divide benefits under a Contract as a request for a withdrawal of Contract Value. The transaction may be subject to taxes and any applicable withdrawal charges. If you determine to continue the remaining Contract, we will reduce the benefit under any existing optional benefit Rider to the Contract in accordance with its terms.



TAX CONSIDERATIONS. Withdrawals from the Contract may be subject to income tax and a 10% penalty tax (see "IX. Federal Tax Matters"). Withdrawals are permitted from Contracts issued in connection with Section 403(b) Qualified Plans only under limited circumstances (see "IX. Federal Tax Matters" and the section titled "Qualified Plan Types" in the SAI).



Signature Guarantee Requirements for Surrenders and Withdrawals
(Not applicable to Contracts issued in New Jersey)



We may require that you provide a signature guarantee on a surrender or withdrawal request in the following circumstances:


      - you are requesting that we mail the amount withdrawn to an alternate address; or

      - you have changed your address within 30 days of the withdrawal request; or

      - you are requesting a withdrawal in the amount of $250,000 or greater.

We must receive the original signature guarantee on your withdrawal request. We will not accept copies or faxes of a signature guarantee. You may obtain a signature guarantee at most banks, financial institutions or credit unions. A notarized signature is not the same as a signature guarantee and will not satisfy this requirement. There may be circumstances, of which we are not presently aware, in which we would not impose a signature guarantee on a surrender or withdrawal as described above.


Nursing Home Waiver of Withdrawal Charge
(Applicable only to the Declaration and Patriot Variable Annuities)

If you own a Declaration or Patriot Contract, you have may purchased an optional nursing home waiver of withdrawal charge Rider when you applied for your Contract, as permitted by state law. If you purchased this Rider, we will waive the withdrawal charges on any withdrawals, provided all the following conditions apply:

      - You become confined to a nursing home beginning at least 90 days after we issue your Contract.

      - You remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

      - We receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

      -     Your confinement is prescribed by a doctor and medically necessary.

At the time of application, you could not purchase this Rider if (1) you were older than 75 years at application or (2) in most states, if you were confined to a nursing home within the past two years at application.

Waiver of Withdrawal Charge Rider
(Applicable only to Revolution Extra and Revolution Value Variable Annuities)

If you own a Revolution Extra or Revolution Value Contract, you may have purchased an optional waiver of withdrawal charge Rider when you applied for your Contract, as permitted by state law. The "covered persons" under the Rider are the Owner and the Owner's spouse, unless the Owner is a trust. If the Owner is a trust, the "covered persons" are the Annuitant and the Annuitant's spouse.

Under this Rider, we will waive withdrawal charges on any withdrawals, if all the following conditions apply to a "covered person":

      - a covered person becomes confined to a nursing home beginning at least 30 days after we issue your Contract;

      - such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

      - the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

In addition, depending on your state, the Rider may also provide for a waiver of withdrawal charges if a covered person has been diagnosed with a chronic, critical or terminal illness to the extent so provided in the Rider.

At the time of application, you could not purchase this Rider: (1) if either of the covered persons was older than 74 years at application or (2) in most states, if either of the covered persons was confined to a nursing home within the past two years at application.

There is a charge for this Rider, as set forth in the Fee Tables. This Rider (and the related charges) will terminate on the Contract's Maturity Date, upon your surrendering the Contract, or upon your written request that we terminate it.

If you purchased this Rider:

      - you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of eldercare services available to seniors; and

      - you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

You should carefully review the tax considerations for optional benefit Riders under "IX. Federal Tax Matters." For a more complete description of the terms and conditions of this benefit, you should refer directly to the Rider. We will provide you with a copy on request. In certain marketing materials, this Rider may be referred to as "CARESolutions."

There are or may be situations other than those described above or elsewhere in the Prospectus (e.g., "Variations in Charges or Rates"), that merit waiver of withdrawal charges, which we may consider on a case-by-case basis.

Systematic Withdrawal Plan


Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your Contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable Investment Option in the ratio that the value of each bears to the Contract Value. Each systematic withdrawal is subject to any market value adjustment or withdrawal charge (WITHDRAWAL CHARGE NOT APPLICABLE TO REVOLUTION ACCESS VARIABLE ANNUITIES) that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the Contract change over time?" and "What fees and charges will be deducted from my Contract?" The same tax consequences also generally will apply.

You may cancel the systematic withdrawal plan at any time.

Telephone Withdrawals


If you complete a separate authorization form, you may make requests to withdraw a portion of your Contract Value by telephone. We reserve the right to impose maximum withdrawal amount and procedural requirements regarding this privilege. For additional information regarding telephone procedures, see "IV. Basic Information -- Telephone and Electronic Transactions" in this Prospectus.



WHAT HAPPENS IF THE OWNER OR ANNUITANT DIES BEFORE MY CONTRACT'S MATURITY DATE?


Death Benefits -- In General

The Contracts described in this Prospectus generally provide for distribution of death benefits if you die before a Contract's Maturity Date. The minimum death benefits provided under the Contracts differ, depending on when you purchased a Contract, our maximum limits on death benefits at that time, the jurisdiction in which we issued a Contract, and the age of the oldest Owner (or Annuitant) on the date of issue. We may pay death benefits in some cases on the Annuitant's death, instead of the Owner's death, if the Annuitant predeceases the Owner. In addition, you may have purchased a Contract with an optional death benefit Rider that will enhance the amount of death benefit. You should read your Contract carefully to determine the minimum death benefit and any enhanced death benefit payable during the Accumulation Period.

Distribution Requirements Following Death of Owner

If you did not purchase your Contract under a Qualified Plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions (and the effect of spousal continuation) below. If your Contract has joint Owners, these provisions apply upon the death of the first to die.

If you die before annuity payments have begun:

      - If the Contract's designated Beneficiary is your surviving spouse who falls within the definition of "spouse" under the federal Defense of Marriage Act, your spouse may continue the Contract as the new Owner without triggering adverse federal tax consequences. See "X. Other Information -- Spouse." In that case:

            - under DECLARATION and PATRIOT Contracts, we will not pay a death benefit but the total value of your Contract will equal the death benefit that would have been payable, excluding amounts payable under any optional benefit Riders; and

            - under REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts, we will not pay a death benefit but the total value of your Contract will equal the death benefit that would have been payable, including amounts payable under any optional benefit Riders; and

            - under PATRIOT, DECLARATION, REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts, any additional amount that we may credit to your Contract will be allocated to the Investment Options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges. If your spouse makes any Additional Purchase Payments (and if there are any unliquidated Purchase Payments at the time of your death), however, they will be subject to future surrender or withdrawal charges as provided in your Contract;

      - if the Beneficiary is not your surviving spouse or if the Beneficiary is your surviving spouse but chooses not to continue the Contract, the "entire interest" (as discussed below) in a Contract on the date of your death must be:

            -     paid out in full within five years of your death; or


            - where the Beneficiary is an individual, applied in full towards the purchase of a life annuity on the Beneficiary, or for a similar benefit payable over a period not extending beyond the life expectancy of the Beneficiary, with payments commencing within one year of your death.


Your "entire interest" in a REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contract, as issued in most states, equals the standard death benefit (or any enhanced death benefit) for the Contract on the date of your death. If an Earnings Enhancement benefit Rider is then in force, the "entire interest" in most states will also include any Earnings Enhancement death benefit amount that may then be payable. Your "entire interest" in a DECLARATION or PATRIOT Contract on the date of your death, if you are the last surviving Annuitant as well as the Owner, equals the death benefit that then becomes payable. If you are the Owner of a DECLARATION or PATRIOT Contract (or an owner of a REVOLUTION ACCESS, REVOLUTION EXTRA or REVOLUTION VALUE Contract in certain states such as IL or
MN) but not the last surviving Annuitant, the "entire interest" equals:

      - the surrender value if paid out in full within five years of your death; or


      - where the Beneficiary is an individual, the total value of your Contract applied in full towards the purchase of a life annuity on the Beneficiary, or for a similar benefit payable over a period not extending beyond the life expectancy of the Beneficiary, with payments commencing within one year of your death.


YOU SHOULD REVIEW YOUR CONTRACT CAREFULLY TO DETERMINE THE "ENTIRE INTEREST" THAT WILL BE DISTRIBUTED UPON AN OWNER'S DEATH.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN, any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

We continue to assess the asset-based charges during this period, even though we bear only the expense risk and not any mortality risk (see "IV. Basic Information -- What fees and charges will be deducted from my Contract? -- Asset-Based Charges").


The Code imposes very similar distribution requirements on Contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

Death Benefits Following Death of Annuitant

Under DECLARATION and PATRIOT Contracts, if the Annuitant dies before your Contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit Rider. Under REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts, our payment of the "standard" death benefit, and any enhanced death benefits, depends on the form of ownership and whether there is one Annuitant or joint Annuitants:

      - If your Contract is owned by a single natural person and has a single Annuitant, the death benefit is payable on the earlier of the Owner's death and the Annuitant's death.

      - If your Contract is owned by a single natural person and has joint Annuitants, the death benefit is payable on the earliest of the Owner's death (whether or not the Owner is also an Annuitant) and the last Annuitant's death.

      - If your Contract is owned by joint Owners and has a single Annuitant, the death benefit is payable on the earliest of the first Owner's death (whether or not the Owner is also an Annuitant) and the Annuitant's death.

      - If your Contract is owned by joint Owners and has joint Annuitants, the death benefit is payable on the earliest of the first Owner's death (whether or not the Owner is also an Annuitant) and the last Annuitant's death.

In certain states, such as IL and MN, the death benefit under REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts is payable only upon an Annuitant's death. YOU SHOULD REVIEW YOUR CONTRACT CAREFULLY TO DETERMINE WHEN A "STANDARD" DEATH BENEFIT IS PAYABLE.

If your PATRIOT, DECLARATION, REVOLUTION ACCESS, REVOLUTION EXTRA or REVOLUTION VALUE Contract has joint Owners, each Owner will automatically be deemed to be the Beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other Beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

Standard Death Benefit

The standard death benefit under Declaration, Patriot, Revolution Access, Revolution Extra and Revolution Value Contracts is the greater of:

      - the total value of your Contract, adjusted by any then-applicable market value adjustment; or


      - the total amount of Purchase Payments made, minus any withdrawals and related withdrawal charges.


Enhanced Death Benefit Riders

We offered several optional death benefit Riders under DECLARATION, PATRIOT, REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts that, depending on state availability and our underwriting rules, were available to you at the time you purchased your Contract. For an extra fee, these optional death benefit Riders may enhance the standard death benefit payable under your Contract, subject to the terms and limitations contained in the Rider.

Under DECLARATION and PATRIOT Contracts, we offered a "Stepped-Up" death benefit Rider and an "Accidental Death Benefit" Rider to applicants under age 80 at the time of purchase. Under REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts, we offered an "Enhanced" death benefit Rider if each owner and each Annuitant was under age 80 at the time of purchase. We also offered an "Earnings Enhancement" death benefit Rider to purchasers of REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts if each Owner and each Annuitant was under age 75 at the time of purchase. The "Earnings Enhancement" death benefit Rider was not available, however, to Contracts issued in connection with tax-qualified plans.

We provide a general description of each of these Riders in Appendix C to this Prospectus.

Calculation and Payment of Death Benefit Value

We calculate the death benefit value as of the day we receive, in proper order at the Annuities Service Center:

      -     proof of death before the Contract's date of maturity; and

      -     any required instructions as to method of settlement.

We will generally pay the death benefit in a "lump sum" under our current administrative procedures to the Beneficiary you chose, unless:

      - the death benefit is payable because of the Owner's death, the designated Beneficiary is the Owner's spouse, and he or she elects to continue the Contract in force; or

      - an optional method of settlement is in effect. If you have not elected an optional method of settlement, the Beneficiary may do so. However, if the death benefit is less than the minimum stated in your Contract (in most states, $5,000), we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity Options."


We will pay the death benefit within seven calendar days of the date that we determine the amount of the death benefit, subject to postponement under the same circumstances for which payment of withdrawals may be postponed (see "IV. Basic Information -- How can I withdraw money from my Contract?").
Beneficiaries who opt for a lump sum payout of their portion of the death benefit may choose to receive the funds either in a single check or wire transfer or in a John Hancock Safe Access Account ("JHSAA"). Similar to a checking account, the JHSAA provides the Beneficiary access to the payout funds via a checkbook, and account funds earn interest at a variable interest rate. Any interest paid may be taxable. The Beneficiary can obtain the remaining death benefit proceeds in a single sum at any time by cashing one check for the entire amount. Note, however, that a JHSAA is not a true checking account, but is solely a means of distributing the death benefit. The Beneficiary can only make withdrawals, and not deposits. The JHSAA is part of our general account; it is not a bank account and it is not insured by the FDIC or any other government agency. As part of our general account, it is subject to the claims of our creditors. We receive a benefit from all amounts left in the JHSAA.


You can find more information about optional methods of settlement under "Annuity Options."


WHAT OTHER OPTIONAL BENEFITS MAY HAVE BEEN AVAILABLE TO ME UNDER A CONTRACT? (APPLICABLE ONLY TO REVOLUTION ACCESS, REVOLUTION EXTRA AND REVOLUTION VALUE VARIABLE ANNUITIES)


Accumulated Value Enhancement Benefit

If you elected this benefit when you purchased a Contract, we will make a contribution to the total value of the Contract on a monthly basis if the covered person (who must be an Owner and the Annuitant):

      - is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment; and

      -     is receiving certain qualified services described in the Rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the Contract. However, the benefit contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th Contract Year. The specifications page of the Contract also contains a limit on how much the total value of the Contract can be increased by this benefit (the "benefit limit"). The Rider must be in effect for 7 years before any increase will occur.

You could only elect this benefit when you applied for the Contract, if it was then available in your state. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial Purchase Payment, up to a maximum Purchase Payment of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by John Hancock USA and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement Rider. (See "Limits on Purchase Payments" for a general description of other Purchase Payment limits under the Contract).

You could not have elected this Rider unless you also elected the waiver of withdrawal charge Rider. There is a monthly charge for this benefit as described in the Fee Tables.

The Rider will terminate if the Contract terminates, if the covered person dies, if the benefit limit is reached, if the Owner is the covered person and the ownership of the Contract changes, or if, before annuity payments start, the total value of the Contract falls below an amount equal to 25% of your initial Purchase Payment. You may cancel the Rider by written notice at any time. The Rider charge will terminate when the Rider terminates.

If you choose to continue the Rider after the Contract's Maturity Date, charges for the Rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

In certain marketing materials, this Rider may have been referred to as "CARESolutions Plus."

You should carefully review the tax considerations for optional benefit Riders under "IX. Federal Tax Matters" in this Prospectus.

Guaranteed Retirement Income Benefit

CONTRACTS ISSUED BEFORE MAY 1, 2004 MAY HAVE BEEN ISSUED WITH GUARANTEED RETIREMENT INCOME BENEFIT RIDER:

If you elected this benefit, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

      - The Maturity Date must be within the 30 day period following a Contract Anniversary.

      - If the Annuitant was age 45 or older on the date of issue, the Contract must have been in effect for at least 10 Contract Years on the Maturity Date and the Maturity Date must be on or after the Annuitant's 60th birthday and on or before the Annuitant's 90th birthday.

      - If the Annuitant was less than age 45 on the date of issue, the Contract must have been in effect for at least 15 Contract Years on the Maturity Date and the Maturity Date must be on or before the Annuitant's 90th birthday.

If your Contract was issued with this Rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this Rider, you will continue to have the option of exercising any other right or option that you would have under the Contract (including withdrawal and annuity payment options) if the Rider had not been added to it.

If you decided to add this Rider to your Contract, and if you ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option
A: Life Annuity with Payments for a Guaranteed Period" described below under "Annuity Options." The guaranteed period will automatically be a number of years that the Rider specifies, based on the Annuitant's age at the annuity date and whether your Contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this Rider.


We guarantee that the amount you can apply to this annuity payment option will be at least equal to the amount of each Purchase Payment you have paid, accumulated at the rate(s) specified in the Contract, but adjusted for any withdrawals you have taken. The accumulation rates differ between (a) Contract Value allocated to a Fixed Investment Option or Money Market Investment Option (currently 4%) and (b) Contract Value allocated to all other Variable Investment Options (currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of Contract Value that was reduced by the withdrawal (including any withdrawal charges). After a withdrawal, the accumulation rate(s) will only be applied to the remaining accumulated amount. If your total Contract Value is higher than the amount we guarantee, we will apply the higher amount to the annuity payment option instead of the guaranteed amount.


There is a monthly charge for this Rider as described in the Fee Tables. The Rider (and the related charges) automatically terminate if your Contract is surrendered or the Annuitant dies. After you've held your Contract for 10 years, you can terminate the Rider by written request.


CAN I RETURN MY CONTRACT?


In most cases, you had the right to cancel your Contract within 10 days (or longer in some states) after you received it. To have canceled your Contract, you would have delivered or mailed it to us or to the JHVLICO representative who delivered the Contract to you.


In most states, you would have received a refund equal to the total value of your Contract on the date of cancellation, minus the extra credit deduction (APPLICABLE ONLY TO REVOLUTION EXTRA VARIABLE ANNUITY CONTRACTS, as defined below), adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or during the first 7 days of the right to review period if your Contract was issued as an IRA, you would have received a refund of all Purchase Payments during the first seven days of the right to review period, if that amount were greater than the amount otherwise payable. The date of cancellation would have been the date we received the Contract.


The "extra credit deduction" is equal to the lesser of (1) the portion of the total value of your Contract that is attributable to any extra credits and (2) the amount of all extra credits. Thus, you would have received any gain and we would have borne any loss on extra credits if you returned your Contract within the time period specified above.


WILL I RECEIVE A TRANSACTION CONFIRMATION?



We will send you a confirmation statement for certain transactions in your Investment Accounts. You should carefully review these transaction confirmations to verify their accuracy. You should immediately report any mistakes to our Annuities Service Center (at the address or phone number shown on the first page of this Prospectus). If you fail to notify our Annuities Service Center of any mistake within 60 days of the delivery of the transaction confirmation, you will be deemed to have ratified the transaction. Please contact the John Hancock Annuities Service Center at the applicable telephone number or Internet address shown on the first page of this Prospectus for more information on electronic transactions.

    V. General Information about Us, the Separate Account and the Portfolios

THE COMPANY


We are a stock life insurance company originally organized under the laws of Maine on August 20, 1955 by a special act of the Maine legislature. We redomesticated under the laws of Michigan on December 30, 1992. We are authorized to transact life insurance and annuity business in all states (except New York), the District of Columbia, Guam, Puerto Rico and the Virgin Islands. Our principal office is located at 601 Congress Street, Boston, Massachusetts 02210-2805. We also have an Annuities Service Center at 164 Corporate Drive, Portsmouth, New Hampshire 03801-6815.



Our ultimate parent is Manulife Financial Corporation, a publicly traded company, based in Toronto, Canada. Manulife Financial Corporation is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The Company changed its name to John Hancock Life Insurance Company (U.S.A.) on January 1, 2005 following Manulife Financial Corporation's acquisition of John Hancock Financial Services, Inc.



The Company incurs obligations under the Contract to guarantee amounts in addition to your Contract Value, and investors must depend on the financial strength of the Company for satisfaction of the Company's obligations such as the death benefit and fixed annuity options. You should be aware that, unlike the Separate Account, the Company's general account is not segregated or insulated from the claims of the Company's creditors. The general account consists of securities and other investments that may decline in value during periods of adverse market conditions. The Company's financial statements contained in the SAI include a further discussion of risks inherent within the Company's general account investments.


THE SEPARATE ACCOUNT

We use our Separate Account to support the Variable Investment Options you choose.


Effective December 31, 2009, we entered into a merger agreement with John Hancock Life Insurance Company ("JHLICO") and John Hancock Variable Life Insurance Company ("JHVLICO") and assumed legal ownership of all of the assets of JHLICO and JHVLICO, including those assets related to the John Hancock Life Insurance Company (U.S.A.) Separate Account T (formerly John Hancock Variable Annuity Account JF). Effective at the time of the merger, we became the depositor of John Hancock Life Insurance Company (U.S.A.) Separate Account T.


Except for the succession of John Hancock USA as the depositor for the Separate Account and to the liabilities and obligations arising under the Contracts, the merger did not affect the Separate Account or any provisions of, any rights and obligations under, or any of your allocations among investment options under, the Contracts. We will continue to administer and service inforce contracts of JHLICO and JHVLICO in all jurisdictions where issued and will assume the direct responsibility for the payment of all claims and benefits and other obligations under these contracts.


You do not invest directly in the Portfolios made available under the Contract. When you direct or transfer money to a Variable Investment Option, we will purchase shares of a corresponding Portfolio through John Hancock Life Insurance Company (U.S.A.) Separate Account T. We hold the Portfolio's shares in a "Subaccount" (usually with a name similar to that of the corresponding Portfolio).



The Company established John Hancock Life Insurance Company (U.S.A.) Separate Account T under Massachusetts law. The Separate Account's assets, including the Portfolios' shares, belong to John Hancock USA. Each Contract provides that amounts we hold in the Separate Account pursuant to the Contract cannot be reached by any other persons who may have claims against the Company.



The income, gains and losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Nevertheless, all obligations arising under the Contracts are general corporate obligations of the Company. Assets of our Separate Accounts may not be charged with liabilities arising out of any of our other business.



We reserve the right, subject to compliance with applicable law, to add other Subaccounts, eliminate existing Subaccounts, combine Subaccounts or transfer assets in one Subaccount to another Subaccount that we, or an affiliated company, may establish. We will not eliminate existing Subaccounts or combine Subaccounts without the prior approval of the appropriate state and/or federal regulatory authorities.



We registered the Separate Account with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act") as a unit investment trust. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment policies or practices of the Separate Account. If we determine that it would be in the best interests of persons having voting rights under the Contracts, the Separate Account may be operated as a management investment company under the 1940 Act or it may be deregistered if 1940 Act registration were no longer required.

THE PORTFOLIOS


When you select a Variable Investment Option, we invest your money in a Subaccount of our Separate Account and it invests in NAV shares of a corresponding Portfolio of John Hancock Variable Insurance Trust.



THE PORTFOLIOS IN THE SEPARATE ACCOUNT ARE NOT PUBLICLY TRADED MUTUAL FUNDS. The Portfolios are only available to you as Investment Options in the Contracts or, in some cases, through other variable annuity contracts or variable life insurance policies issued by us or by other life insurance companies. In some cases, the Portfolios also may be available through participation in certain tax-qualified pension, retirement or college savings plans.


Investment Management

The Portfolios' investment advisers and managers may manage publicly traded mutual funds with similar names and investment objectives. However, the Portfolios are NOT directly related to any publicly traded mutual fund. You should not compare the performance of any Portfolio described in this Prospectus with the performance of a publicly traded mutual fund. THE PERFORMANCE OF ANY PUBLICLY TRADED MUTUAL FUND COULD DIFFER SUBSTANTIALLY FROM THAT OF ANY OF THE PORTFOLIOS HELD IN OUR SEPARATE ACCOUNT.


In selecting the Portfolios that will be available as Investment Options under the Contract or its optional benefit Riders, we may establish requirements that are intended, among other things, to mitigate market price and interest rate risk for compatibility with our obligations to pay guarantees and benefits under the Contract and its optional benefit Riders. We seek to make available Investment Options that use strategies that are intended to lower potential volatility, including, but not limited to, strategies that: encourage diversification in asset classes and style; combine equity exposure with exposure to fixed income securities; and allow us to effectively and efficiently manage our exposure under the Contracts and optional benefit Riders. The requirements we impose may increase a Portfolio's transaction costs or otherwise affect both the performance and the availability of Investment Options under the Contract and optional benefit Riders.



The John Hancock Variable Insurance Trust is a so-called "series" type mutual fund and is registered under the 1940 Act as an open-end management investment company. John Hancock Investment Management Services, LLC ("JHIMS LLC") provides investment advisory services to the John Hancock Variable Insurance Trust and receives investment management fees for doing so. JHIMS LLC pays a portion of its investment management fees to other firms that manage the John Hancock Variable Insurance Trust's Portfolios (i.e., subadvisers). JHIMS LLC is our affiliate and we indirectly benefit from any investment management fees JHIMS LLC retains.



The John Hancock Variable Insurance Trust has obtained an order from the SEC permitting JHIMS LLC, subject to approval by the Board of Trustees, to change a subadviser for a Portfolio or the fees paid to subadvisers and to enter into new subadvisory agreements from time to time without the expense and delay associated with obtaining shareholder approval of the change. This order does not, however, permit JHIMS LLC to appoint a subadviser that is an affiliate of JHIMS LLC or the John Hancock Variable Insurance Trust (other than by reason of serving as subadviser to a Portfolio) (an "Affiliated Subadviser") or to change a subadvisory fee of an Affiliated Subadviser without the approval of shareholders.


If shares of a Portfolio are no longer available for investment or in our judgment investment in a Portfolio becomes inappropriate, we may eliminate the shares of a Portfolio and substitute shares of another Portfolio, or of another open-end registered investment company. A substitution may be made with respect to both existing investments and the investment of future Purchase Payments. However, we will make no such substitution without first notifying you and obtaining approval of the SEC (to the extent required by the 1940 Act).

Portfolio Expenses


The table in the Fee Tables section of the Prospectus shows the investment management fees and other operating expenses for these Portfolio shares as a percentage (rounded to two decimal places) of each Portfolio's average daily net assets for 2010, except as indicated in the footnotes appearing at the end of the table. Fees and expenses of the Portfolios are not fixed or specified under the terms of the Contracts and may vary from year to year. These fees and expenses differ for each Portfolio and reduce the investment return of each Portfolio. Therefore, they also indirectly reduce the return you will earn on any Separate Account Investment Options you select.



The Portfolios pay us or certain of our affiliates compensation for some of the distribution, administrative, shareholder support, marketing and other services we or our affiliates provide to the Portfolios. The amount of this compensation is based on a percentage of the assets of the Portfolios attributable to the variable insurance products that we and our affiliates issue. These percentages may differ from Portfolio to Portfolio and among classes of shares within a Portfolio. Compensation payments may be made by a Portfolio's investment adviser or its affiliates. None of these compensation payments results in any charge to you in addition to what is shown in the Total Annual Portfolio Operating Expenses table.

Fund of Funds



The John Hancock Variable Insurance Trust's Lifestyle Balanced Trust is a "fund of funds" that invests in other underlying mutual funds. Expenses for a fund of funds may be higher than those for other Portfolios because a fund of funds bears its own expenses and indirectly bears its proportionate share of expenses of the underlying portfolios in which it invests. The prospectus for the John Hancock Variable Insurance Trust's Lifestyle Balanced Trust contains a description of the underlying portfolios for that Portfolio, including expenses of the Portfolio, associated investment risks, and deductions from and expenses paid out of the assets of the Portfolio. JHIMS LLC retains QS Investors, LLC to provide direct subadvisory consulting services in its management of the Lifestyle Balanced Portfolio.



The John Hancock Variable Insurance Trust has adopted a policy to post holdings of the John Hancock Variable Insurance Trust's Lifestyle Balanced Trust in other portfolios on a website within 30 days after each calendar quarter end and within 30 days after any material changes are made to the holdings of the John Hancock Variable Insurance Trust's Lifestyle Balanced Trust. In addition, the ten largest holdings of John Hancock Variable Insurance Trust's Lifestyle Balanced Trust will be posted to the website 30 days after each calendar quarter end. Please read the SAI for additional details about information posted to the website.



Portfolio Investment Objectives and Strategies


You bear the investment risk of any Portfolio you choose as a Variable Investment Option for your Contract. The following table contains a general description of the Portfolios that we make available under the Contracts. You can find a full description of each Portfolio, including the investment objectives, policies and restrictions of, and the risks relating to, investment in the Portfolio in the prospectus for that Portfolio. YOU CAN OBTAIN A COPY OF A PORTFOLIO'S PROSPECTUS, WITHOUT CHARGE, BY CONTACTING US AT THE ANNUITIES SERVICE CENTER SHOWN ON THE FIRST PAGE OF THIS PROSPECTUS. YOU SHOULD READ THE PORTFOLIO'S PROSPECTUS CAREFULLY BEFORE INVESTING IN THE CORRESPONDING VARIABLE INVESTMENT OPTION.


                                    JOHN HANCOCK VARIABLE ANNUITY TRUST
         We show the Portfolio's manager (i.e., subadviser) in bold above the name of the Portfolio
                           and we list the Portfolios alphabetically by manager.                                  AVAILABLE IN:
DAVIS SELECTED ADVISERS, L.P.
     Financial Services Trust                Seeks growth of capital. To do this, the Portfolio invests       Revolution Access
                                             at least 80% of its net assets in common stocks of companies     Revolution Extra
                                             that are principally engaged in financial services.              Revolution Value
                                                                                                              Patriot
                                                                                                              Declaration

DECLARATION MANAGEMENT & RESEARCH LLC
     Total Bond Market Trust B               Seeks to track the performance of the Barclays Capital U.S.      Revolution Access
                                             Aggregate Bond Index (which represents the U.S. investment       Revolution Extra
                                             grade bond market). To do this, the Portfolio invests at         Revolution Value
                                             least 80% of its net assets in securities listed in the          Patriot
                                             Barclays Capital U.S. Aggregate Bond Index.

DECLARATION MANAGEMENT & RESEARCH LLC AND JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC (1)
     Active Bond Trust                       Seeks income and capital appreciation. To do this, the           Revolution Access
                                             Portfolio invests at least 80% of its net assets in a            Revolution Extra
                                             diversified mix of debt securities and instruments with          Revolution Value
                                             maturity durations of approximately 4 to 6 years.                Patriot
                                                                                                              Declaration

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. ("DIMA")
     Real Estate Securities Trust (2)        Seeks to achieve a combination of long-term capital              Revolution Access
                                             appreciation and current income. To do this, the Portfolio       Revolution Extra
                                             invests at least 80% of its net assets in equity securities      Revolution Value
                                             of real estate investment trusts ("REITs") and real estate       Patriot
                                             companies.

JENNISON ASSOCIATES LLC
     Capital Appreciation Trust              Seeks long-term growth of capital. To do this, the Portfolio     Revolution Access
                                             invests at least 65% of its total assets in equity and           Revolution Extra
                                             equity-related securities of companies that exceed $1            Revolution Value
                                             billion in capitalization and are attractively valued and        Patriot
                                             have above-average growth prospects.

                                    JOHN HANCOCK VARIABLE ANNUITY TRUST
         We show the Portfolio's manager (i.e., subadviser) in bold above the name of the Portfolio
                           and we list the Portfolios alphabetically by manager.                                 AVAILABLE IN:
JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC
     Optimized All Cap Trust                 Seeks long-term growth of capital. To do this, the Portfolio     Revolution Access
                                             invests at least 65% of its total assets in equity               Revolution Extra
                                             securities of large-, mid- and small-cap U.S. companies with     Revolution Value
                                             strong industry position, leading market share, proven           Patriot
                                             management or strong financials.                                 Declaration

     Short Term Government Income Trust      Seeks a high level of current income consistent with             Revolution Access
                                             preservation of capital. Maintaining a stable share price is     Revolution Extra
                                             a secondary goal. To do this, the Portfolio invests at least     Revolution Value
                                             80% of its net assets in obligations issued or guaranteed by     Patriot
                                             the U.S. government or its agencies, authorities, or
                                             instrumentalities. Under normal circumstances, the
                                             Portfolio's effective duration is no more than 3 years.

JOHN HANCOCK ASSET MANAGEMENT (NORTH AMERICA) A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC
     500 Index Trust B                       Seeks to approximate the aggregate total return of a             Revolution Access
                                             broad-based U.S. domestic equity market index. To do this,       Revolution Extra
                                             the Portfolio invests at least 80% of its net assets in the      Revolution Value
                                             common stocks in the S&P 500(R) Index and securities that as     Patriot
                                             a group will behave in a manner similar to the Index. (3)        Declaration

     Mid Cap Index Trust                     Seeks to approximate the aggregate total return of a mid cap     Revolution Access
                                             U.S. domestic equity market index. To do this, the Portfolio     Revolution Extra
                                             invests at least 80% of its net assets in the common stocks      Revolution Value
                                             in the S&P MidCap 400(R) Index (3) and securities that as a group behave in a manner similar to the Index.

     Money Market Trust B                    Seeks to obtain maximum current income consistent with           Revolution Access
                                             preservation of principal and liquidity. To do this, the         Revolution Extra
                                             Portfolio invests in high quality, U.S. dollar                   Revolution Value
                                             denominated money market instruments.                            Patriot
                                                                                                              Declaration

                                             Note: Although the Money Market Portfolio seeks to preserve the principal value of your investment, it is possible to
                                             lose money by investing in this Investment Option. For
                                             example, the Money Market Portfolio could lose money if a
                                             security purchased by the Portfolio is downgraded, and the
                                             Portfolio must sell the security at less than the original cost of the security. Also, the returns of the Money Market
                                             Subaccount in your Contract may become extremely low or
                                             possibly negative whenever the net income earned, if any, by the underlying Money Market Portfolio is not sufficient to offset the Contract's expense deductions.

     Small Cap Index Trust (4)               Seeks to approximate the aggregate total return of a small       Revolution Access
                                             cap U.S. domestic equity market index. To do this, the           Revolution Extra
                                             Portfolio invests at least 80% of its net assets in the          Revolution Value
                                             common stocks in the Russell 2000(R) Index(5) and securities that will as a group behave in a manner similar to the Index.

     Total Stock Market Index Trust          Seeks to approximate the aggregate total return of a             Revolution Access
                                             broad-based U.S. domestic equity market index. To do this,       Revolution Extra
                                             the Portfolio invests at least 80% of its net assets in the      Revolution Value
                                             common stocks in the Wilshire 5000(R) Total Market Index(6)
                                             and securities that as a group will behave in a manner
                                             similar to the Index.

                                    JOHN HANCOCK VARIABLE ANNUITY TRUST
         We show the Portfolio's manager (i.e., subadviser) in bold above the name of the Portfolio
                           and we list the Portfolios alphabetically by manager.                                 AVAILABLE IN:
JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC AND JOHN HANCOCK ASSET MANAGEMENT (NORTH AMERICA) A
DIVISION OF MANULIFE ASSET MANAGEMENT (NORTH AMERICA) LIMITED
     Lifestyle Balanced Trust                Seeks a balance between a high level of current income and       Revolution Access
                                             growth of capital, with a greater emphasis on growth of          Revolution Extra
                                             capital. The Portfolio operates as a fund of funds and           Revolution Value
                                             normally invests approximately 50% of its assets in              Patriot
                                             portfolios that invest primarily in equity securities, and approximately 50% in portfolios which invest primarily in
                                             fixed-income securities.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
     Global Bond Trust                       Seeks maximum total return, consistent with preservation of      Revolution Access
                                             capital and prudent investment management. To do this, the       Revolution Extra
                                             Portfolio invests at least 80% of its net assets in              Revolution Value
                                             fixed-income instruments that are economically tied to at        Patriot
                                             least three countries (one of which may be the U.S.), which may be represented by futures contracts and options on such securities.

     Total Return Trust                      Seeks maximum total return, consistent with preservation of      Revolution Access
                                             capital and prudent investment management. To do this, the       Revolution Extra
                                             Portfolio invests at least 65% of its total assets in a          Revolution Value
                                             diversified portfolio of fixed-income instruments of varying maturities, which may be represented by forwards or
                                             derivatives.

SSGA FUNDS MANAGEMENT, INC.
     International Equity Index Trust B      Seeks to track the performance of a broad-based equity index     Revolution Access
                                             of foreign companies primarily in developed countries and,       Revolution Extra
                                             to a lesser extent, in emerging markets. To do this, the         Revolution Value
                                             Portfolio invests at least 80% of its assets in securities       Patriot
                                             listed in the Morgan Stanley Capital International All
                                             Country World Excluding U.S. Index,(7) or American
                                             Depository Receipts or Global Depository Receipts
                                             representing such securities.

T. ROWE PRICE ASSOCIATES, INC.
     Blue Chip Growth Trust                  Seeks to provide long-term growth of capital. Current income     Revolution Access
                                             is a secondary objective. To do this, the Portfolio invests      Revolution Extra
                                             at least 80% of its net assets in the common stocks of large     Revolution Value
                                             and medium-sized blue chip growth companies that are well        Patriot
                                             established in their industries and have the potential for above-average earnings growth.

     Equity-Income Trust                     Seeks to provide substantial dividend income and also            Revolution Access
                                             long-term growth of capital. To do this, the Portfolio           Revolution Extra
                                             invests at least 80% of its net assets in equity securities,     Revolution Value
                                             with at least 65% in common stocks of well-established           Patriot
                                             companies paying above-average dividends.

     Health Sciences Trust                   Seeks long-term capital appreciation. To do this, the            Revolution Access
                                             Portfolio invests at least 80% of its net assets in common       Revolution Extra
                                             stocks of companies engaged in the research, development,        Revolution Value
                                             production, or distribution of products or services related to health care, medicine, or the life sciences.

     Mid Value Trust                         Seek long-term capital appreciation. To do this, the             Revolution Access
                                             Portfolio invests at least 80% of its net assets in              Revolution Extra
                                             companies with market capitalizations that are within the        Revolution Value
                                             S&P Midcap 400(R) Index(3) or the Russell Midcap(R) Value        Patriot
                                             Index (5).

                                    JOHN HANCOCK VARIABLE ANNUITY TRUST
         We show the Portfolio's manager (i.e., subadviser) in bold above the name of the Portfolio
                           and we list the Portfolios alphabetically by manager.                                 AVAILABLE IN:
TEMPLETON INVESTMENT COUNSEL, LLC
     International Value Trust (8)           Seeks long-term growth of capital. To do this, the Portfolio     Revolution Access
                                             invests at least 85% of its net assets in foreign (non-U.S.)     Revolution Extra
                                             equity securities.                                               Revolution Value
                                                                                                              Patriot
                                                                                                              Declaration

WELLINGTON MANAGEMENT COMPANY, LLP
     Mid Cap Stock Trust                     Seeks long-term growth of capital. To do this, the Portfolio     Revolution Access
                                             invests at least 80% of its net assets in equity securities      Revolution Extra
                                             of medium-sized companies with significant capital               Revolution Value
                                             appreciation potential.

     Small Cap Growth Trust                  Seeks long-term capital appreciation. To do this, the            Revolution Access
                                             Portfolio invests at least 80% of its net assets in              Revolution Extra
                                             small-cap companies that are believed to offer above-average     Revolution Value
                                             potential for growth in revenues and earnings.                   Patriot
                                                                                                              Declaration

     Small Cap Value Trust                   Seeks long-term capital appreciation. To do this, the            Revolution Access
                                             Portfolio invests at least 80% of its net assets in              Revolution Extra
                                             small-cap companies that are believed to be undervalued.         Revolution Value

WESTERN ASSET MANAGEMENT COMPANY
     High Yield Trust (9)                    Seeks to realize an above-average total return over a market     Revolution Access
                                             cycle of three to five years, consistent with reasonable         Revolution Extra
                                             risk. To do this, the Portfolio invests at least 80% of its      Revolution Value
                                             net assets in high yield securities, including corporate         Patriot
                                             bonds, preferred stocks, U.S. government and foreign
                                             securities, mortgage-backed securities, loan assignments or participations, and convertible securities.


(1) The Active Bond Trust is subadvised by Declaration Management & Research LLC and MFC Global Investment Management (U.S.), LLC., with each subadviser subadvising approximately one half of the assets of the Portfolio. Since the Portfolio is only rebalanced periodically, the actual percentage of the Portfolio managed by each subadviser will vary.

(2) RREEF America L.L.C. provides sub-subadvisory services to DIMA in its management of the All Cap Core Trust and the Real Estate Securities Trust.


(3) "Standard & Poor's(R)," "S&P 500(R)," and "S&P Midcap 400(R)" are trademarks of The McGraw-Hill Companies, Inc. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust. As of February 28, 2011, the market capitalizations of companies included in the S&P 500(R) ranged from $1.5 billion to $425.9 billion, and as of February 28, 2011, the market capitalizations of companies included in the S&P Midcap 400(R) Index ranged from $703 million to $9.9 billion.


(4) The Small Cap Index Trust is not available for Contracts issued after April 30, 2003.


(5) "Russell 2000(R)" and "Russell Midcap(R) Value are trademarks of Frank Russell Company. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by the Frank Russell Company, nor does Frank Russell Company make any representation regarding the advisability of investing in the Trust. As of February 28, 2011, the market capitalizations of companies included in the Russell 2000(R) Index ranged was from $5 million to $6.2 billion, and as of February 28, 2011, the market capitalizations of companies included in the Russell Midcap(R) Value Index ranged from $310 million to $19.0 billion.



(6) "Wilshire 5000(R)" is a trademark of Wilshire Associates. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by Wilshire Associates, nor does Wilshire Associates make any representation regarding the advisability of investing in the Trust. As of February 28, 2011, the market capitalizations of companies included in the Wilshire 5000(R) Total Market Index ranged from less than $1 million to $431 billion.



(7) "MSCI All Country World ex-USA Index(SM)" is a service mark of Morgan Stanley Capital International Inc. and its affiliates ("MSCI"). None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by MSCI, nor does MSCI make any representation regarding the advisability of investing in the Trust. As of February 28, 2011, the market capitalization range of the Index was from $466 million to $275.1 billion.

(8) The Portfolio is sub-subadvised by Templeton Global Advisors Limited under an agreement with Templeton Investment Counsel, LLC.



(9) High Yield Trust is sub-subadvised by Western Asset Management Company Limited.

                 VI. Information about Fixed Investment Options

IN GENERAL

All of John Hancock USA's general assets (discussed above) support its obligations under the Fixed Investment Options (as well as all of its other obligations and liabilities). To hold the assets that support primarily the Fixed Investment Options, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the Fixed Investment Options belong to us; any favorable investment performance on the assets allocated to the Fixed Investment Options belongs to us. Instead, you earn interest at the guaranteed interest rate of the Fixed Investment Option you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected Fixed Investment Option.

HOW THE FIXED INVESTMENT OPTIONS WORK

Amounts you allocate to the Fixed Investment Options earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the Fixed Investment Option, we will automatically transfer its total value to a Money Market Variable Investment Option under your Contract, unless you elect to:

     -    withdraw all or a portion of any such amount from the Contract;

     - allocate all or a portion of such amount to a new Fixed Investment Option or periods of the same or different duration as the expiring Fixed Investment Option; or

     - allocate all or a portion of such amount to one or more of the Variable Investment Options.

You must notify us of any such election, by mailing a request to us at the Annuities Service Center at least 30 days prior to the end of the expiring Fixed Investment Option. We will notify you of the end of the Fixed Investment Option at least 30 days prior to its expiration. The first day of the new Fixed Investment Option or other reallocation will begin the day after the end of the expiring Fixed Investment Option.

We currently make available Fixed Investment Options with durations of five years. For Contracts issued before September 30, 2002, however, we may permit you to select different durations. If you select any Fixed Investment Option with a duration that extends beyond your Contract's Maturity Date, your maturity date will automatically be changed to the Annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete Fixed Investment Options for new allocations to or from those that are available at any time.

GUARANTEED INTEREST RATES

Each Fixed Investment Option has its own guaranteed interest rate. We may, at our discretion, change the guaranteed rate for future Fixed Investment Options. These changes will not affect the guaranteed rates being paid on Fixed Investment Options that have already commenced. Each time you allocate or transfer money to a Fixed Investment Option, a new Fixed Investment Option, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

We make the final determination of guaranteed rates and Fixed Investment Options to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future Fixed Investment Options.

You may obtain information concerning the guaranteed rates applicable to the various Fixed Investment Options, and the durations of the Fixed Investment Options offered at any time by calling the Annuities Service Center.

CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA")

If you withdraw, surrender, transfer, or otherwise remove money from a Fixed Investment Option prior to its expiration date, we will apply a market value adjustment.

A market value adjustment also generally applies to:

     -     death benefits pursuant to your Contract;

     -     amounts you apply to an Annuity Option; and

     -     amounts paid in a single sum in lieu of an annuity.

The market value adjustment increases or decreases your remaining value in the Fixed Investment Option. If the value in that Fixed Investment Option is insufficient to pay any negative MVA, we will deduct any excess from the value in your other Investment Options pro rata based on the value in each. If there is insufficient value in your other Investment Options, we will in no event pay out more than the surrender value of the Contract.

Here is how the MVA works:

We compare:

     - the guaranteed rate of the Fixed Investment Option from which the assets are being taken WITH;

     - the guaranteed rate we are currently offering for Fixed Investment Options of the same duration as remains on the Fixed Investment Option from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your Contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your Contract's value.

For this purpose, we consider that the amount withdrawn from the Fixed Investment Option includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE FIXED INVESTMENT OPTIONS UNDER MY CONTRACT?

John Hancock USA's ultimate corporate parent, Manulife Financial Corporation ("MFC"), has guaranteed John Hancock USA's obligations with respect to any Fixed Investment Options you elect (the "MFC Subordinated Guarantee"). The MFC Subordinated Guarantee will apply unless and until we notify you otherwise. (If we give you such notice, however, the MFC Subordinated Guarantee would remain in effect for all guarantee periods under the Fixed Investment Options that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The MFC Subordinated Guarantee does not relieve John Hancock USA of any obligations under your Contract -- it is in addition to all of the rights and benefits that the Contract provides. There is no charge or cost to you for the MFC Subordinated Guarantee, and there are no disadvantages to you of having this additional guarantee.

Under the rules of the United States Securities and Exchange Commission ("SEC"), the MFC Subordinated Guarantee exempts us from the obligation to file with the SEC annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, and thereby saves us the expense of being an SEC reporting company. MFC is a company organized under the laws of Canada and its common shares are listed principally on the Toronto Stock Exchange and the New York Stock Exchange. MFC files with the SEC annual and current reports on Forms 40-F and 6-K, respectively. MFC's consolidated financial statements include information about us in a footnote containing condensed consolidating financial information with separate columns for MFC, John Hancock USA and other subsidiaries of MFC, together with consolidating adjustments.

WHAT ARE THE TERMS OF THE MFC SUBORDINATED GUARANTEE? MFC guarantees your full interest in any Fixed Investment Option. This means that, if we fail to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fail to allocate amounts from a Fixed Investment Option to an Annuity Option when it is obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had we fully met our obligations under your Contract with respect to such Fixed Investment Option. If we fail to pay any amount that becomes payable under the Contract upon the death of an owner or Annuitant, MFC guarantees the unpaid amount, up to the Contract Value in any Fixed Investment Option on the date of death, increased by any accrued but uncredited interest attributable thereto and increased by any upward market value adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative market value adjustment). If we fail to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy our obligation, and MFC must do so. You would not have to make any other demands on us as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee constitutes an unsecured obligation of MFC as guarantor, and is subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively rank senior to MFC's preferred and common shares.


HOW CAN I FIND ADDITIONAL INFORMATION ABOUT MFC? MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, and, in accordance with that Act, files reports and other information with the SEC. Pursuant to the multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.


You may read and copy any reports, statements or other information filed by MFC at the SEC's Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.


The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC through the website maintained by MFC, which is http://www.manulife.com. The information contained in, or accessible through, MFC's website is not incorporated by reference into this Prospectus.



MFC and John Hancock USA filed a joint registration statement on Form F-3 relating to the Contracts offered by this Prospectus with the SEC under the Securities Act of 1933, as amended. This Prospectus is a part of that registration statement. As permitted by SEC rules, this Prospectus does not contain all the information you can find in the registration statement. The SEC allows MFC to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC.


The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. These documents contain important information about the companies and their financial condition.





MFC incorporates by reference the documents listed below, which were filed with the SEC:



     (a) MFC's Management's Discussion and Analysis and Unaudited Interim Consolidated Financial Statements for the quarter ended September 30, 2010 included on pages 7 to 32 and 33 to 77, respectively, of MFC's 2010 Third Quarter Report to Shareholders filed with MFC's Reports of Foreign Private Issuer as Exhibit 99.1 on Form 6-K, filed November 12, 2010;



     (b) MFC's Management's Discussion and Analysis and Unaudited Interim Consolidated Financial Statements for the quarter ended June 30, 2010 included on pages 9 to 36 and 37 to 84, respectively, of MFC's 2010 Second Quarter Report to Shareholders filed with MFC's Report of Foreign Private Issuer as Exhibit 99.1 on Form 6-K, filed August 12, 2010;



     (c) MFC's Management's Discussion and Analysis and Unaudited Interim Consolidated Financial Statements for the quarter ended March 31, 2010 included on pages 6 to 23 and 24 to 62, respectively, of MFC's 2010 First Quarter Report to Shareholders filed with MFC's Report of Foreign Private Issuer as Exhibit 99.1 on Form 6-K, filed May 12, 2010;



     (d)  MFC's Report of Foreign Issuer on Form 6-K filed March 29, 2010;



     (e) MFC's Report of Foreign Issuer on Form 6-K filed March 26, 2010, other than the sections of the Notice of Annual Meeting and Proxy Circular entitled "Report of the Management Resources and Compensation Committee," "Performance Graph" and "Supplemental Shareholder Return" and other than the consolidated financial statements as at, and for the years then ended December 31, 2009 and 2008;



     (f) MFC's Annual Report on Form 40-F for the year ended December 31, 2009, as filed on March 19, 2010 and as amended and filed on Form 40-F/A on March 29, 2010, other than the section of the Annual Information Form entitled "Ratings;" and



     (g) MFC's Annual Report on Form 40-F for the year ended December 31, 2008, as filed on March 26, 2009 and as amended and filed on Form 40-F/A on May 8, 2009, other than the section of the Annual Information Form entitled "Ratings," and other than the amended consolidated financial statements as at, and for the years then ended December 31, 2008 and 2007.


Copies of the documents incorporated in this prospectus by reference may be obtained upon written or oral request without charge from:

                         Manulife Financial Corporation
                            ATTN: Corporate Secretary
                          200 Bloor Street East, NT-10
                         Toronto, Ontario Canada M4W 1E5
                            Telephone: (416) 926-3000


Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to
Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this Prospectus to the extent expressly provided on such report, as well as all Prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus except that any section of any annual information form entitled "Ratings" or another similar caption shall not be deemed to be incorporated by reference into this prospectus and the registration statements of which this Prospectus forms a part.

ANY STATEMENT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS PROSPECTUS OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS MODIFIES OR SUPERSEDES SUCH PRIOR STATEMENT. ANY STATEMENT OR DOCUMENT SO MODIFIED OR SUPERSEDED SHALL NOT, EXCEPT TO THE EXTENT SO MODIFIED OR SUPERSEDED, BE INCORPORATED BY REFERENCE AND CONSTITUTE A PART OF THIS PROSPECTUS.


YOU SHOULD RELY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ON THE OTHER INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THE MFC GUARANTEES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED BY LAW.

                          VII. The Accumulation Period

YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS

Each Purchase Payment or transfer that you allocate to a Variable Investment Option purchases accumulation units of that Variable Investment Option. Similarly, each withdrawal or transfer that you take from a Variable Investment Option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

VALUATION OF ACCUMULATION UNITS

To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                          dollar amount of transaction

                                   DIVIDED BY

               value of one accumulation unit for the applicable
                 Variable Investment Option at the time of such
                                   transaction

The value of each accumulation unit will change daily depending upon the investment performance of the Portfolio that corresponds to that Variable Investment Option and certain charges we deduct from such Investment Option.

Therefore, at any time prior to the Maturity Date, the total value of your Contract in a Variable Investment Option can be computed according to the following formula:

                  number of accumulation units in the Variable
                               Investment Options

                                  MULTIPLIED BY

               value of one accumulation unit for the applicable
                    Variable Investment Option at that time

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

We compute the net investment return and accumulation unit values for each Variable Investment Option as of the end of each Business Day. A Business Day is any date on which the New York Stock Exchange is open for daytime trading. Each Business Day ends at the close of regular trading for the day on that exchange (usually 4:00 p.m. Eastern Time). On any date other than a Business Day, the accumulation unit value will be the same as the value at the close of the next following Business Day.

YOUR VALUE IN THE FIXED INVESTMENT OPTIONS

On any date, the total value of your Contract in a Fixed Investment Option equals:

     - the amount of Purchase Payments or transferred amounts allocated to the Fixed Investment Option, MINUS

     - the amount of any withdrawals or transfers paid out of the Fixed Investment Option, MINUS

     - the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     - the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     - the amount of any charges and fees deducted from that Fixed Investment Option, PLUS

     - interest compounded daily on any amounts in the Fixed Investment Option from time to time at the effective annual rate of interest we have declared for that Fixed Investment Option.

                            VIII. The Annuity Period

Annuity payments are made to the Annuitant, if still living. If more than one Annuitant is living at the Maturity Date, the payments are made to the younger of them.

DATE OF MATURITY

Your Contract specifies the Maturity Date, when payments from one of our Annuity Options are scheduled to begin. You initially choose a Maturity Date when you complete your application for a Contract. Unless we otherwise permit, the Maturity Date must be:

     - at least 6 months after the date the first Purchase Payment is applied to your Contract; and

     -    no later than the maximum age specified in your Contract (normally age
          95).

Subject always to these requirements, you may subsequently change the Maturity Date. Maturity Dates which occur when the Annuitant is at an advanced age, e.g., past age 90, may have adverse income tax consequences. Also, if you are selecting or changing your Maturity Date for a Contract issued under a Qualified Plan, special limits apply (see "IX. Federal Tax Matters"). The Annuities Service Center must receive your new selection at least 31 days prior to the new Maturity Date.

NOTICE OF MATURITY DATE. Under our current administrative procedures, we will send you one or more notices at least 30 days before your scheduled Maturity Date and request that you verify information we currently have on file. We may delay the start of annuity payments if you fail to verify this information.

CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS

During the Annuity Period, the total value of your Contract must be allocated to no more than four Investment Options. During the Annuity Period, we do not offer the Fixed Investment Options. Instead, we offer annuity payments on a fixed basis as one Investment Option, and annuity payments on a variable basis for EACH Variable Investment Option.

We will generally apply (1) amounts allocated to the Fixed Investment Options as of the Maturity Date to provide annuity payments on a fixed basis and (2) amounts allocated to Variable Investment Options to provide annuity payments on a variable basis. If you are using more than four Investment Options on the Maturity Date, we will divide your Contract's value pro rata among the four Investment Options with the largest values (considering all Fixed Investment Options as a single option), based on the amount of the total value of your Contract that you have in each.

We will make a market value adjustment to any remaining Fixed Investment Option amounts on the Maturity Date, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

SELECTING AN ANNUITY OPTION

Each Contract provides, at the time of its issuance, for annuity payments to commence on the Maturity Date pursuant to Option A: "Life Annuity with Payments for a Guaranteed Period" for a 10 year period (discussed under "Annuity Options".)

Prior to the Maturity Date, you may select a different Annuity Option. However, if the total value of your Contract on the Maturity Date is less than $5,000, you may only select Option A: "Life Annuity with Payments for a Guaranteed Period" for the 10 year period as an Annuity Option, regardless of any other election that you have made. You may not change the form of Annuity Option once payments commence.

If the initial monthly payment under an Annuity Option would be less than $50, we may make a single sum payment equal to the total surrender value of your Contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

Subject to that $50 minimum limitation, your Beneficiary may elect an Annuity Option if:

     -    you have not made an election prior to the Annuitant's death;

     - the Beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

     - the Beneficiary notifies us of the election prior to the date the proceeds become payable.

VARIABLE MONTHLY ANNUITY PAYMENTS

During the Annuity Period, the Contract Value must be allocated to no more than four Investment Options. During the Annuity Period, we offer annuity payments on a variable basis for each Variable Investment Option. If you are using more than four Investment Options on the Maturity Date, under a deferred Contract, we will divide your Contract's value (after deducting any premium tax charge that was not deducted from Purchase Payments) among the four Investment Options with the largest values, pro rata based on the amount of the Contract Value that you have in each.

We determine the amount of the first variable monthly payment under any Variable Investment Option by using the applicable annuity purchase rate for the Annuity Option under which the payment will be made. The Contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the Annuitant or other payee.

The amount of each subsequent variable annuity payment under that Variable Investment Option depends upon the investment performance of that Variable Investment Option.

Here's how it works:

     - We calculate the actual net investment return of the Variable Investment Option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     - If that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     - If the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

Variable Investment Option Valuation Procedures

We compute the net investment return and Annuity Unit values for each Variable Investment Option as of the end of each Business Day. A Business Day is any date on which the New York Stock Exchange is open for daytime trading. Each Business Day ends at the close of daytime trading for the day on that exchange (usually 4:00 p.m. Eastern Time). On any date other than a Business Day, the Annuity Unit value will be the same as the value at the close of the next following Business Day.

ASSUMED INVESTMENT RATE

The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

TRANSFERS DURING THE ANNUITY PERIOD


Some transfers are permitted during the Annuity Period, but subject to different limitations than during the Accumulation Period. Once annuity payments on a variable basis have begun, you may transfer all or part of the investment upon which those payments are based from one Subaccount to another. You must submit your transfer request to Annuities Service Center at least 30 DAYS BEFORE the due date of the first annuity payment to which your transfer will apply. Transfers after the maturity date will be made by converting the number of ANNUITY UNITS being transferred to the number of Annuity Units of the Subaccount to which the transfer is made, so that the next annuity payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, annuity payments will reflect changes in the value of the Annuity Units for the new Subaccount selected. Once annuity payments begin, no transfers may be made from payments on a fixed basis to payments on a variable basis or from payments on a variable basis to payments on a fixed basis. In addition, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of a Portfolio. We also reserve the right to modify or terminate the transfer privilege at any time in accordance with applicable law.


FIXED MONTHLY ANNUITY PAYMENTS

The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the Annuity Option selected. To determine such dollar amounts we first, in accordance with the procedures described above, calculate the amount to be applied to the FIXED ANNUITY OPTION as of the Maturity Date. We then subtract any applicable premium tax charge, if applicable, and divide the difference by $1,000.

We then multiply the result by the greater of:

     - the applicable Fixed Annuity purchase rate shown in the appropriate table in the Contract; or

     - the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the Annuitant, unless prohibited by law.)

ANNUITY OPTIONS

Here are some of the Annuity Options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those Annuity Options listed here and in your Contract.

OPTION A - LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your Beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guaranteed period to a contingent payee, subject to the terms of any supplemental agreement issued.


Federal income tax requirements currently applicable to Contracts used with Qualified Plans provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated Beneficiary.


OPTION B - LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

OPTION C - JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

OPTION D - JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

OPTION E - LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump sum payment, if any, will be for the balance.

OPTION F - INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

OPTION G - INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the Contract.

With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only Fixed Annuity payments. Payments under Options F and G must continue for 10 years, unless your Contract has been in force for 5 years or more.

If the payee is more than 85 years old on the Maturity Date, the following two options are not available without our consent:

     - Option A: "Life Annuity with Payments for a Guaranteed Period" for the 5 year period and

     -    Option B: "Life Annuity without Further Payment on Death of Payee."

                             IX. Federal Tax Matters

INTRODUCTION

The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of an annuity contract is unclear in certain circumstances, and you should consult a qualified tax advisor with regard to the application of the law to your circumstances. This discussion is based on the Code, Treasury Department regulations, and Internal Revenue Service ("IRS") rulings and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department and judicial decisions.

This discussion does not address state or local tax consequences associated with the purchase of a Contract. IN ADDITION, WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE, OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

OUR TAX STATUS

We are taxed as a life insurance company. Under current tax law rules, we include the investment income (exclusive of capital gains) of a Separate Account in our taxable income and take deductions for investment income credited to our "policyholder reserves." We are also required to capitalize and amortize certain costs instead of deducting those costs when they are incurred. We do not currently charge a Separate Account for any resulting income tax costs. We also claim certain tax credits or deductions relating to foreign taxes paid and dividends received by the Portfolios. These benefits can be material. We do not pass these benefits through to a Separate Account, principally because: (i) the deductions and credits are allowed to the Company and not the Contract owners under applicable tax law; and (ii) the deductions and credits do not represent investment return on Separate Account assets that is passed through to Contract owners.

The Contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the Contracts or a Separate Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future. (Please note that this discussion applies to federal income tax but not to any state or local taxes.)

SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFITS


At present, the IRS has not provided guidance as to the tax treatment of charges for optional benefits to an annuity contract. The IRS might take the position that each charge associated with these optional benefits is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report charges for optional benefits as withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such.



When you take a withdrawal under a Nonqualified Contract, it ordinarily is taxable only to the extent it does not exceed gain in the Contract, if any, at the time of the withdrawal. Under current IRS guidance, we expect to determine gain on a withdrawal using the Contract Value. See "IV. Basic Information -- What other optional benefits may have been available to me under a Contract?" for a description of the optional benefit Riders available under the Contracts. It is possible, however, that the IRS may take the position that the value of amounts guaranteed to be available in the future should also be taken into account in computing the taxable portion of a withdrawal. In that event, you may be subject to a higher amount of tax on a withdrawal.



Please see "Qualified Contracts -- Conversions and Rollovers to Roth IRAs" below for additional information on the tax impact of optional benefit Riders on a conversion to a Roth IRA.


If you purchased a Qualified Contract with an optional death benefit or other optional benefit Rider, the presence of these benefits may increase the amount of any required minimum distributions under the requirements of your Qualified Plan. See "Qualified Contracts (Contracts Purchased for a Qualified Plan)" below.


Any annuity payments that you receive under an Annuity Option, including Annuity Options that only are available when you elect an optional benefit Rider, will be taxed in the manner described in "Taxation of Annuity Payments" below.


You should consult a qualified tax advisor for information on any optional benefit Riders.

CHARITABLE REMAINDER TRUSTS

This federal tax discussion does not address tax consequences of a Contract used in a charitable remainder trust. The tax consequences of charitable remainder trusts may vary depending on the particular facts and circumstances of each individual case. Additionally, the tax rules governing charitable remainder trusts, or the taxation of a Contract used with a charitable remainder trust, may be subject to change by legislation, regulatory changes, judicial decrees or other means. You should consult competent legal or tax counsel regarding the tax treatment of a charitable remainder trust before purchasing a Contract for use within it.


NONQUALIFIED CONTRACTS
(Contracts Not Purchased to Fund an Individual Retirement Account or Other Qualified Plan)

Aggregation of Contracts


In certain circumstances, the IRS may determine the portion of an annuity payment or a withdrawal from a contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan.


For example, if you purchase two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the Maturity Date) is includible in income. Thus, if during a calendar year you buy two or more of the Contracts offered by this Prospectus (which might be done, for example, in order to purchase different guarantees and/or benefits under different contracts), all of such Contracts would be treated as one Contract in determining whether withdrawals from any of such Contracts are includible in income. The IRS may also require aggregation in other circumstances and you should consult a qualified tax advisor if you own or intend to purchase more than one annuity contract.


The effects of such aggregation are not always clear and depend on the circumstances. However, aggregation could affect the amount of a withdrawal that is taxable and the amount that might be subject to the 10% penalty tax described below. For purposes of determining the amount of taxable income resulting from a single sum payment or a withdrawal, all Nonqualified annuity contracts issued by us or our affiliates to the Owner within the same calendar year will be treated as if they were a single contract.


Exchanges of Annuity Contracts


We may issue the Contract in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If the exchange is tax free, your investment in the Contract immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any Additional Purchase Payment made as part of the exchange. Your Contract Value immediately after the exchange may or may not exceed your investment in the Contract. Any excess may be includible in income should amounts subsequently be withdrawn or distributed from the Contract (e.g., as a partial surrender, full surrender, annuity payment, or death benefit).



If you exchange part of an existing contract for the Contract, and within 12 months of the exchange you receive a payment (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax-free exchange. Rather, the exchange may be treated as if you had made a partial surrender from the existing contract and then purchased the Contract. In these circumstances, some or all of the amount exchanged into the Contract could be includible in your income and subject to a 10% penalty tax. There are various circumstances in which a partial exchange followed by receipt of a payment within 12 months of the exchange is unlikely to affect the tax free treatment of the exchange. You should consult with your own qualified tax advisor in connection with an exchange of all or part of an annuity contract for the Contract, especially if you make a withdrawal from either contract within 12 months after the exchange.


Loss of Interest Deduction Where Contracts are Held by or for the Benefit of Certain Non-Natural Persons In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, a portion of otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that is received or accrued by the Owner during the taxable year. Entities that are considering purchasing the Contract, or entities that will be beneficiaries under the Contract, should consult a qualified tax advisor.

Undistributed Gains


Except where the Owner is not an individual, we expect our Contracts to be considered annuity contracts under section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your Contract until we actually make a distribution to you or you assign or pledge an interest in your Contract.


However, a Contract held by an Owner other than a natural person (for example, a corporation, partnership, limited liability company, trust, or other such entity) does not generally qualify as an annuity contract for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an Owner in the year earned. Notwithstanding this general rule, a Contract will ordinarily be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person.

Taxation of Annuity Payments

When we make payments under a Contract in the form of an annuity, normally a portion of each annuity payment is taxable as ordinary income. The taxable portion of an annuity payment is equal to the excess of the payment over the exclusion amount.

In the case of variable annuity payments, the exclusion amount is the investment in the Contract when payments begin to be made divided by the number of payments expected to be made (taking into account the Annuitant's life expectancy and the form of annuity benefit selected). In the case of Fixed Annuity payments, the exclusion amount is based on the investment in the Contract and the total expected value of Fixed Annuity payments for the term of the Contract (determined under Treasury Department regulations). In general, your investment in the Contract equals the aggregate amount of premium payments you have made over the life of the Contract, reduced by any amounts previously distributed from the Contract that were not subject to tax. (A simplified method of determining the taxable portion of annuity benefit payments applies to Contracts issued in connection with certain Qualified Plans other than IRAs.)



Once you have recovered your total investment in the Contract tax free, further annuity payments will be fully taxable. If annuity payments cease because the Annuitant dies before all of the investment in the Contract is recovered, the unrecovered amount generally will be allowed as a deduction on the Annuitant's last tax return or, if there is a beneficiary entitled to receive further payments, will be distributed to the Beneficiary as described more fully below under "Taxation of Death Benefit Proceeds."


Surrenders, Withdrawals and Death Benefits

When we make a single sum payment consisting of the entire value of your Contract, you have ordinary taxable income to the extent the payment exceeds your investment in the Contract (discussed above). Such a single sum payment can occur, for example, if you surrender your Contract before the Maturity Date or if no extended payment option is selected for a death benefit payment.


When you take a withdrawal from a Contract before the Maturity Date, including a payment under a systematic withdrawal plan or guaranteed minimum withdrawal benefit, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your Contract exceeds the investment in the Contract, the excess will be considered gain and the withdrawal will be taxable as ordinary income up to the amount of such gain. Taxable withdrawals may also be subject to a penalty tax for premature withdrawals as explained below. When there is no gain included in the Contract's value and only the investment in the Contract remains, any subsequent withdrawal made before the Maturity Date will be a tax-free return of investment, until you have recovered your entire investment in the Contract. If you assign or pledge any part of your Contract's value, the value so pledged or assigned is taxed the same way as if it were a withdrawal.






As mentioned above, amounts received in either a withdrawal or full surrender are taxable to the extent that the Contract Value exceeds the investment in the Contract. There is some uncertainty regarding the effect a Fixed Investment Option's market value adjustment might have on the amount treated as "Contract Value" for this purpose. As a result, the taxable portion of amounts received in either a withdrawal or full surrender could be greater or less depending on how the market value adjustment is treated.



There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to each other. A qualified tax advisor should be consulted in those situations.


Taxation of Death Benefit Proceeds

All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent there is gain in the Contract.

Amounts may be distributed from a Contract because of the death of an Owner or the Annuitant. During the Accumulation Period, death benefit proceeds are includible in income as follows:

     - if distributed in a single sum payment under our current administrative procedures, they are taxed in the same manner as a full withdrawal, as described above; or

     - if distributed under an Annuity Option, they are taxed in the same manner as annuity payments, as described above; or

     - if distributed as a series of withdrawals over the Beneficiary's life expectancy, they are taxable to the extent there is gain in the Contract.

After a Contract matures and annuity payments begin, if the Contract guarantees payments for a stated period and the Owner dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in the Beneficiary's income as follows:

     - if received in a single sum under our current administrative procedures, they are includible in income to the extent that they exceed the unrecovered investment in the Contract at that time; or


     - if distributed in accordance with an existing Annuity Option other than the Period Certain Only Annuity Option, they are fully excludible from income until the remaining investment in the Contract has been recovered, and all annuity benefit payments thereafter are fully includible in income; or



     - if distributed in accordance with an existing Period Certain Only Annuity Option, the payments are taxed the same as the annuity payments made before death. A portion of each annuity payment is includible in income and the remainder is excluded from income as a return of the investment in the Contract.

Penalty Tax on Premature Distributions


There is a 10% penalty tax on the taxable portion of any payment from a Nonqualified Contract. Exceptions to this penalty tax include distributions:


     - received on or after the date on which the Contract Owner reaches age 59 1/2;

     - attributable to the Contract Owner becoming disabled (as defined in the tax law);


     - made to a Beneficiary on or after the death of the Contract Owner or, if the Contract Owner is not an individual, on or after the death of an Annuitant;


     - made as a series of substantially equal periodic payments for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and designated individual Beneficiary;

     -    made under a single-premium immediate annuity contract; or

     - made with respect to certain annuities issued in connection with structured settlement agreements.


Note that when a series of substantially equal periodic payments (Life Expectancy Distribution) is used to avoid the penalty, if the Contract Owner then modifies the payment pattern (other than by reason of death or disability) before the LATER of the Contract Owner's attaining age 59 1/2 and the passage of five years after the date of the first payment, such modification may cause retroactive imposition of the penalty plus interest on it.





Diversification Requirements

Your Contract will not qualify for the tax benefits of an annuity contract unless the Separate Account follows certain rules requiring diversification of investments underlying the Contract. In addition, the rules require that the Contract Owner not have "investment control" over the underlying assets.


In certain circumstances, the owner of a variable annuity contract may be considered the owner, for federal income tax purposes, of the assets of the separate account used to support the contract. In those circumstances, income and gains from the separate account assets would be includible in the Contract Owner's gross income. The IRS has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. A Treasury Decision issued in 1986 stated that guidance would be issued in the form of regulations or rulings on the "extent to which Policyholders may direct their investments to particular subaccounts of a separate account without being treated as owners of the underlying assets." As of the date of this Prospectus, no comprehensive guidance on this point has been issued. In Rev. Rul. 2003-91, however, the IRS ruled that a contract holder would not be treated as the owner of assets underlying a variable annuity contract despite the owner's ability to allocate funds among as many as twenty subaccounts.


The ownership rights under your Contract are similar to, but different in certain respects from, those described in IRS rulings in which it was determined that contract owners were not owners of separate account assets. Since you have greater flexibility in allocating premiums and Contract Values than was the case in those rulings, it is possible that you would be treated as the owner of your Contract's proportionate share of the assets of the Separate Account.

We do not know what future Treasury Department regulations or other guidance may require. We cannot guarantee that an underlying Portfolio will be able to operate as currently described in its prospectus, or that a Portfolio will not have to change any of its investment objectives or policies. We have reserved the right to modify your Contract if we believe doing so will prevent you from being considered the owner of your Contract's proportionate share of the assets of the Separate Account, but we are under no obligation to do so.

Health Care and Education Reconciliation Act of 2010


On March 30, 2010, President Barack Obama signed the Health Care and Education Reconciliation Act of 2010 (the "Act") into law. The Act contains provisions for a new Medicare tax to be imposed at a maximum rate of 3.8% in taxable years beginning in 2013. The tax will be imposed on an amount equal to the lesser of
(a) "net investment income" or (b) the excess of the taxpayer's modified adjusted gross income over a specified income threshold ($250,000 for married couples filing jointly, $125,000 for married couples filing separately, and $200,000 for everyone else). "Net investment income," for these purposes, includes the excess (if any) of gross income from annuities, interest, dividends, royalties and rents, and certain net gain, over allowable deductions, as such terms are defined in the Act or as may be defined in future Treasury Regulations or IRS guidance. The term "net investment income" does not include any distribution from a plan or arrangement described in Code section 401(a), 403(a), 403(b), 408 (i.e., IRAs), 408A (i.e., Roth IRAs) or 457(b).


You should consult a qualified tax advisor for further information about the impact of the Act on your individual circumstances.

Puerto Rico Nonqualified Contracts

IF YOU ARE A RESIDENT OF PUERTO RICO, YOU SHOULD CONSULT A QUALIFIED TAX ADVISER. Distributions from Puerto Rico annuity contracts issued by us are subject to federal income taxation, withholding and reporting requirements as well as Puerto Rico tax laws. Both jurisdictions impose a tax on distributions. Under federal requirements, distributions are deemed to be income first. Under the Puerto Rico tax laws, however, distributions from a Contract not purchased to fund a Qualified Plan ("Nonqualified Contract") are generally treated as a nontaxable return of principal until the principal is fully recovered. Thereafter, all distributions under a Nonqualified

Contact are fully taxable. Puerto Rico does not currently impose an early withdrawal penalty tax. The Code, however, does impose such a penalty and bases it on the amount that is taxable under federal rules.


Distributions under a Nonqualified Contract after annuitization are treated as part taxable income and part nontaxable return of principal. After annuitization, the annual amount excluded from gross income under Puerto Rico tax law is equal to the amount of the distribution in excess of 3% of the total Purchase Payments paid, until an amount equal to the total Purchase Payments paid has been excluded. Thereafter, the entire distribution from a Nonqualified Contract is included in gross income. For federal income tax purposes, however, the portion of each annuity payment that is subject to tax is computed on the basis of investment in the Contract and the Annuitant's life expectancy. Generally Puerto Rico does not require income tax to be withheld from distributions of income from annuity contracts. Although Puerto Rico allows a credit against its income tax for taxes paid to the federal government, you may not be able to use the credit fully.



QUALIFIED CONTRACTS
(Contracts Purchased to Fund an Individual Retirement Account or Other Qualified
Plan)



The Contracts are also available for use in connection with certain types of retirement plans that receive favorable treatment under the Code ("Qualified Plans"). Numerous special tax rules apply to the participants in Qualified Plans and to the Contracts used in connection with these plans. We provide a brief description of types of Qualified Plans in Appendix E of this Prospectus and in the SAI, but make no attempt to provide more than general information about use of the Contracts with the various types of Qualified Plans in this Prospectus. We may limit the availability of the Contracts to certain types of Qualified Plans and may discontinue making Contracts available to any Qualified Plan in the future. If you intend to use a Contract in connection with a Qualified Plan you should consult a qualified tax advisor.


We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a Qualified Plan and contains rules to limit the amount you can contribute to all of your Qualified Plans. Trustees and administrators of Qualified Plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from Qualified Plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.


The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for both withdrawals and annuity benefit payments under certain Qualified Contracts, there may be no "investment in the Contract" and the total amount received may be taxable. Also, loans from Qualified Contracts intended for use under retirement plans qualified under section 403(b) of the Code, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, and the manner in which the loan must be repaid. (You should always consult your tax adviser and retirement plan fiduciary prior to exercising your loan privileges.) Both the amount of the contribution that may be made and the tax deduction or exclusion that you may claim for that contribution are limited under Qualified Plans. Under the tax rules, the Owner and the Annuitant may not be different individuals if a Contract is used in connection with a Qualified Plan. If a co-Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a co-Annuitant is named who is not the Annuitant's spouse, the Annuity Options which are available may be limited, depending on the difference in ages between the Annuitant and co-Annuitant. Additionally, for Contracts issued in connection with Qualified Plans subject to the Employee Retirement Income Security Act of 1974 (ERISA), the spouse or ex-spouse of the Owner will have rights in the Contract. In such a case, the Owner may need the consent of the spouse or ex-spouse to change Annuity Options or make a withdrawal from the Contract.


Required Minimum Distributions


Treasury Department regulations prescribe required minimum distribution ("RMD") rules governing the time at which distributions to the Owner and beneficiaries must commence and the form in which the distributions must be paid. These special rules may also require the length of any guarantee period to be limited. They also affect the restrictions that the Owner may impose on the timing and manner of payment of death benefits to beneficiaries or the period of time over which a Beneficiary may extend payment of the death benefits under the Contract. In addition, the presence of the death benefit or a benefit provided under an optional rider may affect the amount of the required minimum distributions that must be made under the Contract. Failure to comply with RMD requirements will result in the imposition of an excise tax, generally 50% of the amount by which the amount required to be distributed exceeds the actual distribution. In the case of IRAs (other than Roth IRAs), distributions of minimum amounts (as specified in the tax law) to the Owner must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. In the case of certain other Qualified Plans, such distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. Distributions made under certain Qualified Plans, including IRAs and Roth IRAs, after the Owner's death must also comply with RMD requirements, and different rules governing the timing and the manner of payments apply, depending on whether the designated Beneficiary is an individual and, if so, the Owner's spouse, or an individual other than the Owner's spouse. If you wish to impose restrictions on the timing and manner of payment of death benefits to your designated beneficiaries or if your Beneficiary wishes to extend over a period of time the payment of the death benefits under your Contract, please consult your own qualified tax advisor.

Penalty Tax on Premature Distributions


There is also a 10% penalty tax on the taxable amount of any payment from certain Qualified Contracts (but not section 457 plans). (The amount of the penalty tax is 25% of the taxable amount of any payment received from a SIMPLE retirement account during the 2-year period beginning on the date the individual first participated in any qualified salary reduction arrangement maintained by the individual's employer.) There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an Individual Retirement Annuity or an IRA, including a SIMPLE IRA, the penalty tax does not apply to a payment:


     - received on or after the date on which the Contract Owner reaches age 59 1/2;

     - received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or

     - made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and "designated beneficiary" (as defined in the tax law).


Note that when a series of substantially equal periodic payments is used to avoid the penalty, if the Contract Owner then modifies the payment pattern (other than by reason of death or disability) before the LATER of the Contract Owner's attaining age 59 1/2 or the passage of five years after the date of the first payment, such modification may cause retroactive imposition of the penalty plus interest on it.



These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403 of the Code, the exception for substantially equal periodic payments applies only if the Owner has had a severance from employment). In addition, the penalty tax does not apply to certain distributions from IRAs that are used for first time home purchases or for higher education expenses, or for distributions made to certain eligible individuals called to active duty after September 11, 2001. Special conditions must be met to qualify for these three exceptions to the penalty tax. If you wish to take a distribution from an IRA for these purposes, you should consult your own qualified tax advisor.



When we issue a Contract in connection with a Qualified Plan, we will amend the Contract as necessary to conform to the requirements of the plan. However, your rights to any benefits under the plan may be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contracts. We will not be bound by terms and conditions of Qualified Plans to the extent those terms and conditions contradict a Contract, unless we consent.


Rollovers and Transfers


If permitted under your plan, you may make a distribution:


     - from a traditional IRA and make a "tax-free rollover" to another traditional IRA;


     - from a traditional IRA and make a "tax-free rollover" to a retirement plan qualified under section 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code;



     - from any Qualified Plan (other than a section 457 deferred compensation plan maintained by a tax-exempt organization) and make a "tax-free rollover" to a traditional IRA; or



     - from a retirement plan qualified under section 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code and make a "tax-free rollover" to any such plans.



In addition, if your spouse survives you, he or she is permitted to take a distribution from your tax-qualified retirement account and make a "tax-free rollover" to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse's plan. A beneficiary who is not your surviving spouse may, if permitted by the plan, make a direct transfer to a traditional IRA of the amount otherwise distributable to him or her upon your death under a Contract that is held as part of a retirement plan described in section 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code. The IRA is treated as an inherited IRA of the non-spouse beneficiary. A beneficiary who is not your spouse may also make a direct transfer to an inherited IRA of the amount otherwise distributable to him or her under a Contract which is a traditional IRA.



You may also make a taxable rollover from a traditional IRA to a Roth IRA. In addition, distributions from a retirement plan described in section 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code may be rolled over directly to a Roth IRA. This type of rollover is taxable. You may make a "tax-free rollover" to a Roth IRA from a Roth IRA or from a Roth account in a retirement plan described in section 401(a) or section 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code.


Although we allow a beneficiary of an IRA who is eligible to roll the IRA over to a Contract as a traditional or Roth IRA to do so, we do not allow such an IRA beneficiary to purchase any of our optional benefit Riders on that Contract.


In lieu of taking a distribution from your plan (including a section 457 deferred compensation plan maintained by a tax-exempt organization), your plan may permit you to make a direct trustee-to-trustee transfer of plan assets.


Withholding on Rollover Distributions


Eligible rollover distributions from a retirement plan that is qualified under section 401(a), 403(a), or 403(b) of the Code, or a governmental deferred compensation plan described in section 457(b) of the Code are subject to mandatory withholding. An eligible rollover distribution generally is any taxable distribution from such plans except (i) minimum distributions required under section 401(a)(9) of the Code,
(ii) certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments," and (iii) if applicable, certain hardship withdrawals.


Federal income tax of 20% will be withheld from an eligible rollover distribution. The withholding is mandatory and you cannot elect to have it not apply. This 20% withholding will not apply, however, if instead of receiving the eligible rollover distribution, you choose to have it directly transferred to an applicable plan, a traditional IRA, or a Roth IRA.


If you take a distribution from a Qualified Contract, we may have to withhold a portion of the distribution and remit it to the IRS. The amount we may be required to withhold can be up to 20% of the taxable portion of your distribution. We treat any amount we withhold as a withdrawal from your Contract, which could result in a reduction of the guarantees and benefits that you may have purchased under an optional benefits Rider to your Contract. Please read "What other optional benefits may have been available to me under a Contract?" in "IV. Basic Information" earlier in this Prospectus for information about the impact of withdrawals on optional benefit Riders.



We do not need to withhold any amounts if you provide us with information, on the forms we require for this purpose, that you wish to assign a Qualified Contract and/or transfer amounts from that Contract directly to another Qualified Plan. Similarly, if you wish to purchase a Qualified Contract, you may find it advantageous to instruct your existing retirement plan to transfer amounts directly to us in lieu of making a distribution to you. YOU SHOULD SEEK INDEPENDENT TAX ADVICE IF YOU PURCHASED A CONTRACT FOR USE WITH A QUALIFIED PLAN.


Conversions and Rollovers to Roth IRAs


You can convert a traditional IRA to a Roth IRA or directly roll over distributions that you receive from a retirement plan described in section 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code to a Roth IRA. The Roth IRA annual contribution limit does not apply to converted or rollover amounts.



You must, however, pay tax on any portion of the converted or rollover amount that would have been taxed if you had not converted or rolled over to a Roth IRA. No similar limitations apply to rollovers to one Roth IRA from another Roth IRA or from a Roth account in a retirement plan described in section 401(a) or section 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code. Please note that the amount deemed to be the "converted amount" for tax purposes may be higher than the Contract Value because of the deemed value of guarantees.



If you convert a Contract issued as a traditional IRA (or other type of Qualified Contract, if permitted under your plan) to a Roth IRA, or instruct us to transfer a rollover amount from a Qualified Contract to a Roth IRA, you may instruct us to not withhold any of the conversion for taxes and remittance to the IRS. A direct rollover or conversion is not subject to mandatory tax withholding, even if the distribution is includible in gross income. If you do instruct us to withhold for taxes when converting an existing Contract to a Roth IRA, we will treat any amount we withhold as a withdrawal from your Contract, which could result in a reduction of the guarantees and benefits you may have purchased under an optional benefits Rider to your Contract. Please read "What other optional benefits may have been available to me under a Contract?" in "IV. Basic Information" earlier in this Prospectus for information about the impact of withdrawals on optional benefit Riders.


You may find it advantageous to pay the tax due from resources other than your retirement plan assets if you wish to purchase a Contract for use as a Roth IRA through a rollover from that retirement plan. YOU SHOULD SEEK INDEPENDENT TAX ADVICE IF YOU INTEND TO USE THE CONTRACT IN CONNECTION WITH A ROTH IRA.


The adjusted gross income limit for converting traditional IRAs and other qualified retirement accounts to a Roth IRA was repealed effective January 1, 2010. Accordingly, taxpayers with more than $100,000 of adjusted gross income may now convert such assets without an early distribution penalty at the time of the conversion. However, the early distribution penalty may still apply if amounts converted to a Roth IRA are distributed within the 5-taxable year period beginning in the year the conversion is made. Generally, the amount converted to a Roth IRA is included in ordinary income for the year in which the account was converted. Given the potential for taxation of Roth IRA conversions and early distribution penalties, you should consider the resources that you have available, other than your retirement plan assets, for paying any taxes that would become due the year of any such conversion or a subsequent year. You should seek independent qualified tax advice if you intend to use the Contract in connection with a Roth IRA.


Section 403(b) Qualified Plans


Section 403(b) of the Code permits public school employees and employees of certain types of tax-exempt organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the Purchase Payments from gross income for tax purposes. We currently are not offering this Contract for use in a retirement plan intended to qualify as a section 403(b) Qualified Plan (a "Section 403(b) Qualified Plan" or the "Plan") unless (a) we (or an affiliate of ours) previously issued annuity contracts to that retirement plan, (b) the initial purchase payment for the new Contract is sent to us directly from the Section 403(b) Qualified Plan through your employer, the Plan's administrator, the Plan's sponsor or in the form of a transfer acceptable to us, (c) we have entered into an agreement with your
Section 403(b) Qualified Plan concerning the sharing of information related to your

Contract (an "Information Sharing Agreement"), and (d) unless contained in the Information Sharing Agreement, we have received a written determination by your employer, the Plan administrator or the Plan sponsor of your Section 403(b) Qualified Plan that the plan qualifies under section 403(b) of the Code and complies with applicable Treasury Department regulations (a "Certificate of Compliance") (Information Sharing Agreement and Certificate of Compliance, together, the "Required Documentation").


We may accept, reject or modify any of the terms of a proposed Information Sharing Agreement presented to us, and make no representation that we will enter into an Information Sharing Agreement with your Section 403(b) Qualified Plan.

In the event that we do not receive the Required Documentation and you nonetheless direct us to proceed with a rollover transfer of initial Purchase Payment funds, the transfer may be treated as a taxable transaction.

Loans


A loan privilege is available only to Owners of Contracts issued in connection with section 403(b) retirement arrangements that are not subject to Title 1 of the Employee Retirement Income Security Act of 1974 (ERISA). The rules governing the availability of loans, including the maximum Loan Amount, are prescribed in the Code, Treasury regulations, IRS rulings, and our procedures in effect at the time a loan is made. Because the rules governing loans under section 403(b) Contracts are complicated, you should consult your tax adviser before exercising the loan privilege. Failure to meet the requirements for loans may result in adverse income tax consequences to you. The loan agreement you sign will describe the restrictions and limitations applicable to the loan at the time you apply.



Federal tax law generally requires loans to be repaid within 5 years (except in cases where the loan was used to acquire the principal residence of a plan participant), with repayments made at least quarterly and in level payments over the term of the loan. Interest will be charged on your Loan Amount. Failure to make a loan repayment when due will result in adverse income tax consequences to you.


The amount of any Unpaid Loans will be deducted from the death benefit otherwise payable under the Contract. In addition, loans, whether or not repaid, will have a permanent effect on the Contract Value because the investment results of the Investment Accounts will apply only to the unborrowed portion of the Contract Value. The longer a loan is unpaid, the greater the effect is likely to be. The effect could be favorable or unfavorable.


If you are considering making a rollover transfer from a retirement plan described in section 403(b) of the Code to a traditional IRA or a Roth IRA, you should consult with a qualified tax advisor regarding possible tax consequences. If you have a loan outstanding under the section 403(b) plan, the transfer may subject you to income taxation on the amount of the loan balance.



Please see Appendix E: "Qualified Plan Types" or request a copy of the SAI from the Annuities Service Center for more detailed information regarding Section 403(b) Qualified Plans.


Puerto Rico Contracts Issued to Fund Retirement Plans


The tax laws of Puerto Rico vary significantly from the provisions of the Internal Revenue Code of the United States that are applicable to various Qualified Plans. With regard to Qualified Plans, although we may offer variable annuity contracts in Puerto Rico in connection with Puerto Rican "tax qualified" retirement plans, the text of this Prospectus addresses federal tax law only and is inapplicable to the tax laws of Puerto Rico.



Designated Roth Accounts within Qualified Plans



The Small Business Jobs Act of 2010 authorizes: (1) participants in 457(b) plans to contribute deferred amounts to designated Roth accounts within their 457(b) plan; and (2) participants in 401(k), 403(b) and certain other plans to roll over qualified distributions into a designated Roth account within their plans, if allowed by their plans. The Contract, however, was not designed to separately account for any Contract Value in a single Contract that is split between Roth and non-Roth accounts, even if your 401(k) Plan, 403(b) Plan or 457 Plan allows you to split your account. If your plan allows it, and you split your Contract Value into Roth and non-Roth accounts, you or your plan administrator (in the case of 401(k) Plans) will be responsible for the accounting of your Contract Value for tax purposes: calculating withholding, income tax reporting, and verifying Required Minimum Distribution distributions made under our Life Expectancy Distribution program. We are not responsible for the calculations of any service provider that you may use to split Contract Value between Roth and non-Roth accounts. We will deny any request that would create such a split.


SEE YOUR OWN TAX ADVISOR


The foregoing description of federal income tax topics and issues is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate and gift tax or state tax consequences. The rules under the Code governing Qualified Plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an Annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should always consult a qualified tax advisor.

                              X. Other Information

ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY

To qualify for favorable tax treatment, certain Contracts can't be sold, assigned, discounted, or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the Owner is a trustee under section 401(a) of the Code.


Subject to these limits, while the Annuitant is alive, you may designate someone else as the Owner by written notice to the Annuities Service Center. You chose the Beneficiary in the application for the Contract. You may change the Beneficiary by written notice no later than receipt of due proof of the death of the Annuitant. Changes of Owner or Beneficiary will take effect when we receive them, whether or not you or the Annuitant is then alive. However, these changes are subject to:


     -    the rights of any assignees of record; and

     -    certain other conditions referenced in the Contract.

An assignment, pledge, or other transfer may be a taxable event. See "IX. Federal Tax Matters" above. Therefore, you should consult a competent tax adviser before taking any such action.

BENEFICIARY

The Beneficiary is the person, persons or entity designated in the Contract specifications page (or as subsequently changed). However, if there is a surviving Contract Owner, we will treat that person as the Beneficiary. You may change the Beneficiary subject to the rights of any irrevocable Beneficiary. You must make any change in writing and the change must be received at our Annuities Service Center. We must approve any change. If approved, we will effect such change as of the date on which it was written. We assume no liability for any payments made or actions taken before the change is approved. If no Beneficiary is living, any designated Contingent Beneficiary will be the Beneficiary. The interest of any Beneficiary is subject to that of any assignee. If no Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Contract Owner. In the case of certain Qualified Contracts, Treasury Department regulations may limit designations of Beneficiaries.

SPOUSE


FEDERAL DEFINITION OF SPOUSE. Any federal tax provisions related to status as a "spouse" are governed by the federal Defense of Marriage Act ("DOMA"), which does not recognize civil unions or same-sex marriages that may be allowed under state law. Please consult with your own qualified tax advisor for information on how federal tax rules may affect Contracts where civil union or same-sex marriage partners, either singularly or jointly own the Contract, or are designated Annuitant(s), Beneficiary(ies) and/or Covered Person(s).



STATE VARIATIONS. Some states require that civil union and same-sex marriage partners receive the same contractual benefits as spouses who fall within the DOMA definition. To see a table of states with such a requirement, you may request an SAI from the Annuities Service Center. You should consult with a qualified financial professional for additional information on your state's regulations regarding civil unions and same-sex marriages.


CODE SECTION 72(s)


In order for our Nonqualified Contracts (i.e., Contracts not purchased to fund an Individual Retirement Account or other Qualified Plan) to be treated as annuities under the Code, we will interpret the provisions of the Contract so as to comply with the requirements of section 72(s) of the Code, which prescribes certain required provisions governing distributions after the death of the Owner.


PERFORMANCE INFORMATION


We may advertise total return information about investments made in the Variable Investment Options. We refer to this information as "Separate Account level" performance. In our Separate Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable Variable Investment Option.



Total return at the Separate Account level is the percentage change between:


     - the value of a hypothetical investment in a Variable Investment Option at the beginning of the relevant period; and

     -    the value at the end of such period.

At the Separate Account level, total return reflects adjustments for any:


     -    mortality and expense risk charges,

     -    administrative charge,


     -    the annual Contract fee, and


     - withdrawal charge payable if the Owner surrenders his Contract at the end of the relevant period.


Total return at the Separate Account level does not, however, reflect any premium tax charges or any charges for optional benefit Riders. Total return at the Separate Account level will be lower than that at the Trust level where comparable charges are not deducted.


We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any Contract fee or withdrawal charge and it may be for additional durations.

We may advertise "current yield" and "effective yield" for investments in the Money Market Investment Option. Current yield refers to the income earned on your investment in the Money Market Investment Option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.


Current yield and effective yield reflect all the recurring charges at the Separate Account level, but will not reflect any premium tax, any withdrawal charge, if applicable, or any charge for optional benefit Riders.


REPORTS

At least annually, we will send you (1) a report showing the number and value of the accumulation units in your Contract and (2) the financial statements of the Portfolios.

VOTING PRIVILEGES


At meetings of the Portfolios' shareholders, we will generally vote all the shares of each Portfolio that we hold in the Separate Account in accordance with timely instructions we receive from the Owners of Contracts that participate in the corresponding Variable Investment Option.


CHANGES TO THE SEPARATE ACCOUNT

We reserve the right, subject to applicable law, including any required shareholder approval:


     - to transfer assets from the Separate Account to another Separate Account or Investment Option by withdrawing the same percentage of each investment in the Separate Account with proper adjustments to avoid odd lots and fractions;


     -    to add or delete Variable Investment Options;

     -    to change the underlying investment vehicles;

     -    to operate the Separate Account in any form permitted by law; and

     - to terminate the Separate Account's registration under the 1940 Act, if such registration should no longer be legally required.

Unless otherwise required under applicable laws and regulations, notice to or approval of Owners will not be necessary for us to make such changes.

VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES

We may allow a reduction in or the elimination of any Contract charges, or an increase in a credited interest rate for a Fixed Investment Option. The affected Contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the Contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the Contracts.

The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

     -    the size of the initial Purchase Payment;


     -    the size of the group or class;


     - the total amount of Purchase Payments expected to be received from the group or class and the manner in which the

          Purchase Payments are remitted;

     - the nature of the group or class for which the Contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

     - the purpose for which the Contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced; or

     - the level of commissions paid to selling broker-dealers or certain financial institutions with respect to Contracts within the same group or class.

We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a Contract is approved. We reserve the right to change these rules from time to time. Any variation in charges, rates, or fees will reflect differences in costs and services, will apply uniformly to all prospective Contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any Owner.

DISTRIBUTION OF CONTRACTS


John Hancock Distributors, LLC ("JH Distributors"), a Delaware limited liability company and an affiliate of ours, is the principal underwriter and distributor of the Contract interests offered by this Prospectus and of other annuity and life insurance products we and our affiliates offer. JH Distributors also acts as the principal underwriter of John Hancock Variable Insurance Trust, whose securities are used to fund certain Variable Investment Options under the Contract and under other annuity and life insurance products we offer.


JH Distributors' principal address is 200 Bloor Street East, Toronto, Canada M4W 1E5. It also maintains offices with us at 601 Congress Street, Boston, Massachusetts 02210. JH Distributors is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the Financial Industry Regulatory Authority ("FINRA").

We offered the Contract for sale through broker-dealers that entered into selling agreements for the sale of the Contracts. Broker-dealers sold the Contract through their registered representatives who have been appointed by us to act as our insurance agents. Signator Investors, Inc. ("Signator"), a subsidiary of ours, or any of its affiliates that is registered under the 1934 Act and a member of FINRA, may also have offered the Contract.

JH Distributors may pay on-going compensation to broker-dealers in connection with the sale or servicing of a Contract. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. We may also reimburse Signator for direct and indirect expenses actually incurred in connection with the distribution of these Contracts.

Signator representatives may have received additional cash or non-cash incentives (including expenses for conference or seminar trips and certain gifts) in connection with the sale of Contracts issued by us. From time to time, Signator, at its expense, may also have provided significant additional amounts to broker dealers or other financial services firms which sold or arranged for the sale of the Contracts. Such compensation may have included, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the Contracts, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may have been motivated to sell our Contracts instead of Contracts issued by other insurance companies.

We or our affiliates may provide compensation to broker-dealers for providing on-going service in relation to Contracts that have already been purchased. The amount and timing of compensation we or our affiliates may provide may vary, but total compensation paid to broker-dealers with respect to the Contracts is not expected to exceed the amount of compensation for distribution of the Contracts as described in this Prospectus.


TRANSACTION CONFIRMATIONS



We will send you confirmation statements for certain transactions in your Investment Accounts. You should carefully review these transaction confirmations to verify their accuracy. You should report any mistakes immediately to our Annuities Service Center. If you fail to notify our Annuities Service Center of any mistake within 60 days of the delivery of the transaction confirmation, we will deem you to have ratified the transaction. We encourage you to register for electronic delivery of your transaction confirmations. Please contact the John Hancock Annuities Service Center at the applicable telephone number or Internet address shown on the first page of this Prospectus for more information on electronic transactions.


STATEMENT OF ADDITIONAL INFORMATION


Our Statement of Additional Information provides additional information about the Contract, including the optional benefit Riders and the Separate Account, including information on our history, services provided to the Separate Account and legal and regulatory matters. We filed the Statement of Additional Information with the SEC on the same date as this Prospectus and incorporate it herein by reference. You may obtain a copy of the current Statement of Additional Information without charge by contacting us at the Annuities Service Center shown on the first page of this Prospectus. The SEC also maintains a Web site (http://www.sec.gov) that contains the Statement of Additional Information and other information about us, the Contract and the Separate Account. We list the Table of Contents of the Statement of Additional Information below.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT T
(FORMERLY JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF)
Statement of Additional Information
Table of Contents


............................................................................    page of SAI
General Information and History ...........................................          1
Accumulation Unit Values ..................................................          1
Services ..................................................................          1
  Independent Registered Public Accounting Firm ...........................          1
  Principal Underwriter ...................................................          1
  Compensation ............................................................          2
Calculation of Performance Data ...........................................          2
  Money Market Variable Investment Options ................................          2
  Other Variable Investment Options .......................................          2
Other Performance Information .............................................          3
State Variations Regarding Recognition of Same-Sex Couples.................          4
Qualified Plan Types.......................................................          4
  Traditional IRAs.........................................................          4
  Roth IRAs................................................................          5
  Simple IRA Plans.........................................................          5
  Simplified Employee Pensions (SEP-IRAs)..................................          6
  Section 403(b) Qualified Plans or Tax-Sheltered Annuities................          6
  Restrictions Under the Texas Optional Retirement Program.................          7
  Corporate and Self-Employed ("H.R.-10 and "Keogh") Pension
    and Profit-Sharing Plans...............................................          8
  Deferred Compensation Plans of State and Local Governments
    and Tax-Exempt Organizations...........................................          8
Calculation of Annuity Payments............................................          8
  Calculation of Annuity Units.............................................          8
  Annuity Unit Values......................................................          9
  Mortality Tables.........................................................         10
Additional Information About Determining Unit Values ......................         10
  Net Investment Rate .....................................................         10
  Adjustment of Units and Values ..........................................         10
  Hypothetical Example Illustrating the Calculation of
    Accumulation Unit Values and Annuity Unit Values ......................         10
Purchases and Redemptions of Portfolio Shares .............................         10
The Separate Account ......................................................         11
Liability for Telephone Transfers .........................................         11
Voting Privileges .........................................................         11
Legal and Regulatory Matters...............................................         12
Financial Statements ......................................................         13


FINANCIAL STATEMENTS


The Statement of Additional Information also contains the Company's financial statements for the years ended December 31, 2010 and 2009, and its Separate Account financial statements for the year ended December 31, 2010 (the "Financial Statements"). Our Financial Statements provide information on our financial strength for the year ended 2010, including information on our general account assets that were available at that time to support our guarantees under the Contracts and any optional benefit Riders. The Company's general account consists of securities and other investments, the value of which may decline during periods of adverse market conditions.

             APPENDIX A: Details About Our Fixed Investment Options

INVESTMENTS THAT SUPPORT OUR FIXED INVESTMENT OPTIONS

We back our obligations under the Fixed Investment Options with John Hancock USA's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the Fixed Investment Options). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

      -     corporate bonds;

      -     mortgages;

      -     mortgage-backed and asset-backed securities; and

      -     government and agency issues.

We invest primarily in domestic investment-grade securities. In addition, we use derivative Contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected Fixed Investment Option at the time we:

      -     receive your Purchase Payment;

      -     effectuate your transfer; or

      -     renew your Fixed Investment Option.

We have no specific formula for establishing the guaranteed rates for the Fixed Investment Options. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the Fixed Investment Option. In determining guarantee rates, we may also consider, among other factors, the duration of the Fixed Investment Option, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

We determine the amount of the market value adjustment by multiplying the amount being taken from the Fixed Investment Option (before any applicable withdrawal charge, if any is applicable) by a factor expressed by the following formula:

                                     (1+g)  (n)
                                     -----  --  -1
                                 (1+c+0.005)(12)

where,

G is the guaranteed rate in effect for the current Fixed Investment Option.

C is the current guaranteed rate in effect for new Fixed Investment Options with duration equal to the number of years remaining in the current Fixed Investment Option (rounded to the nearest whole number of years). If we are not currently offering such a Fixed Investment Option, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

N is the number of complete months from the date of withdrawal to the end of the current Fixed Investment Option. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the Fixed Investment Option, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred                        $10,000
Guarantee period                                       5 years
Time of withdrawal or transfer                         beginning of 3rd year of guaranteed period
Guaranteed rate (g)                                    4%
Guaranteed rate for new 3 year guarantee (c)           3%
Remaining guarantee period (n)                         36 months

Market Value Adjustment:

                               (  1+0.04    )(36)
                      10.000 X [------------  --  -1] = 145.63
                               (1+0.03+0.005) 12

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $145.63 = $10,145.63

* All interest rates have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                     $10,000
Guarantee period                                    5 years
Time of withdrawal or transfer                      beginning of 3rd year of guaranteed period
Guaranteed rate (g)                                 4%
Guaranteed rate for new 3 year guarantee (c)        5%
Remaining guarantee period (n)                      36 months

Market Value Adjustment:

                               (  1+0.04    )(36)
                      10.000 X [------------  --  -1] = -420.50
                               (1+0.05+0.005) 12

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- $420.50 = $9,579.50

* All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B: Examples of Withdrawal Charge Calculations

DECLARATION AND PATRIOT VARIABLE ANNUITIES

Assume the Following Facts:

      - On January 1, 1997, you make a $5000 initial Purchase Payment and we issue you a Contract.

      -     On January 1, 1998, you make a $1000 Purchase Payment.

      -     On January 1, 1999, you make a $1000 Purchase Payment.

      - On January 1, 2000, the total value of your Contract is $9000 because of good investment earnings.


Now assume you make a withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your Contract.


          $   6,000.00 -- withdrawal request payable to you
          +     272.23 -- withdrawal charge payable to us
          ------------
          $   6,272.23 -- total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

      (1) We FIRST reduce your $5000 INITIAL PURCHASE PAYMENT by the three annual $30 Contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your Contract.

          $5,000
          -   30 -- 1998 Contract fee payable to us
          -   30 -- 1999 Contract fee payable to us
          -   30 -- 2000 Contract fee payable to us
          ------
          $4,910 -- amount of your initial Purchase Payment we would consider to be withdrawn

Under the free withdrawal provision, we deduct 10% of the total value of your Contract at the beginning of the Contract Year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial Purchase Payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your Contract to cover the withdrawal charge on your initial Purchase Payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

          $ 4,910.00
          -      900 -- free withdrawal amount (payable to you)
          ----------
          $    4,010
          x      .05
          ----------
          $   200.50 -- withdrawal charge on initial Purchase Payment (payable to us)

          $ 4,010.00
          -   200.50
          ----------
          $ 3,809.50 -- part of withdrawal request payable to you

      (2) We NEXT deem the entire amount of your 1998 PURCHASE PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your Contract to cover the withdrawal charge on your 1998 Purchase Payment. We pay the remainder of $950 to you as a part of your withdrawal request.

          $ 1,000
          x   .05
          -------
          $    50 -- withdrawal charge on 1998 Purchase Payment (payable to us)

          $ 1,000
          -    50
          -------
          $   950 -- part of withdrawal request payable to you

      (3) We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial Purchase Payment, and $950 from your 1998 Purchase Payment. Therefore, $340.50 is needed to reach $6000.

          $  6,000.00 -- total withdrawal amount requested
          -    900.00 -- free withdrawal amount
          -  3,809.50 -- payment deemed from initial Purchase Payment
          -    950.00 -- payment deemed from 1998 Purchase Payment
          -----------
          $    340.50 -- additional payment to you needed to reach $6000

We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed -- [applicable withdrawal charge percentage times withdrawal needed]

          $   340.50       =  x -- [.06x]
          $   340.50       =  .94x
          $   340.50/0.94  =  X
          $   362.23       =  X

          $   362.23       --  deemed withdrawn from 1999 Purchase Payment
          $-  340.50       --  part of withdrawal request payable to you
          ----------
          $    21.73       --  withdrawal charge on 1999 Purchase Payment
                               deemed withdrawn (payable to us)

          $   200.50       --  withdrawal charge on the INITIAL PURCHASE PAYMENT
          $+   50.00       --  withdrawal charge on the 1998 PURCHASE PAYMENT
          $+   21.73       --  withdrawal charge on the 1999 PURCHASE PAYMENT
          ----------
          $   272.23       --  Total withdrawal charge

EXAMPLES OF WITHDRAWAL CHARGE CALCULATIONS - CONTINUED

Revolution Extra Variable Annuities

Assume the Following Facts:

      - On January 1, 2001, you make a $5,000 initial Purchase Payment and we issue you a Contract.

      -     On January 1, 2002, you make a $1,000 Purchase Payment.

      -     On January 1, 2003, you make a $1,000 Purchase Payment.

      - On January 1, 2004, the total value of your Contract is $7,500 because of the extra credits and favorable investment earnings.


Now assume you make a withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a CDSL of $474.19. We withdraw a total of $7,474.19 from your Contract.


          $ 7,000.00 -- withdrawal request payable to you
          +   474.19 -- withdrawal charge payable to us
          ----------
          $ 7,474.19 -- total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

(1) We first distribute to you the $500 profit you have in your Contract ($7,500 total Contract Value less $7,000 of Purchase Payments you have paid) under the free withdrawal provision.

(2) Next we repay to you the $5,000 Purchase Payments you paid in 2001 Under the free withdrawal provision, $200 of that Purchase Payment is charge free ($7,000 total Purchase Payments paid x 10%; less the $500 free withdrawal in the same Contract Year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 Purchase Payment. Because you made that Purchase Payment 3 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $336 from your Contract to cover the withdrawal charge on your 2001 Purchase Payment. We pay the remainder of $4,464 to you as a part of your withdrawal request.

          $ 5,000
          -   200 -- free withdrawal amount (payable to you) $ 4,800
          x   .07
          -------
          $   336 --  withdrawal charge on 2001 Purchase Payment (payable to us)

          $ 4,800
          -   336
          -------
          $ 4,464 --  part of withdrawal request payable to you

(1) We NEXT deem the entire amount of your 2002 PURCHASE PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $70 from your Contract to cover the withdrawal charge on your 2002 Purchase Payment. We pay the remainder of $930 to you as a part of your withdrawal request.

          $ 1,000
          x   .07
          -------
          $    70--  withdrawal charge on 2002 Purchase Payment (payable to us)

          $ 1,000
          -    70
          -------
          $   930 --  part of withdrawal request payable to you

(2) We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,464 from your 2001 Purchase Payment under paragraph 2, and $930 from your 2003 Purchase Payment under paragraph 3. Therefore, $906 is needed to reach $7,000.

          $ 7,000 -- total withdrawal amount requested
          -   500 -- profit
          -   200 -- free withdrawal amount
          - 4,464 -- payment deemed from initial Purchase Payment
          -   930 -- payment deemed from initial Purchase Payment
          -------
          $   906 -- additional payment to you needed to reach $7,000

We know that the withdrawal charge percentage for this remaining amount is 7%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed -- [applicable withdrawal charge percentage times withdrawal needed]

          $     906 =  x -- [.07x]
          $     906 =  .93x
          $ 906/.93 =  X
          $  974.19 =  X

          $  974.19 -- deemed withdrawn from 2003 Purchase Payment
          $  906.00 -- part of withdrawal request payable to you
          ---------
          $   68.19 --  withdrawal charge on 2003 Purchase Payment deemed withdrawn (payable to us)

Revolution Value Variable Annuities

Assume the Following Facts:

     - On January 1, 2001, you make a $5,000 initial Purchase Payment and we issue you a Contract.

     -    On January 1, 2002, you make a $1,000 Purchase Payment.

     -    On January 1, 2003, you make a $1,000 Purchase Payment.

     - On January 1, 2004, the total value of your Contract is $7,500 because of favorable investment earnings.

Now assume you make a withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a withdrawal charge of $289.36. We withdraw a total of $7,289.36 from your Contract.


Revolution Value Variable Annuities -- continued

          $ 7,000.00 -- withdrawal request payable to you
          +   289.36 -- withdrawal charge payable to us
          ----------
          $ 7,289.36 -- total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

     (1) We FIRST distribute to you the $500 profit you have in your Contract ($7,500 total Contract Value less $7,000 of Purchase Payments you have paid) under the free withdrawal provision.

Next we repay to you the $5,000 Purchase Payments you paid in 2001. Under the free withdrawal provision, $200 of that Purchase Payment is charge free ($7,000 total Purchase Payments paid x 10%; less the $500 free withdrawal in the same Contract Year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 Purchase Payment. Because you made that Purchase Payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $192 from your Contract to cover the withdrawal charge on your 2001 Purchase Payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

          $ 5,000
          -   200 -- free withdrawal amount (payable to you)
          -------
          $ 4,800
          x   .04
          -------
          $   192 -- withdrawal charge on 2001 Purchase Payment (payable to us)

          $ 4,800
          -   192
          -------
          $ 4,608 -- part of withdrawal request payable to you

      (2) We NEXT deem the entire amount of your 2002 PURCHASE PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your Contract to cover the withdrawal charge on your 2002 Purchase Payment. We pay the remainder of $950 to you as a part of your withdrawal request.

          $  1,000
          x    .05
          --------
          $     50 -- withdrawal charge on 2002 Purchase Payment (payable to us)

          $  1,000
          -     50
          --------
          $    950 -- part of withdrawal request payable to you

      (3) We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 Purchase Payment under paragraph 2, and $950 from your 2003 Purchase Payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

          $ 7,000 -- total withdrawal amount requested
          -   500 -- Profit
          -   200 -- free withdrawal amount
          - 4,608 -- payment deemed from initial Purchase Payment
          -   950 -- payment deemed from 2002 Purchase Payment
          -------
          $   742 --  additional payment to you needed to reach $7,000

      (4) We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed -- [applicable withdrawal charge percentage times withdrawal needed]

          $     742.00  =  x -- [.06x]
          $     742.00  =  .94x
          $ 742.00/.94  =  X
          $     789.36  =  X

          $     789.36  -- Deemed withdrawn from 2003 Purchase Payment
          $     742.00  -- part of withdrawal request payable to you
          ------------
          $      47.36  -- withdrawal charge on 2003 Purchase Payment deemed withdrawn (payable to us)

                  APPENDIX C: Optional Enhanced Death Benefits

DECLARATION AND PATRIOT VARIABLE ANNUITIES

"Stepped-Up" Death Benefit Rider

If you were under age 80 when you applied for your Contract, you may have elected to enhance the standard death benefit by purchasing a stepped-up death benefit. Under this benefit, if the Annuitant dies before the Contract's Maturity Date, we will pay the Beneficiary the greater of:

      -     the standard death benefit (described above); or

      - the highest total value of your Contract (adjusted by any market value adjustment) as of any anniversary of your Contract to date, PLUS any Purchase Payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

For these purposes, however, we count only those Contract Anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the Annuitant attains age 81 (80 1/2 for PATRIOT VARIABLE ANNUITIES).

You may have elected this benefit ONLY when you applied for the Contract and ONLY if this benefit is available in your state. As long as the benefit is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables. For a description of this charge, refer to "What Fees and Charges will be Deducted from My Contract?"

You should carefully review the tax considerations for optional benefit benefits section before selecting this optional benefit. For a more complete description of the terms and conditions of this benefit, you should refer directly to the benefit. We will provide you with a copy on request.

Accidental Death Benefit Rider

If you are under age 80 when you apply for your Contract, you may elect to purchase an accidental death benefit. In addition to any other death benefit, this benefit provides a benefit upon the accidental death of the Annuitant prior to the earlier of:

      -     the Contract's Maturity Date; and

      -     the Annuitant's 80(th) birthday.

Under this benefit, the Beneficiary will receive an amount equal to the total value of the Contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the Annuities Service
Center:

      -     proof of the Annuitant's death; and

      -     any required instructions as to method of settlement.

You may elect this benefit ONLY when you apply for the Contract. As long as the benefit is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS BEFORE SELECTING THIS OPTIONAL BENEFIT RIDER. FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS BENEFIT, YOU SHOULD REFER DIRECTLY TO THE RIDER. WE WILL PROVIDE YOU WITH A COPY UPON REQUEST. NOT ALL STATES ALLOW THIS BENEFIT.

REVOLUTION ACCESS, REVOLUTION EXTRA, AND REVOLUTION VALUE VARIABLE ANNUITIES

You may have elected a death benefit that differs from the standard death benefit by purchasing an optional death benefit Rider:

      - only if the Rider was available in your state when you applied for the Contract;

      - if you elected the Enhanced Death Benefit Rider, only if each Owner and each Annuitant was under age 80 at the time you applied for the Contract; and

      - if you elected the Earnings Enhancement Death Benefit Rider, only if each Owner and each Annuitant was under age 75 at the time you applied for the Contract.

We may have waived either or both of the last two restrictions for Contracts purchased prior to the date a Rider was available in your state.

As long as an optional death benefit Rider is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The Rider and its related charges terminate on:

      -     the Contract's Maturity Date; or

      -     upon your surrendering the Contract; or

      - a change of ownership, except where a spousal Beneficiary continues the Rider after an Owner's death (we explain Contract continuation by a spouse in "Distributions Requirements Following Death of Owner").

In addition, you may terminate the Enhanced Death Benefit Rider at any time by providing written notification to us at the Annuities Service Center shown on the first page of this Prospectus. If you purchase an Earnings Enhancement Death Benefit Rider, however, you CANNOT request us to terminate the Rider and its charges.

Enhanced Death Benefit Rider

Under this benefit, we will pay the greatest of:

      -     the standard death benefit;


      - the amount of each Purchase Payment you have paid (but not including any extra credits), accumulated at 5% effective annual interest during the benefit's measuring period (less any withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or


      - the highest total value of your Contract (adjusted by any market value adjustment) as of any anniversary of your Contract during the benefit's measuring period, plus any Purchase Payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The benefit's "measuring period" includes only those Contract Anniversaries that occur (1) before we receive proof of death and (2) before the measuring life attains age 81. The benefit's "measuring life" is:

      - the Owner, if there is only one Owner under your Contract and the death benefit is payable because the Owner dies before the Maturity Date;

      - the oldest Owner, if there are joint Owners under your Contract and the death benefit is payable because either Owner dies before the Maturity Date;

      - the Annuitant, if there is only one Annuitant under your Contract and the death benefit is payable because the Annuitant dies before the Maturity Date;

      - the youngest Annuitant, if there are joint Annuitants under your Contract and the death benefit is payable because the surviving Annuitant dies during the Owner(s) lifetime(s) but before the Maturity Date.

If an Owner is also an Annuitant, we will generally consider that person to be an "Owner" instead of an "Annuitant" for purposes of determining the benefit's measuring life.

For a more complete description of the terms and conditions of this benefit, you should refer directly to the benefit. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefits under "IX. Federal Tax Matters" if you selected this optional benefit.


Earnings Enhancement Death Benefit Rider
(not available for Contracts issued to Qualified Plans)


Under this benefit, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the Owners and Annuitants when you purchased the benefit. In certain marketing materials, this benefit may have been referred to as the "Beneficiary Tax Relief" benefit because any amounts paid under this benefit can be used to cover taxes that may be due on death benefit proceeds under your Contract. Amounts paid under this benefit, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The Earnings Enhancement amount is determined as follows:

      - if all of the Owners and the Annuitant are under age 70 on the date your benefit is issued, the Earnings Enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that benefit is in effect) and your "Net Purchase Payments," up to a maximum benefit amount of 80% of your "Adjusted Net Purchase Payments" prior to the date of the decedent's death;

      - if any of the Owners or the Annuitant is age 70 or older on the date your benefit is issued, the Earnings Enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that benefit is in effect) and your "Net Purchase Payments," up to a maximum benefit amount of 50% of your "Adjusted Net Purchase Payments" prior to the date of the decedent's death; but

      - if there are joint Annuitants under your Contract, we will not count the age of the older Annuitant for either of these purposes unless the older Annuitant is also an Owner.

"Net Purchase Payments," for purposes of this benefit, means Purchase Payments you paid for the Contract, less any withdrawals in excess of earnings from your Contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your Contract before they are taken from your Purchase Payments. "Adjusted Net Purchase Payments" means Net Purchase Payments minus any Purchase Payments you paid in the 12 month period prior to the decedent's death (excluding the initial Purchase Payments).

For a more complete description of the terms and conditions of this benefit, you should refer directly to the Rider. We will provide you with a copy on request.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS UNDER "IX. FEDERAL TAX MATTERS" IF YOU SELECTED ANY OF THESE OPTIONAL DEATH BENEFIT RIDERS. THE DEATH BENEFITS UNDER THESE RIDERS WILL DECREASE IF YOU MAKE WITHDRAWALS UNDER YOUR CONTRACT. THE ENHANCED EARNINGS DEATH BENEFIT RIDER MAY NOT BE APPROPRIATE FOR YOU IF YOU EXPECT TO WITHDRAW EARNINGS.

     APPENDIX D: Examples of Earnings Enhancement Death Benefit Calculation
        (Not applicable to the Declaration or Patriot Variable Annuities)

The following are examples of the optional Earnings Enhancement death benefit. We have assumed that there are earnings under the Contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1

Earnings Enhancement death benefit with standard death benefit, no adjustments for withdrawals or Additional Purchase Payments

Assume:

      - You elect the Earnings Enhancement death benefit Rider (but not the enhanced death benefit Rider) when you purchase your Contract,

      - At the time of purchase, you and the Annuitant are each under age 70 and you pay an initial Purchase Payment of $100,000,

      - You allocate the Purchase Payment to a Variable Investment Option, and make no transfers of Contract Value to other Investment Options,

      - We determine the death benefit before the Maturity Date, in the fourth year of your Contract on a day when the total value of your Contract is $180,000.

CALCULATION OF STANDARD DEATH BENEFIT. We compare the total value of your Contract ($180,000, with no market value adjustment) to the total amount of Purchase Payments you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT. Because you and the Annuitant were both under age 70 when the Rider was issued, the Earnings Enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to 80% of your "Adjusted Net Premiums."

CALCULATION OF NET PURCHASE PAYMENTS AND ADJUSTED NET PURCHASE PAYMENTS. To determine "Net Purchase Payments," we reduce the Purchase Payments you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Purchase Payments is $100,000. To determine "Adjusted Net Purchase Payments," we reduce the Net Purchase Payments ($100,000) by any Purchase Payments you made, other than the initial Purchase Payment, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Purchase Payments" is $100,000.

CALCULATION OF MAXIMUM BENEFIT AMOUNT. The maximum benefit amount under the Earnings Enhancement death benefit Rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

The Earnings Enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The Earnings Enhancement amount is therefore $32,000.

The total Death Benefit in this example is the standard death benefit ($180,000) plus the Earnings Enhancement amount ($32,000), or $212,000.

EXAMPLE 2

Earnings Enhancement death benefit with enhanced death benefit, adjusted for withdrawal and Additional Purchase Payments.

Assume:

      - you elect the Earnings Enhancement death benefit Rider and the enhanced death benefit Rider when you purchase your Contract;

      - at the time of purchase, you are over age 70 and you pay an initial Purchase Payment of $100,000; - you allocate the Purchase Payments to a Variable Investment Option, and make no transfers of Contract Value to other Investment Options;

      - on the seventh anniversary of your Contract, your total value in the Contract is $175,000, which is the highest value on any anniversary date;

      - on the day after the seventh anniversary of your Contract, you make a withdrawal of $80,000;

      - on the eighth anniversary of your Contract, the total value of your Contract is $110,000, and you make an Additional Purchase Payment of $10,000 at the end of the eighth year of your Contract;

      - we determine the death benefit before the Maturity Date in the middle of the ninth year of your Contract, on a day when the total value of your Contract is $120,000.

CALCULATION OF ENHANCED DEATH BENEFIT. In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your Contract on the date the death benefit is determined.

CALCULATION OF PREMIUM ROLL-UP. We calculate the amount of each Purchase Payment you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial Purchase Payment, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second Purchase Payment is $10,246.95. The total amount of the premium "roll-up" is $75,566.70.

CALCULATION OF HIGHEST ANNIVERSARY VALUE. We determine the highest anniversary value of your Contract on any anniversary date during the Rider's measuring period ($175,000), plus any Purchase Payments since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

The total value of your Contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount ($105,000). The enhanced death benefit is therefore $120,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT. Because you were over age 70 when the Rider was issued, the Earnings Enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

CALCULATION OF NET PREMIUMS AND ADJUSTED NET PREMIUMS. To determine "Net Premiums," we reduce the Purchase Payments you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew $80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of Purchase Payments paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($105,000) by any Purchase Payments you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

CALCULATION OF MAXIMUM BENEFIT AMOUNT. The maximum benefit amount under the Earnings Enhancement death benefit Rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

The Earnings Enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The Earnings Enhancement amount is therefore $3,750.

The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the Earnings Enhancement amount ($3,750), or $123,750.

                        APPENDIX E: Qualified Plan Types

For more detailed information about these plan types, you may request a Statement of Additional Information.


              PLAN TYPE
          TRADITIONAL IRAS          Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity or IRA (sometimes referred to as a traditional IRA to distinguish it from the Roth IRA discussed below). IRAs are subject to limits on the amounts that may be contributed and deducted, the persons who may be eligible and the time when distributions may commence. Also, distributions from certain other types of qualified retirement plans may be rolled over on a tax-deferred basis into an IRA. The
                                    Contract may not, however, be used in connection with an Education IRA under section 530 of the Code. In general, unless you have made nondeductible contributions to your IRA, all amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, death benefits or withdrawal), are taxable to the payee as ordinary income.

              ROTH IRAS             Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a Roth IRA. Roth IRAs are generally subject to the same rules as non-Roth IRAs, but they differ in certain significant respects. Among the differences are that contributions to a Roth
                                    IRA are not deductible and qualified distributions from a Roth IRA are excluded from income.

          SIMPLE IRA PLANS          In general, under section 408(p) of the Code a small business employer may establish a SIMPLE
                                    IRA retirement plan if the employer employed no more than 100 employees earning at least
                                    $5,000 during the preceding year. Under a SIMPLE IRA plan both employees and the employer make deductible contributions. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. The requirements for minimum distributions from a SIMPLE IRA retirement plan are generally the same as those discussed above for distributions from a traditional IRA. The rules on taxation of distributions are also similar to those that apply to a traditional IRA with a few exceptions.

      SIMPLIFIED EMPLOYEE           Section 408(k) of the Code allows employers to establish simplified employee pension plans for
    PENSIONS (SEP -- IRAS)          their employees, using the employees' IRAs for such purposes, if certain criteria are met.
                                    Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. The requirements for minimum distributions from a SEP - IRA, and rules on taxation of distributions from a SEP - IRA, are generally the same as those discussed above for distributions from a traditional IRA.

   SECTION 403(b) QUALIFIED         Section 403(b) of the Code permits public school employees and employees of certain types of
    PLANS OR TAX-SHELTERED          tax-exempt organizations to have their employers purchase annuity contracts for them and,
          ANNUITIES                 subject to certain limitations, to exclude the Purchase Payments from gross income for tax purposes. There also are limits on the amount of incidental benefits that may be provided under a tax-sheltered annuity. These contracts are commonly referred to as "tax-sheltered annuities." We currently are not offering this Contract for use in a Section 403(b) Qualified
                                    Plan except under limited circumstances.

 CORPORATE AND SELF-EMPLOYED        Sections 401(a) and 403(a) of the code permit corporate employers to establish various types
 PENSION AND PROFIT-SHARING         of tax-deferred retirement plans for employees. The Self-Employed Individuals' Tax Retirement
  PLANS (H.R.-10 AND KEOGH)         Act of 1962, as amended, commonly referred to as "H.R.-10" or "Keogh," permits self-employed individuals to establish tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of annuity contracts in order to provide benefits under the plans, but there are limits on the amount of incidental benefits that may be provided under pension and profit sharing plans.

  DEFERRED COMPENSATION PLANS       Section 457 of the Code permits employees of state and local governments and tax-exempt
 OF STATE AND LOCAL GOVERNMENTS     organizations to defer a portion of their compensation without paying current taxes. The
  AND TAX-EXEMPT ORGANIZATIONS      employees must be participants in an eligible deferred compensation plan. A section 457 plan must satisfy several conditions, including the requirement that it must not permit distributions prior to the participant's severance from employment (except in the case of an unforeseen emergency). When we make payments under a section 457 Contract, the payment is taxed as ordinary income.

                   APPENDIX U: Accumulation Unit Value Tables


The following table provides information about Variable Investment Options available under the Contracts described in this Prospectus. We present this information in columns that compare the value of various classes of Accumulation Units for each Variable Investment Option during the periods shown.


We use Accumulation Units to measure the value of your investment in a particular Variable Investment Option. Each Accumulation Unit reflects the value of underlying shares of a particular Portfolio (including dividends and distributions made by that Portfolio), as well as the charges we deduct on a daily basis for Separate Account Annual Expenses. (See the Fee Tables section of the Prospectus for additional information on these charges.)

The table contains information on different classes of Accumulation Units because we deduct different levels of daily charges. In particular, the table shows Accumulation Units reflecting the daily charges for:

      -     Patriot Contracts with Initial Purchase of less that $250,000;

      -     Patriot Contracts with Initial Purchase of $250,000, or more;

      -     Declaration Contracts with Initial Purchase of less that $250,000;

      -     Declaration Contracts with Initial Purchase of $250,000, or more;

      -     Revolution Access Contracts;

      -     Revolution Extra Contracts;

      -     Revolution Value Contracts.

The number of units listed in the Accumulation Unit Value Tables for Revolution Contracts for the years 2000 and 2001 are listed for the entire Revolution series (Revolution Access, Revolution Extra, and Revolution Value).

Revolution, Declaration

        JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT T
                            ACCUMULATION UNIT VALUES
     REVOLUTION VALUE VARIABLE ANNUITY, REVOLUTION ACCESS VARIABLE ANNUITY,
                       REVOLUTION EXTRA VARIABLE ANNUITY
                                      AND
           DECLARATION VARIABLE ANNUITY AND PATRIOT VARIABLE ANNUITY


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
500 INDEX TRUST B - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                  7.37       7.37      22.93      22.06      19.32      18.70         --         --         --         --
   Value at End of
      Year                  7.37       7.37       7.37      22.93      22.06      19.32         --         --         --         --
   Rev Value No. of
      Units              658,665    808,695    964,580  1,237,659  1,647,151  1,911,056         --         --         --         --
   Rev. Access No. of
      Units              114,130    133,208    150,214    173,190    201,117    236,963         --         --         --         --
   Rev. Extra No. of
      Units              204,018    239,593    286,531    384,693    524,530    609,115         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --      10.08         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --      10.45         --         --         --         --
   No. of Units               --         --         --         --         --      4,262         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                  9.43       7.55      12.18      11.72      10.27       9.93         --         --         --         --
   Value at End of
      Year                 10.69       9.43       7.55      12.18      11.72      10.27         --         --         --         --
   No. of Units            9,708     11,304     12,827     21,214     34,915     39,274         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                 15.00      11.99      19.28      18.50      16.17      15.61         --         --         --         --
   Value at End of
      Year                 17.05      15.00      11.99      19.28      18.50      16.17         --         --         --         --
   No. of Units              394        397        400        655     25,069     75,382         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 17.75      14.22      22.93      22.06      19.32      18.70         --         --         --         --
   Value at End of
      Year                 20.13      17.75      14.22      22.93      22.06      19.32         --         --         --         --
   No. of Units           63,057     74,590     80,207    102,600    140,106    197,318         --         --         --         --
ACTIVE BOND FUND (MERGED INTO ACTIVE BOND TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-01-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      11.57      11.00      10.39      10.00
   Value at End of
      Year                    --         --         --         --         --         --      11.97      11.57      11.00      10.39
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,549,579  1,767,167  1,018,456  1,154,989
   Rev. Access No. of
      Units                   --         --         --         --         --         --    152,483    172,975    191,092  1,154,989
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    508,142    561,305    391,520  1,154,989
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.78      14.02      13.20      10.00
   Value at End of
      Year                    --         --         --         --         --         --      15.33      14.78      14.02      13.20
   No. of Units               --         --         --         --         --         --     13,113     24,515     24,867     12,777
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      11.57      11.00      10.39      10.00
   Value at End of
      Year                    --         --         --         --         --         --      11.97      11.57      11.00      10.39
   No. of Units               --         --         --         --         --         --     55,188     65,067     22,897     22,387
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.78      14.02      13.20      10.00
   Value at End of
      Year                    --         --         --         --         --         --      15.33      14.78      14.02      13.20
   No. of Units               --         --         --         --         --         --     31,793     36,530      8,785      9,232
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      11.57      11.00      10.39      10.00
   Value at End of
      Year                    --         --         --         --         --         --      11.97      11.57      11.00      10.39
   No. of Units               --         --         --         --         --         --    534,099    670,444    400,122    341,607

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ACTIVE BOND TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 14.02      11.37      12.86      12.52      12.13      11.97         --         --         --         --
   Value at End of
      Year                 15.78      14.02      11.37      12.86      12.52      12.13         --         --         --         --
   Rev Value No. of
      Units              373,648    508,844    651,030    897,422  1,118,514  1,299,356         --         --         --         --
   Rev. Access No. of
      Units               83,002     89,771    110,460    117,286    126,015    156,946         --         --         --         --
   Rev. Extra No. of
      Units              131,109    161,489    228,290    265,929    354,955    433,037         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --      15.33         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --      15.57         --         --         --         --
   No. of Units               --         --         --         --         --     12,777         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 14.02      11.37      12.86      12.52      12.13      11.97         --         --         --         --
   Value at End of
      Year                 15.78      14.02      11.37      12.86      12.52      12.13         --         --         --         --
   No. of Units           17,659     15,612     16,226     18,927     24,243     50,914         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --      14.71      16.60      16.12      15.57      15.33         --         --         --         --
   Value at End of
      Year                    --      18.19      14.71      16.60      16.12      15.57         --         --         --         --
   No. of Units               --     15,896      7,210     20,258     24,714     35,544         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 14.02      11.37      12.86      12.52      12.13      11.97         --         --         --         --
   Value at End of
      Year                 15.78      14.02      11.37      12.86      12.52      12.13         --         --         --         --
   No. of Units          120,768    152,723    172,100    243,065    282,341    375,146         --         --         --         --
AIM V.I. CAPITAL DEVELOPMENT FUND (MERGED INTO MID CAP INDEX TRUST EFF 4-29-05) - SERIES II CLASS SHARES
   (units first credited 5-01-2002)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       9.93       7.45      10.00         --
   Value at End of
      Year                    --         --         --         --         --         --      11.31       9.93       7.45         --
   Rev Value No. of
      Units                   --         --         --         --         --         --     45,281     37,054     11,177         --
   Rev. Access No. of
      Units                   --         --         --         --         --         --      1,080      6,387      2,620         --
   Rev. Extra No. of
      Units                   --         --         --         --         --         --      4,632      4,066         --         --
AIM V.I. PREMIER EQUITY FUND (SHARES MERGED INTO 500 INDEX TRUST B EFF 4-29-05) - SERIES I CLASS SHARES
   (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       7.29       5.90       8.57       9.92
   Value at End of
      Year                    --         --         --         --         --         --       7.62       7.29       5.90       8.57
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,894,411  2,169,567  1,779,003  3,090,645
   Rev. Access No. of
      Units                   --         --         --         --         --         --    227,332    268,348    230,661  3,090,645
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    675,995    791,576    646,051  3,090,645
BLUE CHIP GROWTH TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                  7.56       5.35       9.43       8.47       7.82       7.41         --         --         --         --
   Value at End of
      Year                  8.68       7.56       5.35       9.43       8.47       7.82         --         --         --         --
   Rev Value No. of
      Units              589,755    719,504    849,908  1,132,219  1,200,356  1,324,980         --         --         --         --
   Rev. Access No. of
      Units               71,995     77,527     84,973    103,249    106,105    121,357         --         --         --         --
   Rev. Extra No. of
      Units              181,643    223,476    246,938    310,455    395,008    445,212         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --       7.52         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --      35.40         --         --         --         --
   No. of Units               --         --         --         --         --      3,877         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                  7.56       5.35       9.43       8.47       7.82       7.41         --         --         --         --
   Value at End of
      Year                  8.68       7.56       5.35       9.43       8.47       7.82         --         --         --         --
   No. of Units           20,255     26,574     26,771     38,624     63,374     53,262         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                 34.56      24.41      42.90      38.40      35.40       7.52         --         --         --         --
   Value at End of
      Year                 39.77      34.56      24.41      42.90      38.40      35.40         --         --         --         --
   No. of Units            6,096      6,096      6,096      6,124      9,367      9,370         --         --         --         --

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                  7.56       5.35       9.43       8.47       7.82       7.41         --         --         --         --
   Value at End of
      Year                  8.68       7.56       5.35       9.43       8.47       7.82         --         --         --         --
   No. of Units           44,507     55,135     58,618     87,324    104,902    127,019         --         --         --         --
BOND INDEX FUND (REPLACED BY BOND INDEX TRUST B EFF 4-29-05) (NOW TOTAL BOND MARKET TRUST B) - NAV SHARES
   (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      12.57      12.28      11.31      10.63
   Value at End of
      Year                    --         --         --         --         --         --      12.91      12.57      12.28      11.31
   Rev Value No. of
      Units                   --         --         --         --         --         --    731,490    911,341    737,019    833,929
   Rev. Access No. of
      Units                   --         --         --         --         --         --     78,974    105,438    145,149    833,929
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    176,431    215,193    232,070    833,929
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.74      12.42      11.41      10.66
   Value at End of
      Year                    --         --         --         --         --         --      13.12      12.74      12.42      11.41
   No. of Units               --         --         --         --         --         --      9,826      9,826      9,826      9,826
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.58      12.29      11.32      10.64
   Value at End of
      Year                    --         --         --         --         --         --      12.92      12.58      12.29      11.32
   No. of Units               --         --         --         --         --         --      7,901      9,232     18,388     14,281
CAPITAL APPRECIATION TRUST - NAV SHARES (units first credited 4-28-2006)
Contracts with no Optional Benefits
   Value at Start of
      Year                  3.67       2.61       4.21       3.81       3.71         --         --         --         --         --
   Value at End of
      Year                  4.05       3.67       2.61       4.21       3.81         --         --         --         --         --
   Rev Value No. of
      Units              432,107    592,281    678,778    883,258    924,111         --         --         --         --         --
   Rev. Access No. of
      Units               52,056     77,863     87,290     90,304     97,812         --         --         --         --         --
   Rev. Extra No. of
      Units               96,636     87,769    104,980    139,604    151,570         --         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                 11.74       8.33      13.41      12.12      11.77         --         --         --         --         --
   Value at End of
      Year                 13.01      11.74       8.33      13.41      12.12         --         --         --         --         --
   No. of Units            1,659      2,762      4,168      4,708      4,708         --         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                  3.67       2.61       4.21       3.81       3.71         --         --         --         --         --
   Value at End of
      Year                  4.05       3.67       2.61       4.21       3.81         --         --         --         --         --
   No. of Units           26,964     36,270     43,157     50,245     86,214         --         --         --         --         --
EARNINGS GROWTH FUND (REPLACED BY LARGE CAP GROWTH TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       3.65       2.96       4.43       7.11
   Value at End of
      Year                    --         --         --         --         --         --       3.70       3.65       2.96       4.43
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,068,977  1,209,120  1,222,455  1,636,323
   Rev. Access No. of
      Units                   --         --         --         --         --         --    118,540    129,095    154,964  1,636,323
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    174,391    227,056    239,167  1,636,323
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       7.19       5.82       8.69      13.92
   Value at End of
      Year                    --         --         --         --         --         --       7.31       7.19       5.82       8.69
   No. of Units               --         --         --         --         --         --      7,532     20,004     20,872     14,866
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       7.10       5.76       8.63      13.85
   Value at End of
      Year                    --         --         --         --         --         --       7.20       7.10       5.76       8.63
   No. of Units               --         --         --         --         --         --     78,767     90,017     98,370    112,159
EQUITY INDEX FUND (REPLACED BY 500 INDEX TRUST B EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      17.10      13.49      17.58      20.22
   Value at End of
      Year                    --         --         --         --         --         --      18.70      17.10      13.49      17.58
   Rev Value No. of
      Units                   --         --         --         --         --         --    651,999    728,312    673,856    804,600
   Rev. Access No. of
      Units                   --         --         --         --         --         --     85,101     85,894     86,077    804,600
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    171,065    164,996    154,223    804,600

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       9.20       7.23       9.41      10.79
   Value at End of
      Year                    --         --         --         --         --         --      10.08       9.20       7.23       9.41
   No. of Units               --         --         --         --         --         --      4,262     75,959     75,959     79,909
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       9.08       7.16       9.33      10.74
   Value at End of
      Year                    --         --         --         --         --         --       9.93       9.08       7.16       9.33
   No. of Units               --         --         --         --         --         --     47,638     51,022     60,758     84,207
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.24      11.20      14.56      10.00
   Value at End of
      Year                    --         --         --         --         --         --      15.61      14.24      11.20      14.56
   No. of Units               --         --         --         --         --         --     78,336     52,830     59,634     75,420
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      17.10      13.49      17.58      10.00
   Value at End of
      Year                    --         --         --         --         --         --      18.70      17.10      13.49      17.58
   No. of Units               --         --         --         --         --         --    279,282    352,181    366,608    447,352
EQUITY-INCOME TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 13.29      10.70      16.92      16.57      14.09      13.72         --         --         --         --
   Value at End of
      Year                 15.13      13.29      10.70      16.92      16.57      14.09         --         --         --         --
   Rev Value No. of
      Units              595,136    740,319    946,430  1,201,392  1,446,739  1,650,936         --         --         --         --
   Rev. Access No. of
      Units              103,624    119,371    139,325    153,610    164,653    186,140         --         --         --         --
   Rev. Extra No. of
      Units              180,987    217,757    267,263    371,493    471,158    525,745         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                 21.29      17.10      26.96      26.36      22.34      13.93         --         --         --         --
   Value at End of
      Year                 24.29      21.29      17.10      26.96      26.36      22.34         --         --         --         --
   No. of Units              942        944        945        947         --     14,210         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 13.29      10.70      16.92      16.57      14.09      13.72         --         --         --         --
   Value at End of
      Year                 15.13      13.29      10.70      16.92      16.57      14.09         --         --         --         --
   No. of Units           12,643     14,007     14,103     19,101     36,627     48,062         --         --         --         --
FIDELITY VIP CONTRAFUND (MERGED INTO TOTAL STOCK MARKET INDEX TRUST EFF 4-29-05) - SERVICE CLASS SHARES
   (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      10.49       8.28       9.25      10.69
   Value at End of
      Year                    --         --         --         --         --         --      11.95      10.49       8.28       9.25
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,199,675  1,230,521  1,168,106  1,645,859
   Rev. Access No. of
      Units                   --         --         --         --         --         --    157,444    179,239    202,789  1,645,859
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    371,068    386,807    377,519  1,645,859
FIDELITY VIP GROWTH (MERGED INTO 500 INDEX TRUST B EFF 4-29-05) - SERVICE CLASS SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       7.76       5.92       8.59      10.57
   Value at End of
      Year                    --         --         --         --         --         --       7.92       7.76       5.92       8.59
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,424,488  1,601,890    133,140  2,501,361
   Rev. Access No. of
      Units                   --         --         --         --         --         --    157,843    203,487    198,959  2,501,361
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    400,455    480,716    507,521  2,501,361
FIDELITY VIP OVERSEAS (MERGED INTO INTERNATIONAL EQUITY INDEX TRUST B EFF 4-29-05) - SERVICE CLASS SHARES
   (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       8.62       6.10       7.73       9.97
   Value at End of
      Year                    --         --         --         --         --         --       9.66       8.62       6.10       7.73
   Rev Value No. of
      Units                   --         --         --         --         --         --    470,234    501,964    523,589    960,931
   Rev. Access No. of
      Units                   --         --         --         --         --         --    108,986    126,285    143,079    960,931
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    165,213    170,854    193,599    960,931
FINANCIAL INDUSTRIES FUND (REPLACED BY FINANCIAL SERVICES TRUST EFF 4-29-05) - NAV SHARES (units first credited 4-30-1997)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      14.43      11.60      14.58      17.90
   Value at End of
      Year                    --         --         --         --         --         --      15.49      14.43      11.60      14.58
   Rev Value No. of
      Units                   --         --         --         --         --         --    418,976    488,871    542,851    855,100
   Rev. Access No. of
      Units                   --         --         --         --         --         --     18,431     21,825     49,964    855,100
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    126,349    132,174    145,392    855,100

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.67      11.76      14.75      18.06
   Value at End of
      Year                    --         --         --         --         --         --      15.79      14.67      11.76      14.75
   No. of Units               --         --         --         --         --         --      5,074      7,562     10,776     15,026
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.43      11.60      14.58      17.90
   Value at End of
      Year                    --         --         --         --         --         --      15.49      14.43      11.60      14.58
   No. of Units               --         --         --         --         --         --     22,357     24,757     29,786     44,296
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.67      11.76      14.74      18.06
   Value at End of
      Year                    --         --         --         --         --         --      15.79      14.67      11.76      14.74
   No. of Units               --         --         --         --         --         --     91,290     88,045     95,524    155,926
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.43      11.60      14.58      17.90
   Value at End of
      Year                    --         --         --         --         --         --      15.49      14.43      11.60      14.58
   No. of Units               --         --         --         --         --         --    656,027    791,313    946,719  1,210,792
FINANCIAL SERVICES TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 14.08      10.07      18.42      20.00      16.44      15.49         --         --         --         --
   Value at End of
      Year                 15.60      14.08      10.07      18.42      20.00      16.44         --         --         --         --
   Rev Value No. of
      Units              139,558    165,351    177,539    225,906    301,610    367,963         --         --         --         --
   Rev. Access No. of
      Units                6,179      8,724      7,682      9,704     10,516     12,681         --         --         --         --
   Rev. Extra No. of
      Units               20,966     29,745     40,298     63,214     86,689    102,683         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --      15.79         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --      16.80         --         --         --         --
   No. of Units               --         --         --         --         --      4,460         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 14.08      10.07      18.42      20.00      16.44      15.49         --         --         --         --
   Value at End of
      Year                 15.60      14.08      10.07      18.42      20.00      16.44         --         --         --         --
   No. of Units            4,050      4,956      5,086      7,948     13,625     19,140         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --      16.80      15.79         --         --         --         --
   Value at End of
      Year                    --         --         --         --      20.49      16.80         --         --         --         --
   No. of Units               --         --         --         --     22,512     59,620         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 14.08      10.07      18.42      20.00      16.44      15.49         --         --         --         --
   Value at End of
      Year                 15.60      14.08      10.07      18.42      20.00      16.44         --         --         --         --
   No. of Units          154,795    173,183    236,100    308,095    377,881    502,999         --         --         --         --
FUNDAMENTAL GROWTH FUND (MERGED INTO LARGE CAP GROWTH FUND EFF 11-01-04) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --         --       6.79       9.86      14.74
   Value at End of
      Year                    --         --         --         --         --         --         --       8.84       6.79       9.86
   Rev Value No. of
      Units                   --         --         --         --         --         --         --    328,022    337,037    589,572
   Rev. Access No. of
      Units                   --         --         --         --         --         --         --     49,535     66,283    589,572
   Rev. Extra No. of
      Units                   --         --         --         --         --         --         --    135,376    123,943    589,572
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --       7.20      10.43      10.00
   Value at End of
      Year                    --         --         --         --         --         --         --       9.39       7.20      10.43
   No. of Units               --         --         --         --         --         --         --      5,248      5,264      8,119
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --       6.79       9.86      10.00
   Value at End of
      Year                    --         --         --         --         --         --         --       8.84       6.79       9.86
   No. of Units               --         --         --         --         --         --         --     11,404     10,008     24,747
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --       7.20      10.43      10.00
   Value at End of
      Year                    --         --         --         --         --         --         --       9.39       7.20      10.43
   No. of Units               --         --         --         --         --         --         --     46,190     33,826     64,187

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --       6.79       9.86      10.00
   Value at End of
      Year                    --         --         --         --         --         --         --       8.84       6.79       9.86
   No. of Units               --         --         --         --         --         --         --    117,743    114,921    167,698
FUNDAMENTAL VALUE FUND (REPLACED BY EQUITY-INCOME TRUST EFF 4-29-05) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      11.12       8.75      10.73      11.68
   Value at End of
      Year                    --         --         --         --         --         --      12.70      11.12       8.75      10.73
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,256,245    603,015    569,649    802,605
   Rev. Access No. of
      Units                   --         --         --         --         --         --    143,234     78,791     85,139    802,605
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    371,180    210,263    177,846    802,605
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       9.76       7.66       9.37      10.00
   Value at End of
      Year                    --         --         --         --         --         --      11.17       9.76       7.66       9.37
   No. of Units               --         --         --         --         --         --         --     50,632     50,632     50,632
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      11.12       8.75      10.73      10.00
   Value at End of
      Year                    --         --         --         --         --         --      12.70      11.12       8.75      10.73
   No. of Units               --         --         --         --         --         --     22,289     21,714     23,612     30,710
FUNDAMENTAL VALUE FUND B (FORMERLY LARGE CAP VALUE CORE SM) (MERGED INTO FUNDAMENTAL VALUE FUND EFF 11-01-04) - NAV SHARES
   (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --         --       8.13      10.07      10.71
   Value at End of
      Year                    --         --         --         --         --         --         --      10.35       8.13      10.07
   Rev Value No. of
      Units                   --         --         --         --         --         --         --    816,510    826,588  1,056,790
   Rev. Access No. of
      Units                   --         --         --         --         --         --         --     71,994     80,764  1,056,790
   Rev. Extra No. of
      Units                   --         --         --         --         --         --         --    204,107    195,857  1,056,790
GLOBAL BOND FUND (REPLACED BY GLOBAL BOND TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      13.85      12.10      10.31      10.60
   Value at End of
      Year                    --         --         --         --         --         --      15.13      13.85      12.10      10.31
   Rev Value No. of
      Units                   --         --         --         --         --         --    150,408    180,511    141,303     71,857
   Rev. Access No. of
      Units                   --         --         --         --         --         --     31,596     32,488     28,155     71,857
   Rev. Extra No. of
      Units                   --         --         --         --         --         --     76,355     87,529     39,131     71,857
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      13.96      12.20      10.39      10.68
   Value at End of
      Year                    --         --         --         --         --         --      15.26      13.96      12.20      10.39
   No. of Units               --         --         --         --         --         --      9,431      9,647     11,396      5,140
GLOBAL BOND TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 16.78      14.73      15.60      14.41      13.86      15.13         --         --         --         --
   Value at End of
      Year                 18.30      16.78      14.73      15.60      14.41      13.86         --         --         --         --
   Rev Value No. of
      Units               80,753     95,920    129,165    153,973    122,036    137,434         --         --         --         --
   Rev. Access No. of
      Units               19,722     19,205     18,840     21,525     24,419     26,043         --         --         --         --
   Rev. Extra No. of
      Units               31,044     35,818     40,352     51,292     54,079     67,446         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 16.78      14.73      15.60      14.41      13.86      15.26         --         --         --         --
   Value at End of
      Year                 18.30      16.78      14.73      15.60      14.41      13.86         --         --         --         --
   No. of Units            2,448        517        517      3,653      3,657      5,725         --         --         --         --
GROWTH & INCOME FUND (MERGED INTO GROWTH & INCOME TRUST II EFF 4-29-05) (NOW GROWTH & INCOME TRUST) - NAV SHARES
   (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       6.95       5.66       7.36       8.82
   Value at End of
      Year                    --         --         --         --         --         --       7.61       6.95       5.66       7.36
   Rev Value No. of
      Units                   --         --         --         --         --         --  2,011,770  2,127,364  1,293,111  1,817,947
   Rev. Access No. of
      Units                   --         --         --         --         --         --    149,584    160,565    126,954  1,817,947
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    747,950    802,120    416,961  1,817,947
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.30       9.99      12.97      10.00
   Value at End of
      Year                    --         --         --         --         --         --      13.52      12.30       9.99      12.97
   No. of Units               --         --         --         --         --         --     15,633     16,765     11,472     17,169

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       6.95       5.66       7.36      10.00
   Value at End of
      Year                    --         --         --         --         --         --       7.61       6.95       5.66       7.36
   No. of Units               --         --         --         --         --         --    283,703    306,082    182,202    225,112
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.30       9.99      12.97      10.00
   Value at End of
      Year                    --         --         --         --         --         --      13.52      12.30       9.99      12.97
   No. of Units               --         --         --         --         --         --     54,413    145,833     26,987     92,665
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       6.95       5.66       7.36      10.00
   Value at End of
      Year                    --         --         --         --         --         --       7.61       6.95       5.66       7.36
   No. of Units               --         --         --         --         --         --  2,038,882  2,463,202  1,034,165  1,326,556
GROWTH & INCOME TRUST (MERGED INTO OPTIMIZED ALL CAP TRUST EFF 4-25-08) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --       9.12       8.19       7.61         --         --         --         --
   Value at End of
      Year                    --         --         --       9.37       9.12       8.19         --         --         --         --
   Rev Value No. of
      Units                   --         --         --  1,233,324  1,509,917  1,762,597         --         --         --         --
   Rev. Access No. of
      Units                   --         --         --    120,175    132,498    142,242         --         --         --         --
   Rev. Extra No. of
      Units                   --         --         --    436,434    522,234    682,260         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --      13.52         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --      14.58         --         --         --         --
   No. of Units               --         --         --         --         --     14,829         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --       9.12       8.19       7.61         --         --         --         --
   Value at End of
      Year                    --         --         --       9.37       9.12       8.19         --         --         --         --
   No. of Units               --         --         --    151,847    206,970    254,401         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --      16.28      14.58      13.52         --         --         --         --
   Value at End of
      Year                    --         --         --      16.77      16.28      14.58         --         --         --         --
   No. of Units               --         --         --      6,823     36,469     54,549         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --       9.12       8.19       7.61         --         --         --         --
   Value at End of
      Year                    --         --         --       9.37       9.12       8.19         --         --         --         --
   No. of Units               --         --         --    818,413  1,071,538  1,515,204         --         --         --         --
HEALTH SCIENCES FUND (REPLACED BY HEALTH SCIENCES TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-01-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      10.00       7.69       9.73      10.00
   Value at End of
      Year                    --         --         --         --         --         --      10.98      10.00       7.69       9.73
   Rev Value No. of
      Units                   --         --         --         --         --         --    127,989    138,303    129,645    100,786
   Rev. Access No. of
      Units                   --         --         --         --         --         --     13,508     15,522     15,340    100,786
   Rev. Extra No. of
      Units                   --         --         --         --         --         --     65,016     60,627     33,411    100,786
HEALTH SCIENCES TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 14.32      11.00      15.88      13.65      12.75      10.98         --         --         --         --
   Value at End of
      Year                 16.38      14.32      11.00      15.88      13.65      12.75         --         --         --         --
   Rev Value No. of
      Units               43,959     59,435     80,893    102,996    123,120    130,066         --         --         --         --
   Rev. Access No. of
      Units                1,222      1,255      1,468      1,523      1,574      4,983         --         --         --         --
   Rev. Extra No. of
      Units               27,490     32,739     44,129     55,554     64,344     68,732         --         --         --         --
HIGH YIELD BOND FUND (REPLACED BY HIGH YIELD TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       9.90       8.60       9.12       9.04
   Value at End of
      Year                    --         --         --         --         --         --      10.57       9.90       8.60       9.12
   Rev Value No. of
      Units                   --         --         --         --         --         --    551,124    626,689    477,166    644,021
   Rev. Access No. of
      Units                   --         --         --         --         --         --     89,295     97,589     77,833    644,021
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    238,160    234,126    149,911    644,021

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      10.10       8.76       9.26       9.16
   Value at End of
      Year                    --         --         --         --         --         --      10.82      10.10       8.76       9.26
   No. of Units               --         --         --         --         --         --         --      6,229      2,466      2,470
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       9.98       8.67       9.19       9.11
   Value at End of
      Year                    --         --         --         --         --         --      10.66       9.98       8.67       9.19
   No. of Units               --         --         --         --         --         --      5,093      6,395     11,108      9,657
HIGH YIELD TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 12.61       8.26      11.87      11.82      10.84      10.57         --         --         --         --
   Value at End of
      Year                 14.17      12.61       8.26      11.87      11.82      10.84         --         --         --         --
   Rev Value No. of
      Units              146,483    204,197    227,866    317,293    410,632    471,887         --         --         --         --
   Rev. Access No. of
      Units               42,887     47,839     34,468     60,756     71,458     77,829         --         --         --         --
   Rev. Extra No. of
      Units               71,477     72,858     85,158    116,666    150,806    212,388         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 12.61       8.26      11.87      11.82      10.84      10.66         --         --         --         --
   Value at End of
      Year                 14.17      12.61       8.26      11.87      11.82      10.84         --         --         --         --
   No. of Units            2,034      2,285      1,517      3,542      3,881      4,281         --         --         --         --
INTERNATIONAL EQUITY INDEX FUND (REPLACED BY INTERNATIONAL EQUITY INDEX TRUST B EFF 4-29-05) - NAV SHARES
   (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       9.49       6.77      10.00         --
   Value at End of
      Year                    --         --         --         --         --         --      11.27       9.49       6.77         --
   Rev Value No. of
      Units                   --         --         --         --         --         --    211,686    206,714      9,558         --
   Rev. Access No. of
      Units                   --         --         --         --         --         --     34,893     31,853        906         --
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    100,560    101,328      4,383         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       9.61       6.84       8.14      10.32
   Value at End of
      Year                    --         --         --         --         --         --      11.44       9.61       6.84       8.14
   No. of Units               --         --         --         --         --         --      8,050      8,075      8,099      8,123
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       9.49       6.77       8.08      10.27
   Value at End of
      Year                    --         --         --         --         --         --      11.27       9.49       6.77       8.08
   No. of Units               --         --         --         --         --         --     10,689     10,664     13,070     14,510
INTERNATIONAL EQUITY INDEX TRUST B - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 14.06      10.26      18.67      16.33      13.01      11.29         --         --         --         --
   Value at End of
      Year                 15.47      14.06      10.26      18.67      16.33      13.01         --         --         --         --
   Rev Value No. of
      Units              295,189    360,135    430,124    588,679    670,804    713,779         --         --         --         --
   Rev. Access No. of
      Units               81,987     96,102     97,211    106,507    116,598    128,613         --         --         --         --
   Rev. Extra No. of
      Units               92,013    115,464    133,152    194,823    246,859    257,900         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --      11.44         --         --         --         --
   Value at End of
      Year                    --         --      10.52         --         --      13.24         --         --         --         --
   No. of Units               --         --         --         --         --      8,026         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 14.06      10.26      18.67      16.33      13.01       9.49         --         --         --         --
   Value at End of
      Year                 15.47      14.06      10.26      18.67      16.33      13.01         --         --         --         --
   No. of Units            4,313      7,681      7,712      8,833      9,829      9,943         --         --         --         --
INTERNATIONAL VALUE TRUST - NAV SHARES (units first credited 5-03-2010)
Contracts with no Optional Benefits
   Value at Start of
      Year                 12.50         --         --         --         --         --         --         --         --         --
   Value at End of
      Year                 11.65         --         --         --         --         --         --         --         --         --
   Rev Value No. of
      Units              238,049         --         --         --         --         --         --         --         --         --
   Rev. Access No. of
      Units               36,871         --         --         --         --         --         --         --         --         --
   Rev. Extra No. of
      Units              105,863         --         --         --         --         --         --         --         --         --

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 12.50         --         --         --         --         --         --         --         --         --
   Value at End of
      Year                 11.65         --         --         --         --         --         --         --         --         --
   No. of Units            3,691         --         --         --         --         --         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 12.50         --         --         --         --         --         --         --         --         --
   Value at End of
      Year                 11.65         --         --         --         --         --         --         --         --         --
   No. of Units           40,017         --         --         --         --         --         --         --         --         --
JANUS ASPEN GLOBAL TECHNOLOGY (MERGED INTO TOTAL STOCK MARKET INDEX TRUST EFF 4-29-05) SERVICE CLASS SHARES
   (units first credited 5-01-2003)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      13.67      10.04         --         --
   Value at End of
      Year                    --         --         --         --         --         --      13.58      13.67         --         --
   Rev Value No. of
      Units                   --         --         --         --         --         --     10,639     18,973         --         --
   Rev. Access No. of
      Units                   --         --         --         --         --         --      1,095      1,101         --         --
   Rev. Extra No. of
      Units                   --         --         --         --         --         --      4,092      2,704         --         --
JANUS ASPEN WORLDWIDE GROWTH (MERGED INTO INTERNATIONAL EQUITY INDEX TRUST B EFF 4-29-05) SERVICE CLASS SHARES
   (units first credited 11-01-2000)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       6.19       5.07       6.90       9.04
   Value at End of
      Year                    --         --         --         --         --         --       6.39       6.19       5.07       6.90
   Rev Value No. of
      Units                   --         --         --         --         --         --    178,127    214,502    229,005    322,018
   Rev. Access No. of
      Units                   --         --         --         --         --         --     35,764     47,215     42,016    322,018
   Rev. Extra No. of
      Units                   --         --         --         --         --         --     52,533     53,367     51,239    322,018
LARGE CAP GROWTH FUND (REPLACED BY BLUE CHIP GROWTH TRUST EFF 4-29-05) - NAV SHARES (units first credited 3-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       7.19       5.79       8.13      10.00
   Value at End of
      Year                    --         --         --         --         --         --       7.41       7.19       5.79       8.13
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,439,838    540,715    167,749     77,662
   Rev. Access No. of
      Units                   --         --         --         --         --         --    146,532     49,259     10,413     77,662
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    489,849    128,549     20,683     77,662
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       7.28       5.85       8.19      10.03
   Value at End of
      Year                    --         --         --         --         --         --       7.52       7.28       5.85       8.19
   No. of Units               --         --         --         --         --         --     17,276     12,579     13,586     48,418
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       7.19       5.79       8.13       9.98
   Value at End of
      Year                    --         --         --         --         --         --       7.41       7.19       5.79       8.13
   No. of Units               --         --         --         --         --         --     59,258     50,560     53,908     74,845
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       6.97         --         --         --
   Value at End of
      Year                    --         --         --         --         --         --       7.52         --         --         --
   No. of Units               --         --         --         --         --         --     34,293         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       6.87         --         --         --
   Value at End of
      Year                    --         --         --         --         --         --       7.41         --         --         --
   No. of Units               --         --         --         --         --         --    142,526         --         --         --
LARGE CAP GROWTH FUND B (FORMERLY LARGE CAP AGGRESSIVE GROWTH FUND) (MERGED INTO LARGE CAP GROWTH FUND EFF 11-01-04)
NAV SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --         --       5.48       8.09       9.60
   Value at End of
      Year                    --         --         --         --         --         --         --       7.13       5.48       8.09
   Rev Value No. of
      Units                   --         --         --         --         --         --         --    609,843    681,954  1,205,414
   Rev. Access No. of
      Units                   --         --         --         --         --         --         --     45,760     78,966  1,205,414
   Rev. Extra No. of
      Units                   --         --         --         --         --         --         --    294,010    322,673  1,205,414

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
LARGE CAP GROWTH TRUST (MERGED INTO CAPITAL APPRECIATION TRUST EFF 4-28-06) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --       3.70         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --       3.71         --         --         --         --
   Rev Value No. of
      Units                   --         --         --         --         --    975,667         --         --         --         --
   Rev. Access No. of
      Units                   --         --         --         --         --    100,095         --         --         --         --
   Rev. Extra No. of
      Units                   --         --         --         --         --    159,332         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --       7.31         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --      11.77         --         --         --         --
   No. of Units               --         --         --         --         --      4,708         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --       3.70         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --       3.71         --         --         --         --
   No. of Units               --         --         --         --         --    118,078         --         --         --         --
LARGE CAP VALUE FUND (REPLACED BY EQUITY-INCOME TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      12.08       9.75      11.38      10.00
   Value at End of
      Year                    --         --         --         --         --         --      13.72      12.08       9.75      11.38
   Rev Value No. of
      Units                   --         --         --         --         --         --    619,096    601,394    483,868    334,667
   Rev. Access No. of
      Units                   --         --         --         --         --         --     94,674     91,386     50,708    334,667
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    209,987    155,358     97,450    334,667
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.23       9.84      11.46      11.44
   Value at End of
      Year                    --         --         --         --         --         --      13.93      12.23       9.84      11.46
   No. of Units               --         --         --         --         --         --     22,174     54,141     54,818     47,784
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.08       9.75      11.38      11.38
   Value at End of
      Year                    --         --         --         --         --         --      13.72      12.08       9.75      11.38
   No. of Units               --         --         --         --         --         --     35,552     40,103     45,084     69,954
LIFESTYLE BALANCED TRUST - NAV SHARES (units first credited 11-07-2008)
Contracts with no Optional Benefits
   Value at Start of
      Year                 10.86       8.40       8.49         --         --         --         --         --         --         --
   Value at End of
      Year                 11.99      10.86       8.40         --         --         --         --         --         --         --
   Rev Value No. of
      Units              416,097    466,251    579,379         --         --         --         --         --         --         --
   Rev. Access No. of
      Units               68,164     25,481     21,983         --         --         --         --         --         --         --
   Rev. Extra No. of
      Units               92,437    103,362         --         --         --         --         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --       9.54         --         --         --         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --         --         --         --         --         --
   No. of Units               --         --         --         --         --         --         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 11.91       9.21       9.31         --         --         --         --         --         --         --
   Value at End of
      Year                 13.14      11.91       9.21         --         --         --         --         --         --         --
   No. of Units            3,302      2,888      4,005         --         --         --         --         --         --         --
MANAGED FUND (MERGED INTO MANAGED TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       9.41       8.00       9.34       9.73
   Value at End of
      Year                    --         --         --         --         --         --      10.05       9.41       8.00       9.34
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,168,263  1,277,365  1,159,355    868,814
   Rev. Access No. of
      Units                   --         --         --         --         --         --     65,821     73,227     80,473    868,814
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    166,993    185,973    154,757    868,814
Patriot Contracts with no O ptional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      10.31       8.77      10.24      10.67
   Value at End of
      Year                    --         --         --         --         --         --      11.02      10.31       8.77      10.24
   No. of Units               --         --         --         --         --         --     16,131     17,668     19,124     20,975

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
MANAGED TRUST (MERGED INTO LIFESTYLE BALANCED TRUST EFF 11-07-08) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --      10.82      10.19      10.05         --         --         --         --
   Value at End of
      Year                    --         --         --      10.90      10.82      10.19         --         --         --         --
   Rev Value No. of
      Units                   --         --         --    735,180    837,115  1,037,978         --         --         --         --
   Rev. Access No. of
      Units                   --         --         --     27,832     31,340     61,630         --         --         --         --
   Rev. Extra No. of
      Units                   --         --         --    139,748    153,056    163,956         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --      11.86      11.17      11.02         --         --         --         --
   Value at End of
      Year                    --         --         --      11.94      11.86      11.17         --         --         --         --
   No. of Units               --         --         --      6,463     10,572     14,098         --         --         --         --
MFS INVESTORS GROWTH STOCK (MERGED INTO 500 INDEX TRUST B EFF 4-29-05) - INITIAL CLASS SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       7.46       6.14       8.58      11.45
   Value at End of
      Year                    --         --         --         --         --         --       8.05       7.46       6.14       8.58
   Rev Value No. of
      Units                   --         --         --         --         --         --    641,118    715,159    723,032  1,280,675
   Rev. Access No. of
      Units                   --         --         --         --         --         --    121,589    132,909    146,522  1,280,675
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    253,985    281,892    331,636  1,280,675
MFS NEW DISCOVERY (MERGED INTO SMALL CAP INDEX TRUST EFF 4-29-05) - INITIAL CLASS SHARES (units first credited 5-01-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      12.35       9.35      13.85      14.77
   Value at End of
      Year                    --         --         --         --         --         --      12.99      12.35       9.35      13.85
   Rev Value No. of
      Units                   --         --         --         --         --         --    225,250    256,805    277,963    533,377
   Rev. Access No. of
      Units                   --         --         --         --         --         --     57,556     76,297     83,268    533,377
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    103,634    117,145    144,140    533,377
MFS RESEARCH FUND (MERGED INTO TOTAL STOCK MARKET INDEX TRUST EFF 4-29-05) - INITIAL CLASS SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       7.95       6.46       8.67      11.14
   Value at End of
      Year                    --         --         --         --         --         --       9.10       7.95       6.46       8.67
   Rev Value No. of
      Units                   --         --         --         --         --         --    517,686    578,045    621,468    970,571
   Rev. Access No. of
      Units                   --         --         --         --         --         --     38,062     49,422     68,797    970,571
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    160,507    183,241    177,806    970,571
MID CAP GROWTH FUND (REPLACED BY MID CAP STOCK TRUST EFF 4-29-05) - NAV SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      23.49      16.19      20.79      20.47
   Value at End of
      Year                    --         --         --         --         --         --      25.90      23.49      16.19      20.79
   Rev Value No. of
      Units                   --         --         --         --         --         --    210,494    228,854    200,020    242,085
   Rev. Access No. of
      Units                   --         --         --         --         --         --     28,188     29,359     29,475    242,085
   Rev. Extra No. of
      Units                   --         --         --         --         --         --     65,986     67,961     57,788    242,085
MID CAP INDEX TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 11.87       8.79      13.99      13.17      12.15      11.31         --         --         --         --
   Value at End of
      Year                 14.78      11.87       8.79      13.99      13.17      12.15         --         --         --         --
   Rev Value No. of
      Units               26,559     26,515     34,418     43,736     56,057     52,742         --         --         --         --
   Rev. Access No. of
      Units                1,243      4,330      4,933      7,744     10,746     11,718         --         --         --         --
   Rev. Extra No. of
      Units               10,408      9,480      9,935     10,108      6,412      6,834         --         --         --         --
MID CAP STOCK TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 23.89      22.94      41.30      33.84      30.14      25.90         --         --         --         --
   Value at End of
      Year                 23.89      23.89      22.94      41.30      33.84      30.14         --         --         --         --
   Rev Value No. of
      Units               82,978     96,492    127,520    161,299    181,786    207,932         --         --         --         --
   Rev. Access No. of
      Units               14,872     16,484     18,794     21,306     24,574     25,048         --         --         --         --
   Rev. Extra No. of
      Units               17,886     23,543     29,692     46,933     60,077     63,351         --         --         --         --

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
MID CAP VALUE B FUND (FORMERLY SMALL MIDCAP CORE FUND) (MERGED INTO MID VALUE TRUST EFF 4-29-05) - NAV SHARES
   (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      15.68      10.94      13.06      13.16
   Value at End of
      Year                    --         --         --         --         --         --      18.39      15.68      10.94      13.06
   Rev Value No. of
      Units                   --         --         --         --         --         --    293,358    231,918    215,620    220,092
   Rev. Access No. of
      Units                   --         --         --         --         --         --     54,371     39,919     41,956    220,092
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    128,593     70,945     67,848    220,092
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.91      10.38      12.36      12.42
   Value at End of
      Year                    --         --         --         --         --         --      17.53      14.91      10.38      12.36
   No. of Units               --         --         --         --         --         --      9,924      4,305      5,358      6,506
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      14.73      10.27      12.27      12.36
   Value at End of
      Year                    --         --         --         --         --         --      17.27      14.73      10.27      12.27
   No. of Units               --         --         --         --         --         --     16,112     16,311     15,084     19,421
MID CAP VALUE FUND (MERGED INTO MID CAP VALUE B FUND EFF 11-01-04) - NAV SHARES (units first credited 5-01-2003)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --         --      10.00         --         --
   Value at End of
      Year                    --         --         --         --         --         --         --      13.56         --         --
   Rev Value No. of
      Units                   --         --         --         --         --         --         --     27,470         --         --
   Rev. Access No. of
      Units                   --         --         --         --         --         --         --      8,029         --         --
   Rev. Extra No. of
      Units                   --         --         --         --         --         --         --     32,051         --         --
MID VALUE TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 21.45      14.85      23.01      23.18      19.50      18.39         --         --         --         --
   Value at End of
      Year                 24.60      21.45      14.85      23.01      23.18      19.50         --         --         --         --
   Rev Value No. of
      Units               82,225    106,217    142,852    198,422    253,569    300,424         --         --         --         --
   Rev. Access No. of
      Units               28,878     32,840     33,304     35,077     37,722     39,761         --         --         --         --
   Rev. Extra No. of
      Units               33,857     37,743     52,219     71,890    101,242    115,752         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --      17.53         --         --         --         --
   Value at End of
      Year                    --         --      14.30         --         --      18.64         --         --         --         --
   No. of Units               --         --         --         --         --      9,229         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 20.14      13.94      21.61      21.77      18.32      17.27         --         --         --         --
   Value at End of
      Year                 23.10      20.14      13.94      21.61      21.77      18.32         --         --         --         --
   No. of Units            1,698      3,811      2,541      4,893      7,555     12,517         --         --         --         --
MONEY MARKET FUND (REPLACED BY MONEY MARKET TRUST B EFF 4-29-05) - NAV SHARES (units first credited 5-01-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      10.12      10.15      10.12      10.00
   Value at End of
      Year                    --         --         --         --         --         --      10.10      10.12      10.15      10.12
   Rev Value No. of
      Units                   --         --         --         --         --         --  1,589,131  2,054,260  2,479,251  4,289,180
   Rev. Access No. of
      Units                   --         --         --         --         --         --    333,841    346,239  1,018,815  4,289,180
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    549,370    837,553  1,371,649  4,289,180
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.16      12.17      12.11      10.00
   Value at End of
      Year                    --         --         --         --         --         --      12.17      12.16      12.17      12.11
   No. of Units               --         --         --         --         --         --     65,316     83,691     86,772     92,991
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      10.12      10.15      10.12      10.00
   Value at End of
      Year                    --         --         --         --         --         --      10.10      10.12      10.15      10.12
   No. of Units               --         --         --         --         --         --     63,446     62,638     67,782     53,661
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.16      12.17      12.11      10.00
   Value at End of
      Year                    --         --         --         --         --         --      12.17      12.16      12.17      12.11
   No. of Units               --         --         --         --         --         --     17,913     23,367     28,641     20,225

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      10.12      10.15      10.12      10.00
   Value at End of
      Year                    --         --         --         --         --         --      10.10      10.12      10.15      10.12
   No. of Units               --         --         --         --         --         --    288,851    412,229    552,435    457,386
MONEY MARKET TRUST B - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 11.01      11.09      11.00      10.62      10.27      10.10         --         --         --         --
   Value at End of
      Year                 10.87      11.01      11.09      11.00      10.62      10.27         --         --         --         --
   Rev Value No. of
      Units              815,997    996,976  1,415,112  1,196,751  1,222,919  1,263,530         --         --         --         --
   Rev. Access No. of
      Units              203,447    211,288    245,234    247,288    217,207    246,064         --         --         --         --
   Rev. Extra No. of
      Units              328,791    430,550    523,249    584,561    545,460    469,050         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                 13.42      13.49      13.35      12.86      12.40      12.17         --         --         --         --
   Value at End of
      Year                 13.30      13.42      13.49      13.35      12.86      12.40         --         --         --         --
   No. of Units            4,178      4,935      4,781      5,458      7,794     63,596         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 11.01      11.09      11.00      10.62      10.27      10.10         --         --         --         --
   Value at End of
      Year                 10.87      11.01      11.09      11.00      10.62      10.27         --         --         --         --
   No. of Units           29,071     34,314     51,279     61,001     60,716     53,013         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                 13.42      13.49      13.35      12.86      12.40      12.17         --         --         --         --
   Value at End of
      Year                 13.30      13.42      13.49      13.35      12.86      12.40         --         --         --         --
   No. of Units           22,796        189     29,089     32,708     10,752     13,773         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 11.01      11.09      11.00      10.62      10.27      10.10         --         --         --         --
   Value at End of
      Year                 10.87      11.01      11.09      11.00      10.62      10.27         --         --         --         --
   No. of Units           70,645     71,235    113,177    122,938    189,082    213,156         --         --         --         --
OPTIMIZED ALL CAP TRUST - NAV SHARES (units first credited 4-25-2008)
Contracts with no Optional Benefits
   Value at Start of
      Year                  6.48       5.11       8.56         --         --         --         --         --         --         --
   Value at End of
      Year                  7.65       6.48       5.11         --         --         --         --         --         --         --
   Rev Value No. of
      Units              577,029    737,377    914,124         --         --         --         --         --         --         --
   Rev. Access No. of
      Units               69,273     78,073    107,884         --         --         --         --         --         --         --
   Rev. Extra No. of
      Units              219,547    282,711    351,659         --         --         --         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                  6.48       5.11       8.56         --         --         --         --         --         --         --
   Value at End of
      Year                  7.65       6.48       5.11         --         --         --         --         --         --         --
   No. of Units           54,105     82,225    100,794         --         --         --         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                  6.48       5.11       8.56         --         --         --         --         --         --         --
   Value at End of
      Year                  7.65       6.48       5.11         --         --         --         --         --         --         --
   No. of Units          418,357    504,020    567,826         --         --         --         --         --         --         --
OVERSEAS EQUITY B FUND (MERGED INTO OVERSEAS EQUITY TRUST EFF 4-29-05) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       8.79       6.72       8.33      10.00
   Value at End of
      Year                    --         --         --         --         --         --       9.64       8.79       6.72       8.33
   Rev Value No. of
      Units                   --         --         --         --         --         --    694,057    301,848    190,914     20,457
   Rev. Access No. of
      Units                   --         --         --         --         --         --    102,357     16,942     18,535     20,457
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    262,113    137,661     75,514     20,457
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       8.90       6.79       8.39      10.72
   Value at End of
      Year                    --         --         --         --         --         --       9.78       8.90       6.79       8.39
   No. of Units               --         --         --         --         --         --      5,820      4,791      6,084      7,494
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       8.79       6.72       8.33      10.66
   Value at End of
      Year                    --         --         --         --         --         --       9.64       8.79       6.72       8.33
   No. of Units               --         --         --         --         --         --     43,870     38,739     42,177     48,242

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       8.90       6.79      10.00         --
   Value at End of
      Year                    --         --         --         --         --         --       9.78       8.90       6.79         --
   No. of Units               --         --         --         --         --         --      9,076      7,752      7,963         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       8.79       6.72      10.00         --
   Value at End of
      Year                    --         --         --         --         --         --       9.64       8.79       6.72         --
   No. of Units               --         --         --         --         --         --     95,289    102,807    103,370         --
OVERSEAS EQUITY C FUND (FORMERLY EMERGING MARKETS EQUITY FUND) (MERGED INTO OVERSEAS EQUITY B EFF 11-01-04) - NAV SHARES
   (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --         --       9.07       9.85      10.00
   Value at End of
      Year                    --         --         --         --         --         --         --      14.06       9.07       9.85
   Rev Value No. of
      Units                   --         --         --         --         --         --         --     33,986     17,395      7,941
   Rev. Access No. of
      Units                   --         --         --         --         --         --         --      4,792      2,150      7,941
   Rev. Extra No. of
      Units                   --         --         --         --         --         --         --     20,573      7,320      7,941
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --       9.07       9.85      10.35
   Value at End of
      Year                    --         --         --         --         --         --         --      14.06       9.07       9.85
   No. of Units               --         --         --         --         --         --         --      6,003      8,809      7,313
OVERSEAS EQUITY FUND (MERGED INTO OVERSEAS EQUITY B FUND EFF 11-01-04) - NAV SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --         --       9.96      10.76      11.65
   Value at End of
      Year                    --         --         --         --         --         --         --      13.75       9.96      10.76
   Rev Value No. of
      Units                   --         --         --         --         --         --         --    201,570    174,540    128,318
   Rev. Access No. of
      Units                   --         --         --         --         --         --         --     35,964     24,431    128,318
   Rev. Extra No. of
      Units                   --         --         --         --         --         --         --     41,367     28,672    128,318
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --       7.79       8.42       9.12
   Value at End of
      Year                    --         --         --         --         --         --         --      10.76       7.79       8.42
   No. of Units               --         --         --         --         --         --         --      6,486      4,448      4,508
OVERSEAS EQUITY TRUST (MERGED INTO INTERNATIONAL VALUE TRUST EFF 5-03-10) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --       8.48      14.81      13.33      11.27       9.64         --         --         --         --
   Value at End of
      Year                    --      10.95       8.48      14.81      13.33      11.27         --         --         --         --
   Rev Value No. of
      Units                   --    306,223    361,051    518,546    583,528    613,845         --         --         --         --
   Rev. Access No. of
      Units                   --     41,208     49,501     55,768     60,848     82,171         --         --         --         --
   Rev. Extra No. of
      Units                   --    122,581    145,618    196,646    215,947    217,607         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --       9.78         --         --         --         --
   Value at End of
      Year                    --         --         --         --         --      11.47         --         --         --         --
   No. of Units               --         --         --         --         --      4,986         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --       8.48      14.81      13.33      11.27       9.64         --         --         --         --
   Value at End of
      Year                    --      10.95       8.48      14.81      13.33      11.27         --         --         --         --
   No. of Units               --      9,970     10,062     15,425     25,085     36,329         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --      11.47       9.78         --         --         --         --
   Value at End of
      Year                    --         --         --         --      13.60      11.47         --         --         --         --
   No. of Units               --         --         --         --      2,952     12,021         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --       8.48      14.81      13.33      11.27       9.64         --         --         --         --
   Value at End of
      Year                    --      10.95       8.48      14.81      13.33      11.27         --         --         --         --
   No. of Units               --     43,619     49,398     58,092     73,639     80,279         --         --         --         --

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
REAL ESTATE EQUITY FUND (REPLACED BY REAL ESTATE SECURITIES TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      15.47      11.44      11.43      10.95
   Value at End of
      Year                    --         --         --         --         --         --      20.85      15.47      11.44      11.43
   Rev Value No. of
      Units                   --         --         --         --         --         --    253,425    267,781    217,276    138,332
   Rev. Access No. of
      Units                   --         --         --         --         --         --     31,913     48,314     48,847    138,332
   Rev. Extra No. of
      Units                   --         --         --         --         --         --     88,926     86,358     68,106    138,332
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      17.95      13.24      13.20      12.61
   Value at End of
      Year                    --         --         --         --         --         --      24.26      17.95      13.24      13.20
   No. of Units               --         --         --         --         --         --     10,542     11,719     11,722     11,726
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      17.72      13.11      13.10      12.54
   Value at End of
      Year                    --         --         --         --         --         --      23.89      17.72      13.11      13.10
   No. of Units               --         --         --         --         --         --      6,087      6,937      3,182      2,869
REAL ESTATE SECURITIES TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 20.26      15.75      26.31      31.55      23.24      20.85         --         --         --         --
   Value at End of
      Year                 25.85      20.26      15.75      26.31      31.55      23.12         --         --         --         --
   Rev Value No. of
      Units               46,232     62,684    109,404    147,035    210,402    235,518         --         --         --         --
   Rev. Access No. of
      Units               14,810     14,809     20,191     19,335     22,181     25,551         --         --         --         --
   Rev. Extra No. of
      Units               27,717     37,132     41,180     54,623     63,742     72,842         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                 50.59      39.23      65.38      78.20      57.17      24.26         --         --         --         --
   Value at End of
      Year                 64.71      50.59      39.23      65.38      78.20      57.17         --         --         --         --
   No. of Units               59         59         59         59         --      4,971         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --      15.75      26.31      31.55      23.12      23.89         --         --         --         --
   Value at End of
      Year                    --      20.26      15.75      26.31      31.55      23.12         --         --         --         --
   No. of Units               --      4,546      4,546      5,465      7,545      9,394         --         --         --         --
SHORT TERM GOVERNMENT INCOME TRUST - NAV SHARES (units first credited 5-03-2010)
Contracts with no Optional Benefits
   Value at Start of
      Year                 15.10         --         --         --         --         --         --         --         --         --
   Value at End of
      Year                 15.85         --         --         --         --         --         --         --         --         --
   Rev Value No. of
      Units              180,920         --         --         --         --         --         --         --         --         --
   Rev. Access No. of
      Units               47,015         --         --         --         --         --         --         --         --         --
   Rev. Extra No. of
      Units               67,455         --         --         --         --         --         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 12.30         --         --         --         --         --         --         --         --         --
   Value at End of
      Year                 12.92         --         --         --         --         --         --         --         --         --
   No. of Units              828         --         --         --         --         --         --         --         --         --
SHORT-TERM BOND FUND (MERGED INTO SHORT-TERM BOND TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      15.04      14.82      14.20      13.30
   Value at End of
      Year                    --         --         --         --         --         --      15.07      15.04      14.82      14.20
   Rev Value No. of
      Units                   --         --         --         --         --         --    765,939    884,537    621,051    440,240
   Rev. Access No. of
      Units                   --         --         --         --         --         --     98,324    118,364    132,895    440,240
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    162,310    185,025    158,441    440,240
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.41      12.20      11.66      10.89
   Value at End of
      Year                    --         --         --         --         --         --      12.46      12.41      12.20      11.66
   No. of Units               --         --         --         --         --         --         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --      12.26      12.08      11.57      10.84
   Value at End of
      Year                    --         --         --         --         --         --      12.28      12.26      12.08      11.57
   No. of Units               --         --         --         --         --         --      7,734      7,829      5,826      6,019

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
SHORT-TERM BOND TRUST (MERGED INTO SHORT TERM GOVERNMENT INCOME TRUST EFF 5-03-10) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --      12.82      16.01      15.70      15.20      15.07         --         --         --         --
   Value at End of
      Year                    --      15.10      12.82      16.01      15.70      15.20         --         --         --         --
   Rev Value No. of
      Units                   --    277,348    290,944    364,019    513,093    617,842         --         --         --         --
   Rev. Access No. of
      Units                   --     41,608     45,656     62,900     67,792     79,284         --         --         --         --
   Rev. Extra No. of
      Units                   --     82,765     94,448    127,046    140,163    141,094         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --      10.45      13.05      12.79      12.39      12.28         --         --         --         --
   Value at End of
      Year                    --      12.30      10.45      13.05      12.79      12.39         --         --         --         --
   No. of Units               --        829      1,048     11,142      5,002      7,197         --         --         --         --
SMALL CAP EMERGING GROWTH FUND (MERGED INTO SMALL CAP GROWTH TRUST EFF 4-29-05) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --       8.23       5.60       7.90       8.30
   Value at End of
      Year                    --         --         --         --         --         --       8.90       8.23       5.60       7.90
   Rev Value No. of
      Units                   --         --         --         --         --         --    692,587    116,428    110,281     79,406
   Rev. Access No. of
      Units                   --         --         --         --         --         --     66,206     12,351      8,332     79,406
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    200,297     28,761     30,007     79,406
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       8.62       5.85       8.23       8.64
   Value at End of
      Year                    --         --         --         --         --         --       9.34       8.62       5.85       8.23
   No. of Units               --         --         --         --         --         --      4,203      7,749      8,574         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       8.52       5.79       8.17       8.60
   Value at End of
      Year                    --         --         --         --         --         --       9.21       8.52       5.79       8.17
   No. of Units               --         --         --         --         --         --     48,346     12,101     14,125     12,245
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       8.52         --         --         --
   Value at End of
      Year                    --         --         --         --         --         --       9.34         --         --         --
   No. of Units               --         --         --         --         --         --     23,421         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --       8.40         --         --         --
   Value at End of
      Year                    --         --         --         --         --         --       9.21         --         --         --
   No. of Units               --         --         --         --         --         --    316,019         --         --         --
SMALL CAP GROWTH FUND (MERGED INTO SMALL CAP EMERGING GROWTH FUND EFF 11-01-04) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --         --       9.81      14.19      16.44
   Value at End of
      Year                    --         --         --         --         --         --         --      12.39       9.81      14.19
   Rev Value No. of
      Units                   --         --         --         --         --         --         --    428,036    448,285    715,728
   Rev. Access No. of
      Units                   --         --         --         --         --         --         --     41,073     45,628    715,728
   Rev. Extra No. of
      Units                   --         --         --         --         --         --         --    143,040    134,266    715,728
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --      11.49      16.57      10.00
   Value at End of
      Year                    --         --         --         --         --         --         --      14.55      11.49      16.57
   No. of Units               --         --         --         --         --         --         --      2,478      2,478      2,702
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                     --         --         --         --         --         --         --       9.81      14.19      10.00
   Value at End of
      Year                     --         --         --         --         --         --         --      12.39       9.81      14.19
   No. of Units                --         --         --         --         --         --         --     29,375     31,651     35,009
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --      11.49      16.57      10.00
   Value at End of
      Year                    --         --         --         --         --         --         --      14.55      11.49      16.57
   No. of Units               --         --         --         --         --         --         --     24,095     29,369     50,072
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                    --         --         --         --         --         --         --       9.81      14.19      10.00
   Value at End of
      Year                    --         --         --         --         --         --         --      12.39       9.81      14.19
   No. of Units               --         --         --         --         --         --         --    250,519    270,532    334,521

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
SMALL CAP GROWTH TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 10.31       7.77      13.01      11.56      10.31       8.90         --         --         --         --
   Value at End of
      Year                 12.44      10.31       7.77      13.01      11.56      10.31         --         --         --         --
   Rev Value No. of
      Units              256,944    311,915    347,109    452,303    561,876    650,669         --         --         --         --
   Rev. Access No. of
      Units               31,044     36,629     38,785     42,586     51,201     51,319         --         --         --         --
   Rev. Extra No. of
      Units               63,257     77,922     94,270    129,808    170,356    182,932         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                 10.96       8.24      13.76      12.19      10.85       9.34         --         --         --         --
   Value at End of
      Year                 13.26      10.96       8.24      13.76      12.19      10.85         --         --         --         --
   No. of Units            1,481      2,465      3,721      4,203      4,203      4,203         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 10.67       8.03      13.46      11.95      10.67       9.21         --         --         --         --
   Value at End of
      Year                 12.87      10.67       8.03      13.46      11.95      10.67         --         --         --         --
   No. of Units            5,727     12,153     12,349     16,165     18,525     42,275         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --      13.76      12.19      10.85       9.34         --         --         --         --
   Value at End of
      Year                 13.26         --       8.24      13.76      12.19      10.85         --         --         --         --
   No. of Units            4,319         --      2,052      2,052     10,518     25,657         --         --         --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 10.67       8.03      13.46      11.95      10.67       9.21         --         --         --         --
   Value at End of
      Year                 12.87      10.67       8.03      13.46      11.95      10.67         --         --         --         --
   No. of Units           86,180     99,121    104,644    141,109    183,334    268,773         --         --         --         --
SMALL CAP INDEX TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 11.49       9.19      14.03      14.51      12.49      12.99         --         --         --         --
   Value at End of
      Year                 14.35      11.49       9.19      14.03      14.51      12.49         --         --         --         --
   Rev Value No. of
      Units               91,940     97,141    130,164    152,792    193,514    214,291         --         --         --         --
   Rev. Access No. of
      Units               26,778     35,350     42,141     45,838     52,121     53,815         --         --         --         --
   Rev. Extra No. of
      Units               25,892     28,944     41,777     67,072     88,093     95,089         --         --         --         --
SMALL CAP VALUE FUND (MERGED INTO SMALL CAP VALUE TRUST EFF 4-29-05) - NAV SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      20.54      15.07      16.31      13.87
   Value at End of
      Year                    --         --         --         --         --         --      25.43      20.54      15.07      16.31
   Rev Value No. of
      Units                   --         --         --         --         --         --    444,257    467,842    467,201    546,648
   Rev. Access No. of
      Units                   --         --         --         --         --         --     63,114     79,351     81,318    546,648
   Rev. Extra No. of
      Units                   --         --         --         --         --         --    123,938    137,936    128,046    546,648
SMALL CAP VALUE TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 28.79      22.64      31.01      32.34      27.44      25.43         --         --         --         --
   Value at End of
      Year                 35.87      28.79      22.64      31.01      32.34      27.44         --         --         --         --
   Rev Value No. of
      Units              111,926    142,150    179,170    248,004    333,449    377,974         --         --         --         --
   Rev. Access No. of
      Units               26,464     33,253     38,734     43,470     48,214     60,124         --         --         --         --
   Rev. Extra No. of
      Units               30,115     39,230     54,200     75,774     99,137    112,417         --         --         --         --
TOTAL BOND MARKET TRUST B (FORMERLY BOND INDEX TRUST B) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 15.57      14.84      14.20      13.42      13.06      12.91         --         --         --         --
   Value at End of
      Year                 16.38      15.57      14.84      14.20      13.42      13.06         --         --         --         --
   Rev Value No. of
      Units              157,497    231,983    286,085    392,704    519,385    618,333         --         --         --         --
   Rev. Access No. of
      Units               32,459     34,899     38,594     38,237     43,712     59,493         --         --         --         --
   Rev. Extra No. of
      Units               67,742     80,849    115,535    131,724    150,735    168,737         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of
      Year                    --         --         --         --         --      13.12         --         --         --         --
   Value at End of
      Year                    --         --      15.22         --         --      13.30         --         --         --         --
   No. of Units               --         --         --         --         --      9,826         --         --         --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of
      Year                 15.59      14.85      14.21      13.43      13.07      12.92         --         --         --         --
   Value at End of
      Year                 16.39      15.59      14.85      14.21      13.43      13.07         --         --         --         --
   No. of Units            1,933      2,522      8,892      5,318      5,432      7,696         --         --         --         --

Revolution, Declaration


                         YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                         ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                       12/31/10   12/31/09   12/31/08   12/31/07   12/31/06   12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
                      ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
TOTAL RETURN BOND FUND (REPLACED BY TOTAL RETURN TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-01-2003)
Contracts with no Optional Benefits
   Value at Start of
      Year                    --         --         --         --         --         --      10.11      10.00         --         --
   Value at End of
      Year                    --         --         --         --         --         --      10.46      10.11         --         --
   Rev Value No. of
      Units                   --         --         --         --         --         --    101,935     85,139         --         --
   Rev. Access No. of
      Units                   --         --         --         --         --         --      9,789     10,515         --         --
   Rev. Extra No. of
      Units                   --         --         --         --         --         --     44,923     61,613         --         --
TOTAL RETURN TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 13.30      11.84      11.67      10.88      10.63      10.46         --         --         --         --
   Value at End of
      Year                 14.14      13.30      11.84      11.67      10.88      10.63         --         --         --         --
   Rev Value No. of
      Units              149,114    198,366    242,785    185,403    158,257    154,807         --         --         --         --
   Rev. Access No. of
      Units               37,023     29,906     27,102     11,694     14,272     14,021         --         --         --         --
   Rev. Extra No. of
      Units               41,399     52,493     58,155     90,593     87,943     74,581         --         --         --         --
TOTAL STOCK MARKET INDEX TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of
      Year                 11.91       9.35      15.07      14.51      12.74      12.50         --         --         --         --
   Value at End of
      Year                 13.79      11.91       9.35      15.07      14.51      12.74         --         --         --         --
   Rev Value No. of
      Units              366,090    498,006    647,535    933,262  1,117,167  1,374,019         --         --         --         --
   Rev. Access No. of
      Units               96,863    104,036    114,803    120,127    130,048    154,546         --         --         --         --
   Rev. Extra No. of
      Units              144,982    167,529    209,661    275,782    405,193    444,705         --         --         --         --

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                    To obtain a John Hancock Variable Annuity




         Separate Account T Statement of Additional Information ("SAI")




                              Send this request to:



                          John Hancock Variable Annuity
                             Separate Account T SAI
                      John Hancock Annuities Service Center
                              Post Office Box 9505
                            Portsmouth, NH 03802-9505



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      Please send me the Statement of Additional Information for DECLARATION VARIABLE ANNUITY, PATRIOT VARIABLE ANNUITY, REVOLUTION ACCESS VARIABLE ANNUITY, REVOLUTION EXTRA VARIABLE ANNUITY OR REVOLUTION VALUE VARIABLE ANNUITY dated May 2, 2011, funded in John Hancock Life Insurance Company (U.S.A.) Separate Account T (formerly John Hancock Variable Annuity Account JF). We will mail the Statement of Additional Information applicable to contracts with the address of record written below. If no contracts are listed with the address of record written below, we may be unable to fulfill the request.



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